     As filed with the Securities and Exchange Commission on June 14, 1996
                                                       Registration No. 333-4380


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                 PRE-EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                              PARK BANCORP, INC.
                    PARK FEDERAL SAVINGS BANK 401(K) PLAN
  (exact name of registrant as specified in its certificate of incorporation)




        DELAWARE                           6035                  36-4082530
(state or other jurisdiction        (Primary Standard          (IRS Employer
    of incorporation                  Classification         Identification No.)
    or organization)                   Code Number)

                            2740 WEST 55TH STREET
                           CHICAGO, ILLINOIS  60632
                                (312) 434-6040
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                               DAVID A. REMIJAS
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          PARK FEDERAL SAVINGS BANK
                            2740 WEST 55TH STREET
                          CHICAGO, ILLINOIS  60632
                                (312) 434-6040
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
                             JOHN BRUNO, ESQUIRE
                         PATRICIA A. MURPHY, ESQUIRE
                          GEOFFREY W. RYAN, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE
                         5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                 (202) 362-0840

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /


- ------------------------------------------------------------------------------------------------
Title of each Class of          Amount to     Purchase Price   Aggregate Offering   Registration
Securities to be Registered   be Registered      Per Share           Price               Fee
- ------------------------------------------------------------------------------------------------
Common Stock                    3,174,000
$.01 par Value                    Shares          $10.00          $31,740,000             (1)
- ------------------------------------------------------------------------------------------------
Participation                     127,100
Interests                         Shares            --                 --                 (2)
- ------------------------------------------------------------------------------------------------


(1) The registration fee of $10,945 was previously paid upon the initial filing of the Form S-1.


(2) The securities of Park Bancorp, Inc. to be purchased by the Park Federal Savings Bank 401(k) Plan were included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests.
    In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              PARK BANCORP, INC.

     Cross Reference Sheet Showing Location in the Subscription and Community Offering Prospectus ("Prospectus") of Information Required by Items of Form S-l(1):

    Registration Statement Item and Caption      Prospectus Headings
    ------------------------------------------   -------------------------------
l.  Forepart of the Registration Statement and   Front Cover Page
    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Page     Inside Front and Outside Back
    of Prospectus                                Cover Pages

3.  Summary Information, Risk Factors and        Summary; Risk Factors
    Ratio of Earnings to Fixed Charges

4.  Use of Proceeds                              Use of Proceeds

5.  Determination of Offering Price              The Conversion -- Stock Pricing

6.  Dilution                                     Not Applicable

7.  Selling Security Holders                     Not Applicable

8.  Plan of Distribution                         Front Cover Page; The
                                                 Conversion -- Subscription
                                                 Offering and Subscription
                                                 Rights; --Community Offering;
                                                 Marketing and Underwriting
                                                 Arrangements

9.  Description of Securities to be Registered   The Conversion -- Certain
                                                 Restrictions on Purchases or
                                                 Transfer of Shares After
                                                 Conversion; Restrictions on
                                                 Acquisition of the Company and
                                                 the Bank; Description of
                                                 Capital Stock of the Company;
                                                 Description of Capital Stock of
                                                 of the Bank

10. Interests of Named Experts and Counsel       Not Applicable

11. Information with Respect to the Registrant   Front Cover Page; Park Bancorp,
                                                 Inc.; Park Federal Savings
                                                 Bank; Dividend Policy;
                                                 Market for the Common
                                                 Stock; Management's
                                                 Discussion and Analysis of
                                                 Financial Condition and
                                                 Results of Operations;
                                                 Business of the Bank;
                                                 Regulation; The Board of
                                                 Directors and Management of
                                                 the Company; The Board of
                                                 Directors and Management of
                                                 the Bank; The Conversion;
                                                 Description of Capital
                                                 Stock of the Company,
                                                 Description of Capital
                                                 Stock of the Bank;
                                                 Financial Statements

12. Disclosure of Commission Position on         Not Applicable
    Indemnification for Securities Act
    Liabilities


- -------------------
(1) Prospectus supplements precede the prospectus.

PROSPECTUS SUPPLEMENT

                              PARK BANCORP, INC.

                    PARK FEDERAL SAVINGS BANK 401 (k) PLAN

      This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Park Federal Savings Bank 401(k) Plan and Trust (the "Plan" or the "401(k) Plan") of participation interests and shares of Park Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), as set forth herein. The 401(k) Plan was previously known as the Park Federal Savings Bank Profit Sharing Plan.

      In connection with the proposed conversion of Park Federal Savings Bank (the "Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock saving bank, a holding company, Park Bancorp, Inc. has been formed. The simultaneous conversion of the Bank to the stock form, the issuance of the Bank's common stock to the Company, and the offer and sale of the Company's Common Stock to the public are herein referred to as the "Conversion." The Board of Directors of the Bank previously maintained a tax qualified defined contribution plan ("401(a) Plan") with assets invested at the direction of the 401(a) Plan's Trustee which, as amended, permits the investment of Plan assets in the Common Stock of Park Bancorp, Inc. and other investment alternatives described herein. The Plan as amended is now intended to be tax qualified under Section 401(k) of the Internal Revenue Code of 1986 as amended (the "Code"). The Plan will permit Participants to direct the trustee of the Plan to purchase Common Stock with amounts in the Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Stock in connection with the Conversion and also to elections to purchase Common Stock after the Conversion.

      The Prospectus dated [_______] of the Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank and the Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

      A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM PURCHASE LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION" AND "LIMITATIONS ON COMMON STOCK PURCHASES" IN THE PROSPECTUS.

      FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [________].

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE BANK OR THE PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR THE PLAN SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS ATTACHED HERETO AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

                        TABLE OF CONTENTS

                                                               PAGE

The Offering.................................................... 4

      Securities Offered........................................ 4
      Election to Purchase Common Stock in the
         Conversion............................................. 4
      Value of Participation Interests.......................... 4
      Method of Directing Transfer.............................. 4
      Time for Directing Transfer................................5
      Irrevocability of Transfer Direction.......................5
      Direction to Purchase Common Stock
         After the Conversion....................................5
      Purchase Price of Common Stock.............................5
      Nature of a Participant's Interest in the
         Common Stock............................................6
      Voting and Tender Rights of Common Stock...................6

Description of the Plan..........................................7

      Introduction...............................................7
      Eligibility and Participation..............................8
      Contributions under the Plan...............................8
      Limitations on Contributions...............................9
      Investment of Contributions...............................12
      Benefits Under the Plan...................................15
      Withdrawals and Distributions From the Plan...............15
      Administration of the Plan................................16
      Reports to Plan Participants..............................17
      Plan Administrator........................................17
      Amendment and Termination.................................17
      Merger, Consolidation or Transfer.........................18
      Federal Income Tax Consequences...........................18
      ERISA and Other Qualifications............................20
      Restrictions on Resale....................................21
      SEC Reporting and Short-Swing Profit Liability............21

Legal Opinions..................................................22
Investment Form.......................................Attachment A

                                THE OFFERING

SECURITIES OFFERED

      The securities offered hereby are participation interests in the Plan and up to 127,100 shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Company is the issuer of the Common Stock. Only employees of the Bank may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank and the Company is contained in the attached Prospectus. The address of the principal executive office of the Bank is 2740 West 55th Street, Chicago, Illinois 60632. The Bank's telephone number is (312) 434-6040.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

      In connection with the Bank's Conversion, the Bank has amended the Park Federal Savings Bank Profit Sharing Plan so that the Plan can now qualify each Participant to direct the trustee of the Plan ("Trustee") to transfer all or part of the funds which represent his or her beneficial interest in the assets of the Plan to an employer stock fund ("Employer Stock Fund") and to use such funds to purchase Common Stock issued in connection with the Conversion. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION -- SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

      The assets of the Plan are valued on a daily basis and each Participant can obtain the value of his or her beneficial interest in the Plan on a continued basis via the phones response system at [______________]. This value represents the market value of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

      The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. Each Participant should complete this form regardless of their intention to invest in the Employer Stock Fund.

TIME FOR DIRECTING TRANSFER

      The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is _______________, 1996. The Investment Form should be returned to ______________ in the Bank's Human Resources Department by 12:00 Noon, on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

      A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the reinvestment of their accounts ("Accounts") under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

      After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a portion, or all, of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to the other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan, by or on their behalf, be invested in the Employer Stock Fund or in the other investment funds. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant, with each change generally becoming effective on the second or third business day following the day the Plan Administrator receives a notice for such change. Special restrictions apply to transfers directed by those Participants who are executive officers, directors and principal shareholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PURCHASE PRICE OF COMMON STOCK

      The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion. After the Conversion the Trustee will purchase additional shares, when cash is contributed to the Employer Stock Fund. To the extent that an employee elects to invest in the Employer Stock Fund but is unable to receive the full order filled in the Conversion or any time thereafter, the Trustee will make such as available for purchase on the next available day the market for the Common Stock is open.

      Any shares of Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common

Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK


      The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Net earnings, e.g., gains and losses, are allocated to the Account of a Participant based on the particular investment designations of the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.


VOTING AND TENDER RIGHTS OF COMMON STOCK

      The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively. In the event of a tender offer for the Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                           DESCRIPTION OF THE PLAN

INTRODUCTION

      Effective as of [________________], the Bank amended the Plan, which restated the 401(a) Plan as last amended by the Bank effective December 28, 1994. The Plan was originally adopted January 1, 1989. The Plan is a cash or deferred arrangement established in accordance with the requirements under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      The Bank intends that the Plan, in operation, will comply with the requirements under Sections 401(a) and 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Bank may submit the Plan to the IRS for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

      EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.

      APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

      REFERENCE TO FULL TEXT OF PLAN. The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the Securities and Exchange Commission ("SEC"). Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

      Any employee of the Bank is eligible to participate and will become a Participant in the Plan on the first day of the payroll period immediately following completion of a minimum of 1,000 hours of service with the Bank within a twelve month period of employment and attainment of 21 years of age. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Bank are not eligible to participate in the Plan.

      As of May 31, 1995, there were approximately 33 employees eligible to participate in the Plan, and approximately 33 employees had elected to contribute to the Plan.

CONTRIBUTIONS UNDER THE PLAN

      PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement by an amount not more than 15% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "401(k) Account." For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable as W-2 wages for federal income tax withholding purposes but excluding overtime and fringe benefits. In addition a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan and contributions to the extent that base salary, wages and commissions do not exceed $50,000, will be considered Compensation for Plan purposes. Due to limitations in the Code, the annual Compensation of each Participant taken into account under the Plan shall be limited to $150,000 (adjusted for cost of living as permitted by the Code) and may be further limited for certain highly compensated employees for purposes of meeting discrimination testing under the Code. A Participant may elect to increase the amount contributed to the Plan under such Participant's salary reduction agreement, which changes generally become effective as soon as administratively feasible following receipt by the Plan Administrator of such change. You may decrease the amount contributed to the Plan as of the second full payroll period after notification is received by the Plan Administrator. Deferred contributions are generally transferred by the Bank to the Trustee of the Plan monthly.

      EMPLOYER MATCHING CONTRIBUTIONS. The Bank will make an annual contribution to the Plan of an amount equal to 50% of each eligible Participant's annual contributions to his or her 401(k) Account, up to a maximum of 6% of each Participant's annual compensation. Such amounts are credited to the Participants' 401(k) Account. To be eligible for an Employer Matching Contribution, a Participant must complete 1,000 or more Hours of Service during the Plan Year and remain employed through the end of the Plan Year for which the Employer Match is made. The amount of the Employer Matching Contribution is, however, subject each year to approval by the Board of Directors of the Bank and is not guaranteed for any period in the future.

      WHEN AN EMPLOYER MATCHING CONTRIBUTION IS MADE, IT WILL BE MADE IN THE FORM OF A CASH CONTRIBUTION INTO ALL OF THE INVESTMENT FUNDS IN WHICH THE PARTICIPANT IS INVESTED, INCLUDING THE EMPLOYER STOCK FUND. Employer Matching Contributions will be allocated among the investment funds on a pro rata basis according to fund balances. Amounts attributable to the Employer Matching Contribution may be re-allocated to any of the other investment alternatives by each Participant as could be done with the other monies in the Plan.

      PROFIT SHARING CONTRIBUTION.  The Plan also allows for the Profit
Sharing Contributions to be made by the Bank. Such Profit Sharing Contributions would be credited to the 401(k) Account of each Employee eligible to participate in the Plan and who is credited with 1,000 hours of service during a given Plan Year, regardless of whether that employee chooses to make a deferral of Compensation. The Profit Sharing Contribution is designed to be made in an amount determined by the Board and may be zero for a given year. Amounts attributable to a Profit Sharing Contribution and earnings thereon are subject to the vesting schedule set out herein. The Profit Sharing Contribution will be allocated pro rata based on the amount of the then current balances of the various investment funds, including the Employer Stock Fund, at the time the Profit Sharing Contribution is initially made. Participants may then direct the investment of the Profit Sharing Contribution in the same manner as any other contribution.

      ROLLOVER AMOUNT FROM OTHER PLANS. An employee eligible to participate in the Plan, who has satisfied the service requirements, who, as a result of a plan termination, termination of employment, disability, or attainment of age 59-1/2, has had distributed to such employee the entire interest in another plan which meets the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with Section 402(a)(5) of the Code, and procedures approved at the discretion of the Trustee, transfer the distribution received from the Other Plan to the Trustee.

LIMITATIONS ON CONTRIBUTIONS

      LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's 401(k) Contribution Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a compensation reduction agreement or any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, such excess will be disposed of as follows:

      (i) Any excess amount in the Participant's Account will be used to reduce the Bank's contributions for such Participant in the next Limitation Year, which is the same as the plan year, and each succeeding Limitation Year if necessary;

      (ii) If an excess amount still exists, and the Participant is NOT covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Bank contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

      (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

      However, if the annual addition limitations are exceeded with respect to a Participant in both the Plan and the defined benefit pension plan maintained by the Bank, the Participant's annual benefit under the pension plan will be reduced.

      $9,500 LIMITATION ON 401(k) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not in 1996 exceed $9,500, adjusted for increases in the cost of living as permitted by the Code. Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

      LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a plan year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the 401(k) Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferral percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferral percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Regular Account of such eligible employee by such eligible employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contribution percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

      In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), (2) received compensation from the Employer in excess of $100,000 (3) received compensation from the Employer in excess of $66,000 and was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the Plan Year, or (4) was at any time an officer of the Employer and received compensation in excess of $60,000 (a "Highly Compensated Employee"). The dollar amounts in the foregoing sentence are for 1995. Such amounts are adjusted annually to reflect increases in the cost of living. If the Employer does not have at least one officer whose annual compensation is in excess of $60,000, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

      In order to prevent the disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the Plan Year in which they arose.

      TOP-HEAVY PLAN REQUIREMENTS. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

      In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. "Key Employees" generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the employer, (3) a 5% owner of the employer, (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer) or (4) a 1% owner of the employer having annual compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

      All amounts credited to Participants' Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Account in various managed investment portfolios, described below. The Plan is intended to constitute an ERISA
Section 404(c) plan and fiduciaries may be relieved of liability for losses which are the result of Participant's investment decisions. A Participant may elect to change his investment directions with respect to both past contributions and for additional contributions to the Participant's accounts. These elections generally become effective on the first or second day next following the day the Plan Administrator receives the Participant's written notice or phone response notice of the elections. Elections may be made at least four times per year or more as administratively feasible. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee in Fund [___].

      Prior to the effective date of the Conversion, the Accounts of a Participant held in the Trust have been invested by the Trustee. Effective upon the Conversion, a Participant may invest all or a portion of his Accounts in the portfolios A through F described below. BEFORE MAKING INVESTMENT DECISIONS, PLEASE REVIEW THE PROSPECTUS AND INVESTMENT OPTION AND PERFORMANCE SUMMARIES FOR EACH FUND.


INVESTMENT FUND A - FEDERATED GNMA TRUST INSTITUTIONAL SHARES
                    This fund has current income as an objective and an investment concentration in GNMA securities. The fund is designed for rather conservative investors who are willing to accept some fluctuation in the value of their investment as interest rates change, but who want relative credit safety and monthly income.

INVESTMENT FUND B - DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND
                    The fund's investment objective is to provide you with as high a level of current income as is consistent with the preservation of capital. The fund invests primarily in government backed securities.

INVESTMENT FUND C - FIDELITY ADVISOR OVERSEAS FUND
                    This fund seeks growth through carefully researched investments outside of the United States, including the Far East, the Pacific Basin, Europe, and Latin America. This fund is designed for investors who are willing to ride out stock market fluctuations in pursuit of potentially high long-term returns. This fund vests for growth and does not pursue income.

INVESTMENT FUND D - FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND CLASS A
                    This fund pursues capital growth that exceeds market performance through investments in growth, cyclical and value stocks, and securities convertible to common stocks. This is a fund for investors who want to be invested in the stock market for its long-term growth potential. It is designed for investors who are willing to ride out stock market fluctuations in pursuit of potentially high long-term returns.

INVESTMENT FUND E - FIDELITY ADVISOR EQUITY INCOME FUND CLASS A
                    This fund seeks to obtain reasonable income from a portfolio consisting primarily of income-producing equity securities, with a secondary emphasis on growth potential. This fund is designed for those investors who seek a combination of growth and income from equity and some bond investments.

      A Participant may elect, to have both past and future contributions and additions to the Participant's Accounts invested either in the Employer Stock Fund or in such other managed portfolios listed above. These elections will generally be effective the second or third business day following the day of the plan administrators' receipt of such investment directions. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the Dreyfus Short-Intermediate Government Fund. Because investment allocations only are required to be made in increments of 1%, Participants can invest their Accounts in each of the six available investment funds. Lack of diversification with respect to the investment of a Participant's Account is not a significant risk given the investment options available to the Participants and the ability of Participants to make investment designations regularly.

      The net gain (or loss) in the Accounts from investments including the Employer Stock Fund (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined daily during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

      A.   INVESTMENT FUNDS PERFORMANCE.

      Prior to the Conversion, contributions under the Plan were invested by the trustee. Going forward each Participant will make his or her own investment decision. The funds, except for the Employer Stock Fund, all existed prior to their inclusion in this Plan; however, no assets of the Plan were invested in such funds. The annual percentage of returns on these funds, calculated prior to any fees being charged to the portfolio for 1995 was:

                                                          1994           1993           1992
                                                       ----------     ----------     ----------
A.  Federated GNMA Trust Institutional Shares             9.63%          N/A            N/A

B.  Dreyfus Short-Intermediate Government Fund            (.57)          8.29%          8.05%

C.  Fidelity Advisor Overseas Fund Class A                8.91           44.13         (5.88)

D.  Fidelity Advisor Growth Opportunities Fund Class A    8.71           28.11         12.09

E.  Fidelity Advisor Equity Income Fund Class A           8.84           18.03          4.88


      B.   THE EMPLOYER STOCK FUND.

      The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal elective periods. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank or thrift institution deposits including deposits with the Bank and other short-term investments.

      When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. The Bank expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

      To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the Conversion, the Board of the Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Company regarding the amount or timing of dividends, if any.

      As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

      INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

      VESTING. A Participant, has at all times a fully vested, nonforfeitable interest in all of his Contributions and the earnings thereon under the Plan. A Participant is 100% vested in all of his Account after the completion of five years of service under the Plan's five-year graded vesting schedule of

                                    Nonforfeitable
            Years of Service          Percentage
            ----------------          ----------

            Less than 3 .................20%
            4............................40%
            5............................60%
            6........................... 80%

            7 or more ..................100%


WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

      APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK

      WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. In certain circumstances, a Participant may make a withdrawal from his Accounts under the Plan pursuant to the hardship distribution rules under the Plan. These requirements insure that Participants have a true financial need before a withdrawal may be made. A Participant may make a withdrawal from his 401(k) Contribution Account after the age of 59 1/2.

     LOANS FROM THE PLAN. Loans are available to Participants from the Plan on terms and conditions found in the Plan and in the Loan Policy and Procedure Statement which is subject to amendment outside of the amendment of the Plan. The Statement is available at the Human Resources Office of the Bank. Loans are available on a reasonably equivalent basis. Loans are repaid through payroll deductions, are subject to a reasonable rate of interest as set by the Plan periodically, have terms of five years or less (except for loans on primary dwellings which may be extended for a term of no more than 30 years), and the amount of the loan may be no less than $1,000 but may not exceed (together with any other loans from the Plan), 50% of the account balance of the Participant. All loans will be secured by the account balance of the Participant in the Plan. Each loan to a Participant will be considered an asset of the trust which is "earmarked" specifically for such Participant's account. The market value of the loan and the income derived from it will be credited to such Participant's account exclusively.

      DISTRIBUTION UPON RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, subject to the discretion of the Administrator the distribution may be made in installments; however, no distribution will be made in the form of an annuity. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the Participant's: (i) termination of employment; (ii) attainment of age 65; (iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions apply to the distribution of Common Stock of the Company to those Participants who are executive officers, directors and principal shareholders of the Company who are subject to the provisions of Section 16(b) of the Exchange Act.

      DISTRIBUTION UPON DEATH. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his benefits paid to the surviving spouse in a lump sum by the end of the Plan year following the date of his death, or if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock, or, if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death.

      NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

      TRUSTEES. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. The trustee of the Plan is the [________________________].

      Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The

Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

      The Trustee has full power to vote any corporate securities in the Trust in person or by proxy, provided, however, that the Plan Administrator shall direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

      The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

      The Trustee must render at least annual reports to the Bank and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

      The Administrator will furnish to each Participant a statement at least annually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any). Account balance information is updated and available on a daily basis using the Phone Response System at [__________________].

PLAN ADMINISTRATOR

      Pursuant to the terms of the Plan, the Plan Administrator is the Bank. A committee of the Bank has been designated by the Board of Directors of the Bank to act on the Bank's behalf as the Plan Administrator. The name, address and telephone number of the current Plan Administrator is Park Federal Savings Bank, 2740 West 55th Street, Chicago, Illinois 60632. The Bank's telephone number is
(312) 434-6040. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

      The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

      In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

      The following is only a brief summary of certain federal income tax aspects of the Plan, which are of general application under the Code, and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

      PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

      The Plan has been submitted to the IRS for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) Earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

      Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects:

      (a) Amounts contributed to a Participant's 401(k) Account and the investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

      (b) Income earned on assets held by the Trust will not be taxable to the Trust.

      LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

      AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule.

      COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

      DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred I.E., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

      ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59-1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

      As noted above, the Plan is subject to certain provisions of ERISA and has received from the IRS a determination that it is qualified under Section 401(a) of the Code.

      THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

      Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act.
Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Company Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Exchange Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

      Persons who are NOT deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the Exchange Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

      Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the SEC. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than ten percent of Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

      In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

      The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

      The Plan, as amended, only permits Section 16(b) Persons to make transfers to or from the Employer Stock Fund in accordance with the terms of the Plan, and only during the period beginning on the third business day following the date of release of the Company's quarterly and annual statements of earnings and ending on the 12th business day following that date. Section 16(b) Persons also are prohibited under the Plan from making a transfer into or out of the Employer Stock Fund within six months of the next preceding transfer into or out of the Employer Stock Fund.

      Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order under the Plan, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution. Finally, the Plan provides that Section 16(b) Persons who terminate their participation in the Plan may not rejoin the Plan for six months following the date of their termination. These Plan restrictions conform with the rules issued by the SEC to exempt the Plan from the profit-recovery rules of
Section 16(b) of the Exchange Act.

                               LEGAL OPINIONS

      The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm is acting as special counsel for the Company in connection with the Bank's Conversion from a mutual savings association to a stock savings association and the concurrent formation of the Company.

                             PARK FEDERAL SAVINGS BANK

                             PARK FEDERAL SAVINGS BANK
                                  INVESTMENT FORM



Name of Plan Participant:  _____________________________________________________

Social Security Number:    _____________________________________________________


1.    INSTRUCTIONS.  In connection with the proposed Conversion of Park
      Federal Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"), the Park Federal Savings Bank 401(k) Plan (the "401(k) Plan") has been amended to permit Participants to direct a portion of their account balances as of the Conversion into a new fund: the Employer Stock Fund. The percentage of a Participant's account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of Park Bancorp, Inc. (the "Common Stock").

      To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with [___________________________] of the Human Resources Department no later than __________, ______________, 1996. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact [______________________________]. If you do not complete and return this form to the Human Resources Department by _______________, 1996, the funds credited to your accounts under the 401(k) Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.

2. TRANSFER DIRECTIONS. I hereby direct the Plan Administrator to reinvest the following percentage (in multiples of not less than 1%) of my total account balance in the:

            A.    Federated GNMA Trust Institutional Shares              _____%
            B.    Dreyfus Short-Intermediate Government Fund             _____%
            C.    Fidelity Advisor Overseas Class Fund A                 _____%
            D.    Fidelity Advisor Growth Opportunities Fund Class A     _____%
            E.    Fidelity Advisor Equity Income Fund Class A            _____%

NOTE: THE TOTAL PERCENTAGE STATED ABOVE SHOULD EQUAL 100%.  YOUR ABILITY TO
      TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO YOUR GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM PURCHASE LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. FOR GENERAL INFORMATION AS TO YOUR ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK AND THE MINIMUM AND MAXIMUM AMOUNTS THAT MAY BE PURCHASED IN THE CONVERSION, SEE "THE CONVERSION--SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" AND "LIMITATION ON COMMON STOCK PURCHASES" IN THE PROSPECTUS.

3. ACKNOWLEDGEMENT OF PARTICIPANT. I UNDERSTAND THAT THIS INVESTMENT FORM SHALL BE SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE 401(k) PLAN. I ACKNOWLEDGE THAT I HAVE RECEIVED A COPY OF THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.



________________________________                  ______________________________
Signature of Participant                                      Date



ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



________________________________                  ______________________________
Plan Administrator                                            Date

SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS

                                  PARK BANCORP, INC.
               (Proposed Holding Company for Park Federal Savings Bank)

                        Up to 2,760,000 Shares of Common Stock
                           $10.00 Purchase Price Per Share

  Park Bancorp, Inc. (the "Company" or "Park Bancorp"), a Delaware corporation, is offering up to 2,760,000 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Park Federal Savings Bank (the "Bank" or "Park Federal") from a federally chartered mutual savings bank to a federally chartered stock savings bank pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 3,174,000 shares. See Footnote 5 to the table below.


  For more information, call the Conversion Center at (708) ___-____.

                                                  (continued on following page)


    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE __.

    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER
           FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH
              COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
                        SUBSCRIPTION   ESTIMATED UNDERWRITING
                          PRICE(1)       AND OTHER FEES AND        ESTIMATED
                                            EXPENSES(2)         NET PROCEEDS(3)
- ------------------------ -------------  -----------------------  ---------------
Per Share(4). . . . . .      $10.00            $0.30                  $9.70
- ------------------------ -------------  -----------------------  ---------------
Total Minimum(1). . . .   $20,400,000         $658,000            $19,742,000
- ------------------------ -------------  -----------------------  ---------------
Total Midpoint(1) . . .   $24,000,000         $719,000            $23,281,000
- ------------------------ -------------  -----------------------  ---------------
Total Maximum(1). . . .   $27,600,000         $780,000            $26,820,000
- ------------------------ -------------  -----------------------  ---------------
Total Maximum,
 as adjusted(5). . . . .  $31,740,000         $780,000            $30,960,000
- ------------------------ -------------  -----------------------  ---------------

    (1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated April 12, 1996, which states that the estimated aggregate pro forma market value of the Common Stock ranged from $20.4 million to $27.6 million, with a midpoint of $24.0 million (the "Valuation Range"). Based on the Valuation Range, the Boards of Directors of the Company and the Bank established the estimated price range of $20.4 million to $27.6 million (the "Estimated Price Range"), or between 2,040,000 and 2,760,000 shares of Common Stock at a price of $10.00 per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the offerings. Keller's appraisal is based upon estimates and projections that are subject to change, and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares nor that a purchaser will thereafter be able to sell such shares at or above the Purchase Price. See "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

    (2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses and marketing fees to be paid to Robert W. Baird & Co. Incorporated ("Baird") in connection with the Subscription and Community Offerings as hereafter defined, which fees are estimated to be $325,000 and $447,000 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing and Underwriting Arrangements." Baird may be deemed to be an underwriter, and certain amounts to be paid to Baird may be deemed to be underwriting fees for purposes of the Securities Act of 1933, as amended (the "Securities Act"). See "Pro Forma Data" for the assumptions used to arrive at these estimates.
         The actual fees and expenses may vary from the estimates.

    (3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the offerings and other factors. Includes the purchase of shares of Common Stock by the Park Federal Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") funded by a loan from the Company to the ESOP, which will initially be deducted from the Company's stockholders' equity. See "Use of Proceeds," "Pro Forma Data" and "The Conversion - Stock Pricing."

    (4) Based on the midpoint of the Valuation Range. The estimated net proceeds per share at the minimum, maximum and maximum, as adjusted, are expected to be $9.68, $9.72 and $9.75, respectively.

    (5) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."


                                ROBERT W. BAIRD & CO.
                                     INCORPORATED

                  THE DATE OF THIS PROSPECTUS IS ________ __, 1996.

(continued from previous page)

    NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") HAVE BEEN GRANTED, IN ORDER OF PRIORITY, TO EACH OF THE BANK'S ELIGIBLE ACCOUNT HOLDERS, THE ESOP, THE BANK'S SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, AND CERTAIN OTHER MEMBERS, (EACH AS DEFINED IN THE PLAN OF CONVERSION). SUBSCRIPTION RIGHTS ARE
NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). Concurrently, and subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering (the "Community Offering") to certain members of the general public, with preference given to natural persons residing in Cook and DuPage counties in the State of Illinois (the Subscription Offering and Community Offering are referred to collectively as the "Subscription and Community Offerings"). Depending on market conditions, the shares may be offered for sale in the Community Offering by a selling group of brokers to be managed by Baird in a broker assist program (the "Broker Assist Program") (the Subscription and Community Offerings, including any Broker Assist Program, are referred to collectively as the "Offerings"). See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering," "- Restrictions on Transfer of Subscription Rights and Shares" and "- Limitations on Common Stock Purchases."

    Except for the ESOP, which intends to subscribe for 8% of the total number of shares of Common Stock issued in the Conversion, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may, in their capacity as such, subscribe in the Subscription Offering for more than 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the total number of shares of Common Stock offered in the Conversion; no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering more than 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the total number of shares of Common Stock offered in the Conversion; and no person, together with associates of and persons acting in concert with such person, may purchase in the Offerings more than the overall maximum purchase limitation of 1.0% (27,600 shares based on the issuance of 2,760,000 shares) of the total number of shares of Common Stock to be issued in the Conversion, in each case, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that the overall maximum purchase limitation may be increased and the amount that may be subscribed for may be increased or decreased in the sole discretion of the Bank or the Company without further approval of the Bank's members. See "The Conversion - Subscription Offering and Subscription Rights," - "Community Offering" and "- Limitations on Common Stock Purchases." The minimum purchase is 25 shares. The Company and the Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Community Offering, either at the time of receipt of an order or as soon as practicable following the termination of the Offerings.

    The Bank has engaged Baird to consult with and advise the Company and the Bank with respect to the Offerings and Baird has agreed to assist the Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Neither Baird nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Bank and the Company will pay a fee to Baird which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. The Company and the Bank have agreed to indemnify Baird against certain liabilities arising under the Securities Act. See "The Conversion - Marketing and Underwriting Arrangements."

    THE SUBSCRIPTION AND COMMUNITY OFFERINGS WILL TERMINATE AT ________,
CENTRAL TIME, ON ________, 1996 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH APPROVAL OF THE OTS, IF NECESSARY. Subscriptions paid by cash, check, bank draft or money order will be placed in a segregated account at the Bank and will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. Payments authorized by withdrawal from deposit accounts at the Bank will continue to earn interest at the contractual rate until the Conversion is completed or terminated; these funds will be otherwise unavailable to the depositor until such time. Orders submitted are irrevocable until the completion of the Conversion; provided that, if the Conversion is not completed within 45 days after the close of the Subscription and Community Offerings, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. If an extension of time has been granted, all subscribers will be notified of such extension, and of any rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. A resolicitation of subscribers will also be made if the pro forma market value of the Common Stock is either more then 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all funds will be returned promptly with interest. Such extensions may not go beyond _____, 1998. See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Procedure for Purchasing Shares in Subscription and Community Offerings."


    The Company has received conditional approval from to the National Association of Securities Dealers, Inc. ("NASD") to have its Common Stock quoted on the Nasdaq National Market under the symbol "PFED" upon completion of the Conversion. Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors - Absence of Market for Common Stock" and "Market for Common Stock." Baird has advised the Company that upon completion of the Conversion, it intends to act as a market maker in the Common Stock, depending on the volume of trading and subject to compliance with applicable laws and regulatory requirements. Baird also will assist the Company in obtaining additional market makers.

                                   [MAP GOES HERE]

                                       SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS OF THE BANK AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

PARK BANCORP, INC.

    Park Bancorp, Inc. is a Delaware corporation recently organized by the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. Immediately following the Conversion, the only significant assets of the Company will be the capital stock of the Bank, the Company's loan to the ESOP, and the net proceeds of the Offerings retained by the Company. The Company will purchase all of the capital stock of the Bank to be issued upon the Conversion in exchange for 50% of the net proceeds with the remaining net proceeds to be retained by the Company. Net proceeds retained by the Company will be used for general business activities, including a loan by the Company directly to the ESOP to enable the ESOP to purchase 8.0% of the Common Stock issued in the Conversion. On an interim basis, the net proceeds are expected to be invested in short to intermediate-term investment securities and mortgage-backed securities. See "Use of Proceeds." See "Business of the Bank" and "Regulation - Holding Company Regulation."

    The Company's executive offices are located at the home office of the Bank at 2740 W. 55th Street, Chicago, Illinois 60632. The Company's telephone number is (312) 434-6040.

PARK FEDERAL SAVINGS BANK

    The Bank conducts business from its home office in Chicago, Illinois and its two other branches located in southwestern Chicago and Westmont, Illinois. At February 29, 1996, the Bank had total assets of $149.4 million, loans receivable of $58.9 million, total deposits of $129.3 million, and equity of $17.7 million. The Bank's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").


    The Bank is a community-oriented savings institution and, as such, its primary business consists of accepting deposits from customers within its market area and making mortgage loans secured by one -to four-family residences within its market area. At February 29, 1996, 79.3% of Park Federal's total gross loan portfolio consisted of one- to four-family mortgage loans. To a significantly lesser extent, the Bank invests in multi-family, commercial real estate, construction and land (primarily residential construction), and consumer loans. In addition to its lending activities, Park Federal also invests in mortgage-backed and investment securities, primarily those insured or guaranteed by governmental agencies. At February 29, 1996, mortgage-backed and other securities totalled $76.0 million or 50.9% of total assets and total loans totalled $58.9 million or 39.5% of total assets. Park Federal's primary source of funds is deposit accounts, which totalled $129.3 million, or 98.2% of total liabilities at February 29, 1996. Certificate accounts represented 64.8% of the Bank's total deposits. The Bank also engages in real estate development activities through a wholly-owned subsidiary. The Bank's investment in real estate held for development totalled $1.6 million, or 1.1% of total assets at February 29, 1996. During 1995, the Bank substantially completed its primary development project, Rose Hill Farm, and began work on a new, but smaller project. During the years ended December 31, 1995, 1994 and 1993, the Bank recorded income of $523,000, $1.1 million and $856,000, respectively, related to real estate development. Management anticipates lower levels of income from these activities in 1996, as the new project begins development. See "Business of the Bank - Subsidiary Activities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy."

THE CONVERSION AND THE SUBSCRIPTION AND COMMUNITY OFFERINGS

    On March 21, 1996, the Board of Directors of the Bank adopted the Plan of Conversion. Pursuant to the Plan, the Bank is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Common Stock of the Company will be offered and sold hereby and all of the outstanding capital stock of the Bank will be acquired by the Company in exchange for 50% of the net proceeds of the Offering. The Conversion and the Offerings are subject to OTS approval, which was received on _______________, 1996, and approval of the Bank's members at a special meeting to be held on ________, 1996 (the "Special Meeting"). See "The Conversion - General." The Bank is converting to the stock form to increase its capital and structure itself in a form used by banks, a growing number of savings institutions and other business entities. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices or diversify into other financial services, to the extent allowable by applicable law and regulation. See "The Conversion - Purposes of Conversion." The holding company form of organization will provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, or other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be better positioned after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. The holding company form of organization also provides certain anti-takeover protection. See "Risk Factors
- - Certain Anti-Takeover Provisions." The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. See "The Conversion - General".

    Common Stock offered in the Subscription Offering will be offered in the following order of priority: (1) depositors whose accounts with the Bank totalled $50 or more on December 31, 1994 ("Eligible Account Holders"); (2) the ESOP; (3) depositors whose accounts with the Bank totalled $50 or more on ____________ ("Supplemental Eligible Account Holders"); and (4) other members of the Bank, consisting of depositors of the Bank as of ___________, the voting record date ("Voting Record Date") for the Special Meeting and borrowers with loans outstanding as of December 20, 1994 which continue to be outstanding as of the Voting Record Date, other than those members who otherwise qualify as Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members"). Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering is being concurrently offered in the Community Offering to certain members of the general public, with preference given to natural persons residing in Cook and DuPage counties in the State of Illinois. The Company and Baird may also agree to utilize a Broker Assist Program in connection with the sale of shares of Common Stock in the Community Offering. The Company and the Bank reserve the right, in their absolute discretion, to reject or accept, in whole or in part, any orders in the Community Offering, either at the time of receipt of an order or as soon as practicable following the Expiration Date. If an order is rejected, the funds submitted with such order will be returned promptly. Subscription rights will expire if not exercised by _________, Central Time, on ________, 1996, unless extended by the Bank and the Company. See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Marketing and Underwriting Arrangements."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

    To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no Prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. Order forms will only be distributed with a Prospectus.

Execution of the order form will confirm receipt of the Prospectus in accordance with Rule 15c2-8. The Bank and the Company are not obligated to accept orders not submitted on original order forms. Order forms unaccompanied by an executed acknowledgment form will not be accepted. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Bank must accompany the order and acknowledgment forms. No wire transfers will be accepted. The Bank is prohibited from lending funds to any person or entity for the purpose of purchasing shares of Common Stock in the Conversion.

    In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, such depositors and borrowers must list all deposit and/or loan accounts on the order form, giving all names on each account and the account numbers. Failure to properly list all account numbers may result in the inability of the Company or the Bank to fill all or part of a subscription order. In addition, registration of shares in a name or title different from the names or titles listed on the account may adversely affect such subscriber's purchase priority. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

    Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Each person exercising subscription rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The Company and the Bank will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

    Following the Conversion there generally will be no restrictions on the transfer or sale of shares by purchasers other than affiliates of the Company and the Bank. See "Regulation - Federal Securities Laws" and "The Conversion - Certain Restrictions on Purchase or Transfer of Shares After Conversion."

PURCHASE LIMITATIONS

    The minimum purchase in the Subscription and Community Offerings is 25 shares. The ESOP intends to subscribe for 8.0% of the shares of Common Stock issued in the Conversion pursuant to the subscription rights granted under the Plan. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock to be issued; no person, together with associates of or persons acting in concert with such person, may purchase in the Community Offering in the aggregate more than 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock issued; and no person, together with associates of or persons acting in concert with such person, may purchase in the Offerings more than the overall maximum purchase limitation of 1% (27,600 shares based on the issuance of 2,760,000 shares) of the total number of shares of Common Stock to be issued in the Conversion, in each case, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%. At any time during the Conversion and without further approval by the Bank's members, the Company and the Bank may in their sole discretion decrease the maximum purchase limitation below 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock to be issued in the Subscription and Community Offerings. Additionally, at any time during the Conversion and without further approval by the Bank's members or the resolicitation of subscribers, the Company and the Bank may in their sole discretion increase the overall maximum purchase limitation and/or increase the amount that may be subscribed for in the Subscription and Community Offerings up to 5% of the shares to be issued in the Conversion. Prior to consummation of the Conversion, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. See "The Conversion - Limitations on Common Stock Purchases." In the Community Offering, a preference will be given to natural persons residing in Cook and DuPage counties in the State of Illinois. See "The Conversion - Community Offering." In the event of an increase in the Estimated Price Range, the additional shares will be distributed and allocated to fill unfilled orders in the Subscription and Community Offerings, with priority given to the ESOP, without any resolicitation of subscribers, as described in "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

    Federal regulations require that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Common Stock giving effect to the Conversion. Keller & Company, Inc., an independent appraiser, has advised the Bank that in its opinion, dated April 12, 1996, the estimated aggregate pro forma market value of the Common Stock ranged from $20.4 million and $27.6
million, with a midpoint of $24.0 million.   THE APPRAISAL OF THE COMMON STOCK
IS NOT INTENDED AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH STOCK NOR CAN ANY ASSURANCE BE GIVEN THAT PURCHASERS OF THE COMMON STOCK IN THE CONVERSION WILL BE ABLE TO SELL SUCH SHARES AT OR ABOVE THE PURCHASE PRICE AFTER THE COMPLETION OF THE CONVERSION.

    Based upon the above Valuation Range, the Board of Directors of the Bank has established the Estimated Price Range of $20.4 million to $27.6 million, or between 2,040,000 and 2,760,000 shares of Common Stock at the Purchase Price of $10.00 per share. All shares of Common Stock issued in the Conversion will be sold at the Purchase Price of $10.00 per share, as determined by the Bank and approved by the Company. The actual number of shares to be issued in the Conversion will be determined by the Company and the Bank based upon the final updated estimate at the completion of the Offerings of the aggregate pro forma market value of the Common Stock giving effect to the Conversion. The maximum of the Estimated Price Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased up to 3,174,000 shares due to regulatory considerations, changes in market conditions or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Price Range. See "Risk Factors - Possible Increase in Estimated Price Range and Number of Shares Issued," "Pro Forma Data," and "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

USE OF PROCEEDS

    Net proceeds from the sale of the Common Stock are estimated to be between $19.7 million and $26.8 million (or $31.0 million if the Estimated Price Range is increased by 15%) depending on the number of shares sold and the expenses of the Conversion. See "Pro Forma Data." The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds with the remaining net proceeds to be retained by the Company. In determining the amount of net proceeds to be used for the purchase of the capital stock of the Bank, consideration was given to such factors as the regulatory capital position of the Bank (both before and after giving effect to the Conversion) and the rules and regulations of the OTS governing the amount of proceeds which may be retained by the Company. Net proceeds to be retained by the Company after the purchase of the capital stock of the Bank, and including the loan to the ESOP, are estimated to be between $9.9 million and $13.4 million (or $15.5 million if the Estimated Price Range is increased by 15%). The Company will be unable to utilize any of the net proceeds until the close of the Offerings.


    Net proceeds retained by the Company will be used for general business purposes, including a loan by the Company directly to the ESOP and, subject to applicable limitations, may be used for the possible payment of dividends and repurchases of Common Stock. The Board of Directors of the Company does not intend to initially pay dividends on the Common Stock. The Board of Directors may consider a policy of paying dividends on the Common Stock in the future. No decision has been made as to the amount or timing of any such dividends, if any. See "Dividend Policy." Assuming the acquisition by the ESOP of 8.0% of the shares to be issued in the Conversion, the amount of the loan to the ESOP is estimated to be between $1.6 million and $2.2 million (or $2.5 million if the Estimated Price Range is increased by 15%) to be repaid over a 12 year period at an interest rate of 9.25%. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust." The Company may also use a portion of the net proceeds it retains for real estate development activities. Funds received by the Bank from the Company's purchase of its capital stock will be used for general business purposes, including real estate development activities. See "Business of the Bank." The Company and the Bank may also use such funds to expand operations through the acquisition or establishment of branch offices and the acquisition of other financial institutions. Neither the Company nor the Bank has any pending agreements or understandings regarding acquisitions of any specific financial institutions or branch offices. On an interim basis, the net proceeds are expected to be invested in short to intermediate-term investment securities and mortgage-backed securities. See "Use of Proceeds."



DIVIDEND POLICY

    The Board of Directors of the Company does not intend to initially pay dividends on the Common Stock. However, the Board of Directors may consider a policy of paying dividends on the Common Stock in the future. No decision has
been made as to the amount or timing of such dividends, if any.    See "Dividend
Policy."

RISK FACTORS


  See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors. The factors discussed therein include:
Potential Impact of Changes in Interest Rates, Effect of Real Estate Development Activities on Noninterest Income, Competition, Concentration in Real Estate Lending, Benefits to Management and Directors, Possible Dilutive Effect of Stock Programs and Stock Options, Certain Anti-Takeover Provisions, Absence of Market for Common Stock, Possible Increase in Estimated Price Range and Number of Shares Issued, Financial Institution Regulation and Possible Legislation, Recapitalization of SAIF and Its Impact on SAIF Premiums, Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights, Risk of Delayed Offering and Technological Changes.

              SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

    The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                                                      AT DECEMBER 31,
                                                 --------------------------------------------------------
                                AT FEBRUARY 29,
                                     1996(1)      1995        1994        1993         1992        1991
                               ---------------  --------    ---------   --------     --------    --------
                                                             (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:

Total assets. . . . . . . . . .    $149,387      $158,939    $144,788    $136,422    $136,003    $131,214
Cash and cash equivalents . . .       8,163        12,790       2,573      13,252       8,278       8,981
Securities available-
 for-sale(2). . . . . . . . . .      36,972        37,134      14,958           -           -           -
Securities held-to-
 maturity(2). . . . . . . . . .      39,068        42,494      65,896      58,528      50,837      34,058
Loans receivable, net(3). . . .      58,944        60,538      56,558      56,696      67,984      77,554
Deposits. . . . . . . . . . . .     129,309       130,503     118,521     119,679     121,154     118,545
FHLB advances . . . . . . . . .           -         9,000       8,000           -           -           -
Equity. . . . . . . . . . . . .      17,677        17,533      16,413      14,770      13,034      10,713




                                    FOR THE TWO MONTHS ENDED                FOR THE YEAR ENDED
                                   ---------------------------  -------------------------------------------
                                   FEBRUARY 29,   FEBRUARY 28,                  DECEMBER 31,
                                   ------------   ------------  -------------------------------------------
                                     1996(1)        1995(1)      1995     1994     1993      1992     1991
                                   ------------   ------------  ------   ------   ------    ------   ------
                                                           (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income. . . . . . . . . .    $1,796         $1,587     $9,755   $8,861   $9,254   $11,066  $10,940
Interest expense . . . . . . . . .     1,024            887      5,706    4,643    4,890     6,356    7,743
                                      ------         ------    -------  -------  -------   -------  -------
  Net interest income before
   provision for loan losses . . .       772            700      4,049    4,218    4,364     4,710    3,197
Provision for loan losses. . . . .         -             10        298       48      140       100       74
                                      ------         ------    -------  -------  -------   -------  -------
  Net interest income after
   provision for loan losses . . .       772            690      3,751    4,170    4,224     4,610    3,123
Gain on sales of real estate
  held for development . . . . . .        11              -        523    1,114      856       875      315
Other noninterest income . . . . .        31             31        171      170      367       529      269
Noninterest expense. . . . . . . .       521            502      3,096    2,822    2,598     2,426    2,312
                                      ------         ------    -------  -------  -------   -------  -------
Income before income taxes . . . .       293            219      1,349    2,632    2,849     3,588    1,395
Income taxes . . . . . . . . . . .       103             55        413      881    1,113(4)  1,268      393
                                      ------         ------    -------  -------  -------   -------  -------
Net income . . . . . . . . . . . .    $  190         $  164    $   936  $ 1,751  $ 1,736   $ 2,320  $ 1,002
                                      ------         ------    -------  -------  -------   -------  -------
                                      ------         ------    -------  -------  -------   -------  -------

                                                AT OR FOR
                                           THE TWO MONTHS ENDED                 AT OR FOR THE YEAR ENDED
                                        ---------------------------  -------------------------------------------
                                        FEBRUARY 29,   FEBRUARY 28,                  DECEMBER 31,
                                        ------------   ------------  -------------------------------------------
                                           1996(1)        1995(1)     1995     1994     1993      1992     1991
                                        ------------   ------------  ------   ------   ------    ------   ------
SELECTED FINANCIAL RATIOS AND
OTHER DATA(5):
PERFORMANCE RATIOS:
  Return on average assets . . . . . .       0.75%          0.69%      0.65%    1.25%    1.27%     1.72%    0.80%
  Return on average equity . . . . . .       6.47           5.97       5.49    11.15    12.52     19.61     9.87
  Average equity to average assets . .      11.55          11.55      11.82    11.26    10.16      8.78     8.06
  Equity to total assets at end
    of period  . . . . . . . . . . . .      11.83          12.08      11.03    11.34    10.83      9.58     8.16
  Average interest rate spread(6)  . .       2.76           2.62       2.38     2.80     3.22      3.69     2.75
  Net interest margin(7) . . . . . . .       3.24           3.05       2.90     3.15     3.44      3.81     2.80
  Average interest-earning assets to
    average interest-bearing
    liabilities  . . . . . . . . . . .     111.12         111.00     112.63   110.09   105.40    102.51   100.77
  Efficiency ratio(8)  . . . . . . . .      64.00          68.67      65.28    51.28    46.50     39.68    61.15
  Noninterest expense to
    average assets . . . . . . . . . .       2.05           2.11       2.15     2.02     1.90      1.80     1.84

REGULATORY CAPITAL RATIOS:(9)
  Tangible capital . . . . . . . . . .      10.90%         11.50%     10.20%   10.80%    9.20%     8.60%    6.00%
  Core capital . . . . . . . . . . . .      10.90          11.50      10.20    10.80     9.20      8.60     6.00
Risk-based capital . . . . . . . . . .      39.40          42.00      36.00    43.20    26.70     25.60    14.00

ASSET QUALITY RATIOS:
  Non-performing loans as a percent
    of gross loans receivable(10)(11).       0.13%          1.31%      1.46%    1.17%    0.54%     0.31%       -%
  Non-performing assets as a percent
     of total assets(11) . . . . . . .       0.27           0.60       0.61     0.51     0.35      0.16     0.05
  Allowance for loan losses as a
    percent of gross loans
    receivable(10) . . . . . . . . . .       0.82           0.49       0.91     0.47     0.42      0.25     0.09
  Allowance for loan losses as a
    percent of non-performing
    loans(11)  . . . . . . . . . . . .     625.00          37.01      62.49    39.97    77.88     79.55        -
NUMBER OF FULL-SERVICE CUSTOMER
    FACILITIES . . . . . . . . . . . .          3              3          3        3        3         3        3

- ---------------------
(1) Financial information at February 29, 1996 and for the two month periods ended February 29, 1996 and February 28, 1995 is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the two months ended February 29, 1996 and February 28, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.
(2) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective as of January 1, 1994. Prior to the adoption of SFAS No. 115, investment securities and mortgage-backed securities held for sale were carried at the lower of amortized cost or market value, as adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase.
(3) The allowance for loan losses at February 29, 1996 and at December 31, 1995, 1994, 1993, 1992 and 1991 was $500,000, $573,000, $275,000, $250,000,
     $175,000 and $75,000, respectively.
(4) Income taxes for the year ended December 31, 1993 includes a $104,000 charge due to the cumulative effect of a change in accounting for income taxes.
(5) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(6) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) The net interest margin represents net interest income as a percent of average interest-earning assets.

(8) The efficiency ratio represents noninterest expense as a percent of net interest income and noninterest income before provision for loan losses.

(9) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation - Federal Savings Institution Regulation - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(10) Gross loans receivable are stated at unpaid principal balances.
(11) Non-performing assets consist of non-performing loans and REO. Non-performing assets do not include loans which have been restructured and are presently accruing interest in accordance with their restructured terms. Non-performing loans consist of all loans 90 days or more past due and all other non-accrual loans. It is the Bank's policy to cease accruing interest on loans 90 days or more past due. See "Business of the Bank - Non-Accrual and Past Due Loans" and "- Real Estate."

                                 RISK FACTORS

   The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

   The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. A significant portion of the Bank's assets consist of fixed-rate residential mortgage loans. At February 29, 1996, the Bank had $54.2 million of fixed-rate mortgage loans, or 89.0% of the Bank's total loan portfolio, with average weighted maturities of 15.3 years. The Bank emphasizes fixed-rate mortgage loans because such loans generally carry interest rates higher than adjustable-rate mortgage loans and due to the consumer preference for fixed-rate mortgage loans in the Bank's market area. In addition, the Bank generally has accepted deposits for considerably shorter terms than its fixed-rate mortgage loans. At February 29, 1996, the Bank had $44.0 million of certificate accounts maturing in less than twelve months. Management anticipates that substantially all of the Bank's liabilities which mature or reprice within one year will be retained by the Bank. Consequently, management expects that the yield on interest-earning assets of the Bank will adjust to changes in interest rates at a slower rate than the cost of the Bank's interest-bearing liabilities, and that any significant increase in interest rates will have an adverse effect on the Bank's results of operations. The Bank attempts to offset the risks associated with its predominantly fixed-rate loan portfolio by investing in adjustable-rate mortgage-backed securities and other securities and by maintaining a high level of liquidity.

   Increases in the level of interest rates also may adversely affect the amount of loans originated by the Bank, as well as the value of the Bank's securities and other interest-earning assets and the resultant ability to realize gains on the sale of such assets. The value of fixed-rate instruments fluctuates inversely with changes in interest rates. As a result, increases in interest rates could result in decreases in the carrying value of interest-earning assets which could adversely affect the Company's and Bank's results of operations if such assets were sold. In the case of interest-earning assets classified as available for sale, increases in interest rates which result in decreases in the carrying value of such assets could adversely affect the Company's and Bank's recorded equity. Increases in interest rates also can adversely affect the type (fixed-rate or adjustable-rate) of loans originated by the Bank and the average life of loans and securities, which can adversely impact the yields earned on the Bank's loan and securities portfolio. In periods of decreasing interest rates, the average life of loans held by the Bank may be shortened to the extent increased prepayment activity occurs during such periods which may result in the Bank investing funds from such prepayments in lower yielding assets. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements. In addition, fluctuations in interest rates may also result in disintermediation, which is the flow of funds away from depository institutions into direct investments which pay a higher rate of return, and may adversely affect the value of the Bank's investment securities and other interest-earning assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk" and "Regulation and Supervision - Capital Requirements."

EFFECT OF REAL ESTATE DEVELOPMENT ACTIVITIES ON NONINTEREST INCOME

   Through its wholly-owned subsidiary, GPS Development Corp., the Bank is engaged in real estate development activities. The Bank has undertaken two joint venture projects located in Naperville, Illinois. For a discussion of the specific projects see "Business of the Bank - Subsidiary Activities".
The gain on sales of real estate held for development was $11,000 for the two months ended February 29, 1996 and $523,000, $1.1 million and $856,000, or 75.3%, 86.8% and 70.0% of noninterest income, and 38.8%, 42.3% and 30.0% of income before income taxes for the years ended December 31, 1995, 1994 and 1993, respectively. The noninterest income earned by the Bank fluctuates, depending upon the stage of development of the Bank's real estate projects. The Rose Hill Venture has been the primary provider of income from real estate development for the last four years. The Rose Hill Venture is in its final stages and substantially all lots have been sold to date. The Bank is currently in the preliminary stages of developing the Prairie Ridge Venture and has loaned funds to the venture for the purchase of land. Until such time as the Bank begins the sale of lots in the Prairie Ridge Venture, the Bank will incur costs related to the development of the project and the improvement of the land without recognizing any earnings from the project. Accordingly, management anticipates lower levels of income from these activities in 1996. In addition, the smaller size of the Prairie Ridge Venture may result in lower gains from the sale of real estate held for development in future years. As with all such projects, gains are dependent upon, among other factors, the demand for developed lots and the control of development costs. Although no arrangements or understandings or specific determinations have been made, the Bank may use a portion of the net proceeds to continue its real estate development activities.

   Real estate development activities involve risks that could result in a material adverse effect on the profitability of the Bank. The Bank, through the joint venture, generally incurs substantial costs to acquire land, design projects, install site improvements and engage in marketing activities prior to commencement of sales. In general, the Bank's profit potential on any given venture may cease when and if cost overruns are experienced, the venture is not completed, or the underlying value of the venture or the general market area declines. In addition, the Bank's profit potential may cease if the venture is not sold or is sold over a longer period of time than initially contemplated or a combination of any of these factors occurs. There can be no assurance that the Bank will continue to generate income from real estate development or that such developments will continue to be a source of construction and other lending for the Bank. See "Business of the Bank - Subsidiary Activities" and "Regulation."

COMPETITION

   The Bank faces significant competition in its market area both in attracting deposits and in originating loans. The Bank's primary market area is a highly competitive market for financial services. The Bank faces direct competition from a number of financial institutions, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from other savings institutions, commercial banks, credit unions and other providers of financial services, many of which are significantly larger than the Bank and therefore have greater financial and marketing resources than the Bank. See "Business of the Bank - Market Area and Competition."

CONCENTRATION IN REAL ESTATE LENDING

   At February 29, 1996, all of the Bank's loan portfolio was secured by real estate located in the Chicago metropolitan area. Of the total gross loan portfolio, 79.3% consisted of one- to four-family residential mortgage loans, 9.1% consisted of multi-family loans, 7.5% consisted of construction and land loans and 2.6% consisted of commercial real estate loans.

   At February 29, 1996, $5.6 million of the Bank's total gross loan portfolio was secured by multi-family loans and $1.6 million was secured by commercial real estate loans. Multi-family and commercial real estate loans are generally considered to involve a higher degree of credit risk, to be more vulnerable to deteriorating economic conditions than one- to four-family residential mortgage loans and typically involve higher loan principal amounts. Income producing property values are also subject to greater volatility than owner-occupied residential property values. Repayment of multi-family and commercial real estate loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. The Bank currently originates loans secured by multi-family and commercial real estate properties on a limited basis. The Bank attempts to offset the risks associated with multi-family and commercial real estate lending by primarily lending to individuals who will be actively involved in the management of the property and who have proven management experience, and by making such loans with lower loan-to-value ratios than one- to four-family loans. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the security for such loans or the future cash flow of the affected properties.

   At February 29, 1996, $4.6 million, or 7.5%, of the Bank's total gross loan portfolio was secured by construction and land loans. The Bank makes construction and land loans in connection with its real estate development activities or to other builders and developers. Construction and land loans involve similar risks as multi-family and commercial real estate loans, as discussed above. Additionally, changes in circumstances could adversely affect income from the property as well as its market value. There are uncertainties inherent in estimating construction and land development costs as well as the market value of the completed project and the effects of government regulation of real property. The Company and the Bank may utilize a portion of the net proceeds to expand real estate development and construction lending activities.

BENEFITS TO MANAGEMENT AND DIRECTORS

   STOCK PROGRAMS. The Company intends to seek stockholder approval of a performance-based stock program or programs (the "Stock Programs") for the benefit of directors, officers and employees of the Company and the Bank at a meeting of stockholders following the Conversion, which, under current OTS regulations, may be held no earlier than six months after completion of the Conversion. Assuming the receipt of stockholder approval, a trustee is expected to acquire Common Stock on behalf of the Stock Programs in an amount equal to 4.0% of the Common Stock issued in the Conversion, or 81,600 shares and 110,400 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be acquired either through open market purchases, if permissible, or from authorized but unissued Common Stock.
See "- Possible Dilutive Effect of Stock Programs and Stock Options."
Although no specific award determinations have been made, the Company anticipates that, if stockholder approval is obtained, it will provide awards to its directors, officers and key employees to the extent permitted by applicable regulations. Current OTS regulations provide that no individual may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any plan. These shares will be awarded at no cost to the recipients. Under the terms of the Stock Programs, the trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. See "The Board of Directors and Management of the Bank - Benefits - Stock Programs."

   STOCK OPTION PLANS. The Company also intends to seek stockholder approval of a benefit plan or plans which would provide options to purchase Common Stock to non-employee directors, officers and employees (the "Stock Option Plans") at a meeting of stockholders following the Conversion, which under current OTS regulations may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, assuming the receipt of stockholder approval, the Company expects that directors, officers and key employees will be granted options to purchase an amount of authorized but unissued Common Stock or treasury stock, if any, equal to 10% of the Common Stock issued in the Conversion, or 204,000 shares and 276,000 shares at the minimum and maximum of the Estimated Price Range. Under the Stock Option Plans, the exercise price will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving such options will not be required to pay for the shares until the date of exercise. See "The Board of Directors and Management of the Bank -
Benefits - Stock Option Plans."

   CHANGE IN CONTROL PROVISIONS. Upon completion of the Conversion, and subject to the approval of the OTS, the Company and the Bank intend to enter into employment agreements with certain members of management and to implement a severance plan for other employees of the Bank. See "The Board of Directors and Management of the Bank - Employment Agreements" and "- Employee Severance Compensation Plan." Such employment or severance agreements provide for benefits and cash payments in the event of a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the employment agreements and the proposed employee severance plan would be approximately $1.4 million. However, the actual amount to be paid in the event of a change in control of the Bank or the Company cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control which cannot be determined at this time. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws,"The Board of Directors and Management of the Bank - Employment Agreements," "- Employee Severance Compensation Plan," "- Benefits - Stock Option Plans" and "- Benefits - Stock Programs."

POSSIBLE DILUTIVE EFFECT OF STOCK PROGRAMS AND STOCK OPTIONS

   Following the Conversion, the Stock Programs, if approved by the stockholders of the Company, will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, either through open market purchases, if permissible, or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Programs are funded by the issuance of authorized but unissued shares, the voting interests of existing shareholders will be diluted by approximately 3.8%. Also following the Conversion, directors, officers and employees will be granted options, if the Stock Option Plans are approved by the stockholders of the Company. Although no specific determinations have been made, the Company expects that executive officers and directors will be granted options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the options were to be exercised using authorized but unissued Common Stock, the voting interests of existing stockholders would be diluted by approximately 9.1%.

CERTAIN ANTI-TAKEOVER PROVISIONS

    PROVISIONS IN THE COMPANY'S AND THE BANK'S GOVERNING INSTRUMENTS. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered terms for directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of the outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. For a more detailed discussion of these provisions, see "Restrictions on Acquisition of the Company and the Bank."

    VOTING CONTROL OF OFFICERS AND DIRECTORS. Directors and executive officers of the Bank and the Company expect to purchase between approximately 4.66% and 3.45% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock Programs, the Stock Options Plans and the ESOP. See "Risk Factors - Benefits to Management and Directors," "The Board of Directors and Management of the Bank - Benefits - Stock Option Plans," "- Benefits - Stock Programs" and "- Benefits - Employee Stock Ownership Plan and Trust." Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK

   The Company and the Bank have never issued capital stock. The Company has received conditional approval from the NASD to have its Common Stock quoted on the Nasdaq National Market under the symbol "PFED" upon completion of the Conversion. However, there can be no assurance that an active and liquid trading market for the Common Stock will develop, or, once developed, will continue, nor can there be any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock may have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

   The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% due to regulatory considerations, changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 3,174,000 shares of Common Stock at the Purchase Price for an aggregate price of up to $31,740,000. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and as a multiple of pro forma net earnings per share.

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

   The Bank is subject to extensive regulation and supervision as a federal savings bank. In addition, the Company, as a savings association holding company, is subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

   Congress currently has under consideration various proposals to eliminate the federal thrift charter and abolish the OTS. Several of the bills presently pending in Congress would require that all federal savings associations convert to national or state banks by no later than January 1, 1998 and would treat all state savings associations as state banks as of that date. All savings and loan holding companies would become bank holding companies under the pending legislative proposals and would be subject to the activities restrictions applicable to bank holding companies. Under the pending bills, any lawful activity in which a savings association was engaged on September 13, 1995 would be grandfathered for up to 5 years following the effective date of its conversion to a bank charter and existing thrift intrastate and interstate branches which were operated as branches on September 13, 1995 would also be grandfathered. The legislative proposals would also abolish the OTS and transfer its functions to the Office of the Comptroller of the Currency with respect to the regulation of federal savings associations, and to the Board of Governors of the Federal Reserve Board with respect to the regulation of savings and loan holding companies. All state savings and loan associations would be regulated as state banks by the FDIC. Certain provisions of another pending bill would eliminate the bad debt reserve deduction for financial institutions, and would require savings associations to recapture any post-1987 deductions for bad debt reserves. See "Federal and State Taxation - Federal Taxation - Bad Debt Reserve." The outcome of any pending legislation and the effect of such legislation on the bad debt reserve deduction of thrift institutions such as the Bank is uncertain. Therefore, the Bank is unable to determine the extent to which such legislation, if enacted, would affect its business or require the recapture of the bad debt reserve.

RECAPITALIZATION OF SAIF AND ITS IMPACT ON SAIF PREMIUMS

   Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a 1.25% of insured reserve deposits ratio. A portion of the insurance assessment paid by SAIF members is required by statute to be used to make payments on bonds issued by the Financing Corporation ("FICO") which were issued in the late 1980's to recapitalize the predecessor to the SAIF.

   Until recently, members of the SAIF and BIF were paying deposit insurance
premiums of between 23 and 31 basis points.   In 1995, the FDIC adopted a new
assessment rate schedule of 0 to 27 basis points for BIF members. Under that schedule, approximately 92% of BIF members would be required to pay only $2,000 per year, the legal minimum, in insurance premiums. With respect to SAIF member institutions, the existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points were retained. Consequently, there is a significant differential in the insurance premiums paid BIF and SAIF members. As long as the premium differential continues, it may place SAIF members, such as the Bank, at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

   Several bills have been introduced in Congress to mitigate the effect of the BIF/SAIF premium disparity. Among other things, these bills would impose a one-time special assessment on SAIF-member institutions, including the Bank, to recapitalize the SAIF fund and would spread the FICO payments across all BIF and SAIF members. It is presently estimated that the amount of the one-time fee would range from 79 to 85 basis points on the amount of deposits held by SAIF-members institutions as of March 31, 1995. The pending legislation would also require the BIF and the SAIF to be merged by January 1, 1998 provided that subsequent legislation is adopted to eliminate the federal thrift charter. The payment of the one-time fee would have the effect of immediately reducing the capital of SAIF-member institutions by the amount of the fee, net of any tax effect. See "Regulatory Capital Compliance" and "Regulation - Insurance of Deposit Accounts." Management cannot predict whether legislation imposing such a fee will be enacted, or, if enacted, the amount of any one-time fee, whether such fee will be calculated based on the amount of deposits held by the institution on March 31, 1995 or whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums.

   The Bank's assessment rate for 1995 was 23 basis points and the premiums paid for this period were $316,000. A significant increase in SAIF insurance premiums or a significant one-time fee to recapitalize the SAIF would have an adverse effect on the operating expenses and results of operations of the Bank. Based on the Bank's deposit insurance assessment base as of December 31, 1995, a 79 to 85 basis point fee to recapitalize the SAIF would result in a $1.0 million to $1.1 million payment on a pre-tax basis. If the Bank had been required to pay the special assessment of 85 basis points on December 31, 1995, the Bank's after-tax income would have been reduced by $680,000 to $256,000 for the year ended December 31, 1995.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

   The Bank has received a letter from Keller & Company, Inc. which states that, pursuant to Keller's valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, such valuation is not binding on the Internal Revenue Service ("IRS"). If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, such rights may be taxable as ordinary income or capital gain to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of Conversion" and "- Tax Aspects."

RISK OF DELAYED OFFERING

   The Company and the Bank expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible, although not anticipated, that adverse market, economic or regulatory conditions, or other factors could significantly delay the completion of the Conversion and result in increased Conversion costs or in changes in the Conversion valuation. The Subscription and Community Offerings could be extended to _________________________, 1996 before subscribers would have the right to confirm, modify or rescind their subscriptions. If the Subscription and Community Offerings are extended beyond __________________________, 1996, all subscribers will have the right to confirm, modify or rescind their subscriptions and to have their subscription funds returned promptly, with interest at a rate equal to the Bank's interest rate paid on passbook accounts, or to have their withdrawal authorization terminated. See "The Conversion."

TECHNOLOGICAL CHANGES

   The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of the Bank's customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. The Bank is currently in the process of implementing new technology-driven products and services. However, there can be no assurance that the Bank will be able to effectively implement such products and services or be successful in marketing such products and services to its customers.

                            RECENT DEVELOPMENTS

   The consolidated condensed operating data presented below for the one-month periods ended March 31, 1996 and 1995 are derived from unaudited financial data, but, in the opinion of management reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. The results of operations for the month ended March 31, 1996 are not necessarily indicative of the results of operations that may be expected for the year ended December 31, 1996.

                                            AT                        AT
                                     MARCH 31, 1996            FEBRUARY 29, 1996
                                     --------------            -----------------
                                              (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Total assets                           $150,871                    $149,387
Cash and cash equivalents                 7,563                       8,163
Securities available-for-sale            49,002                      36,972
Securities held-to-maturity              29,027                      39,068
Loans receivable, net (1)                59,289                      58,944
Deposits                                131,431                     129,309
FHLB advances                                 -                           -
Equity                                   17,554                      17,677



                                                    MONTH ENDED
                                     --------------------------------------------
                                     MARCH 31, 1996                MARCH 31, 1995
                                     --------------                --------------
                                              (DOLLARS IN THOUSANDS)

SELECTED OPERATING DATA:
Interest income                            $848                        $779
Interest expense                            530                         443
                                           ----                        ----
 Net interest income before
  provision for loan losses                 318                         336
Provision for loan losses                     -                           5
                                           ----                        ----
 Net interest income after
  provision for loan losses                 318                         331
Gain on sales of real estate
 held for development                        14                         255
Other noninterest income                     21                          22
Noninterest expense                         262                         253
                                           ----                        ----
Income before income taxes                   91                         355
Income taxes                                 27                         145
                                           ----                        ----
Net income                                 $ 64                        $210
                                           ----                        ----
                                           ----                        ----

                                                  AT OR FOR THE MONTH ENDED
                                           -------------------------------------
                                           MARCH 31, 1996         MARCH 31, 1995
                                           --------------         --------------
SELECTED FINANCIAL RATIOS AND OTHER
 DATA(2):
PERFORMANCE RATIOS:
 Return on average assets                        0.51%                  1.83%
 Return on average equity                        4.34                  14.98
 Average equity to average assets               11.75                  12.25
 Equity to total assets at end of period        11.64                  12.27
 Average interest rate spread (3)                2.16                   2.50
 Net interest margin (4)                         2.64                   3.02
 Average interest-earning assets to
  average interest-bearing liabilities         110.83                 113.01
 Efficiency ratio                               74.22                  41.27
 Noninterest expense to average assets           2.09                   2.21
REGULATORY CAPITAL RATIOS(6):
 Tangible capital                               10.63                  12.27
 Core capital                                   10.63                  12.27
 Risk-based capital                             38.40                  44.65
ASSET QUALITY RATIOS:
 Non-performing loans as a percent of
  gross loans receivable(7)(8)                   0.13                   1.22
 Non-performing assets as a percent of
  total assets(8)                                0.09                   0.55
 Allowance for loan losses as a percent
  of gross loans receivable(7)                   0.83                   0.50
 Allowance for loan losses as a percent
  of non-performing loans(8)                   625.00                  40.90
Number of full-service customer facilities          3                      3

- ----------------
(1) The allowance for loan losses at March 31, 1996 and 1995 was $0 and $5,000, respectively.
(2) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(3) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average costs of interest-bearing liabilities.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets.
(5) The efficiency ratio represents noninterest expense as a percent of net interest income and noninterest income before provision for loan losses.
(6) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation - Federal Savings Institution Regulation - Capital Requirements."
(7) Gross loan receivables are stated at unpaid principal balances.
(8) Non-performing assets consist of non-performing loans and REO. Non-performing assets do not include loans which have been restructured and are presently accruing interest in accordance with their restructured terms. Non-performing loans consist of all loans 90 days or more past due and all other non-accrual loans. It is the Bank's policy to cease accruing interest on loans 90 days or more past due. See "Business of the Bank - Nonaccrual and Past Due Loans" and "- Real Estate."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1996 AND FEBRUARY 29, 1996

     Total assets at March 31, 1996 were $150.9 million compared to $149.4 million at February 29, 1996, an increase of $1.5 million. The Bank increased the amount of net loans receivable by $0.3 million from $58.9 million at February 29, 1996 to $59.3 million at March 31, 1996 and decreased cash and cash equivalents by $0.6 million from $8.2 million at February 29, 1996 to $7.6 million at March 31, 1996.

     Total liabilities at March 31, 1996 were $133.3 million compared to $131.7 million at February 29, 1996, an increase of $1.6 million. Total deposit accounts of the Bank increased by $2.1 million from $129.3 million at February 29, 1996 to $131.4 million at March 31, 1996 due principally to an increase in certificate and savings accounts.

     Equity at March 31, 1996 was $17.6 million compared to $17.7 million at February 29, 1996, a decrease of $123,000, or 0.7%, due primarily to an $187,000 increase in the loss on securities available-for-sale in March.

COMPARISON OF OPERATING RESULTS FOR THE MONTH ENDED MARCH 31, 1996 AND MARCH 31, 1995

GENERAL

     Net earnings for the month ended March 31, 1996 were $64,000, a decrease of $146,000, or 69.5%, from net earnings of $210,000 for the month ended March 31, 1995. The decrease in net earnings resulted primarily from a $242,000, or 87.4%, decrease in noninterest income which included a $241,000 decrease in gain on sales of real estate held for development. The Bank's average net interest margin decreased from 3.02% for the month ended March 31, 1995 to 2.64% for the month ended March 31, 1996, resulting in a $18,000 decrease in net interest income. Operating results for the month ended March 31, 1996 were impacted by a $118,000 decrease in income tax expense from the same period in 1995. The Bank's return on average assets decreased from 1.83% for the month ended March 31, 1995 to 0.51% for the month ended March 31, 1996.

INTEREST INCOME

     Interest income for the month ended March 31, 1996 was $848,000 compared to $779,000 for the month ended March 31, 1995, an increase of $69,000 or 8.9%.
The increase in interest income was the result of an increase in average interest-earning assets from $133.6 million for the month ended March 31, 1995 to $144.5 million for the month ended March 31, 1996 primarily due to an increase in the average balance of interest-earning deposits and other investments.

INTEREST EXPENSE

     Interest expense for the month ended March 31, 1996 was $530,000 compared to $443,000 for the month ended March 31, 1995, an increase of $87,000, or 19.6%. The increase of interest expense was due in part to the increase of $12.1 million in the average balance of interest-bearing liabilities from $118.3 million for the month ended March 31, 1995 to $130.4 million for the month ended March 31, 1996. The increase in interest expense also reflects the higher interest rate environment, as the average cost of interest-bearing liabilities increased 38 basis points from 4.50% for the month ended March 31, 1995 to 4.88% for the month ended March 31, 1996. The increase in average interest-bearing liabilities was primarily due to the $13.7 million increase in the average balance of savings and certificate accounts from $105.5 million for the month ended March 31, 1995 to $119.2 million for the month ended March 31, 1996. The increase in the average balance of certificate accounts reflects the increased customer demand arising from higher interest rates paid by the Bank on these accounts in response to higher market rates. The average cost of funds for savings and certificate accounts increased 56 basis points from 4.57% for the month ended March 31, 1995 to 5.13% for the month ended March 31, 1996, resulting in an increase in the overall average cost of funds.

PROVISION FOR LOAN LOSSES

     The Bank's provision for loan losses for the month ended March 31, 1996 was zero compared to $5,000 for the month ended March 31, 1995. The amount of the provision and allowance for estimated losses on loans is influenced by current economic conditions, including declining real estate values, in the Bank's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for estimated losses on loans. Such agencies may require the Bank to provide additions to the allowance based upon judgments which differ from those of management. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control. See "Business of the Bank - Lending Activities - Delinquencies and Classified Assets" and "- Lending Activities - Allowance for Estimated Losses on Loans."

NONINTEREST INCOME

     Noninterest income for the month ended March 31, 1996 was $35,000 compared to $277,000 for the month ended March 31, 1995, a decrease of $242,000, or 87.4%. Deposit fees and charges for the month ended March 31, 1996 decreased to $16,000, or 20.0%, from $20,000 for the month ended March 31, 1995. Gains on the sale of real estate held for development decreased $241,000 during the month ended March 31, 1996 due to the substantial completion of the Rose Hill Venture in the latter half of 1995 and the start-up of the Prairie Ridge Venture in late 1995 and early 1996.

NONINTEREST EXPENSE

     Noninterest expense was $262,000 for the month ended March 31, 1996 compared to $253,000 for the month ended March 31, 1995, a $9,000 or 3.6% increase. Compensation and benefits expense was $134,000 for the month ended March 31, 1996 compared to $139,000 for the month ended March 31, 1995, a $5,000, or 3.6%, decrease. The ratio of noninterest expense to average assets was 2.09% for the month ended March 31, 1996 compared to 2.21% for the month ended March 31, 1995.

INCOME TAXES

     Income taxes were $27,000 for the month ended March 31, 1996 compared to $145,000 for the month ended March 31, 1995, a decrease of $118,000, or 81.4%. This decrease was primarily the result of the $264,000, or 74.4%, decrease in earnings before income taxes from $355,000 for the month ended March 31, 1995 to $91,000 for the month ended March 31, 1996.

                               PARK BANCORP, INC.

     The Company was recently organized at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank. The Company has applied to the OTS to become a savings and loan holding company, and, as such, will be subject to regulation by the OTS. See "The Conversion - General." After completion of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Holding Company Regulation." Upon consummation of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion and that portion of the net proceeds of the Offerings retained by the Company. The Company intends to use part of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock in the Conversion. See "Use of Proceeds." The Company will have no significant liabilities. The management of the Company is set forth under "The Board of Directors and Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

     Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

     The Company's executive offices are located at the home office of the Bank at 2740 West 55th Street, Chicago, Illinois 60632. The Company's telephone number is (312) 434-6040.

                            PARK FEDERAL SAVINGS BANK

     The Bank has operated for over seventy-five years as a community-oriented savings institution. The Bank's primary market area consists of the areas in and surrounding the city of Chicago and includes the counties of Cook and DuPage in the state of Illinois. The Bank conducts its business from its home office located in Chicago and its two other branches located in southwestern Chicago and Westmont, Illinois.

     The Bank is a community-oriented financial institution whose business has been and continues to be attracting deposits from the general public in its primary market area and investing such deposits and other funds, generated from operations and borrowings, primarily in mortgage loans secured by one- to four-family residences. At February 29, 1996, $48.3 million, or 79.3%, of the Bank's gross loans consisted of one- to four-family mortgage loans. To a significantly lesser extent, the Bank invests in multi-family, commercial real estate, construction (primarily residential construction) and land, and consumer loans. In addition to its lending activities, the Bank also invests in mortgage-backed securities, primarily those guaranteed by governmental agencies such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") and investment securities. The

Bank also engages in real estate development activities through a subsidiary, GPS Development Corp. and in limited insurance activities through GPS Corporation. The Bank's investment in real estate held for development totalled $1.6 million, or 1.1% of total assets at February 29, 1996. During 1995, the Bank substantially completed its primary development project, Rose Hill Farm, and began work on a new, but smaller project. During the years ended December 31, 1995, 1994 and 1993, the Bank recorded income of $523,000, $1.1 million and $856,000, respectively, related to real estate development. Management anticipates lower levels of income from these activities in 1996, as the new project begins development. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Bank."

     The Bank is subject to extensive regulation, supervision and examination by the OTS, its primary regulator, and the FDIC, which insures its deposits. As of February 29, 1996, the Bank exceeded all regulatory capital requirements with tangible, core and risk-based capital of $16.1 million, $16.1 million and $16.6 million, respectively. Additionally, the Bank's regulatory capital was in excess of the amount necessary to be "well-capitalized" under the Federal Deposit Insurance Corporation Improvement Act of 1992 ("FDICIA").
See "Regulatory Capital Compliance" and "Regulation." The Bank is a member of the Federal Home Loan Bank of Chicago ("FHLB - Chicago") which is one of the twelve regional banks which comprise the FHLB system.

     The Bank's executive offices are located at its home office at 2740 West 55th Street, Chicago, Illinois 60632. The Bank's telephone number is (312) 434-6040.

                          REGULATORY CAPITAL COMPLIANCE

     At February 29, 1996, the Bank exceeded all regulatory capital requirements. See "Regulation - Federal Savings Institution Regulation - Capital Requirements." Set forth below is a summary of the Bank's compliance with regulatory capital standards as of February 29, 1996, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds and that such net proceeds are invested in assets that carry a 20% risk-weighting, such as short-term interest-bearing deposits. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Programs are deducted from pro forma regulatory capital.

                                                        PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                                        ---------------------------------------------
                                                          2,040,000 SHARES       2,400,000 SHARES
                                                             (MINIMUM OF           (MIDPOINT OF
                                                              ESTIMATED              ESTIMATED
                                     HISTORICAL              PRICE RANGE            PRICE RANGE)
                               ---------------------    ---------------------   ---------------------
                                            PERCENT                 PERCENT                 PERCENT
                                              OF                      OF                      OF
                                 AMOUNT    ASSETS(2)     AMOUNT    ASSETS(2)     AMOUNT    ASSETS(2)
                               ---------  ----------    ---------  ----------   ---------  ----------
                                                         (DOLLARS IN THOUSANDS)

GAAP Capital . . . . . . . . .   $17,677      12.0%       $25,100      16.2%    $26,437         16.9%
                                 -------      -----       -------      -----    -------         -----
                                 -------      -----       -------      -----    -------         -----
Tangible Capital:
    Capital Level(3) . . . . .   $16,072      10.9%       $23,495      15.1%    $24,832         15.9%
    Requirement. . . . . . . .     2,217       1.5          2,328       1.5       2,348          1.5
                                 -------      -----       -------      -----    -------         -----
    Excess . . . . . . . . . .   $13,855       9.4%       $21,167      13.6%    $22,484         14.4%
                                 -------      -----       -------      -----    -------         -----
                                 -------      -----       -------      -----    -------         -----
Core Capital:
    Capital Level(3) . . . . .   $16,072      10.9%       $23,495      15.1%    $24,832         15.9%
    Requirement(4) . . . . . .     4,433       3.0          4,656       3.0       4,696          3.0
                                 -------      -----       -------      -----    -------         -----
    Excess . . . . . . . . . .   $11,639       7.9%       $18,839      12.1%    $20,136         12.9%
                                 -------      -----       -------      -----    -------         -----
                                 -------      -----       -------      -----    -------         -----
Total Risk-Based Capital:
    Capital Level(3) . . . . .   $16,572      39.4%       $23,995      55.1%    $25,332         57.8%
    Requirement. . . . . . . .     3,368       8.0          3,484       8.0       3,505          8.0
                                 -------      -----       -------      -----    -------         -----
    Excess . . . . . . . . . .   $13,204      31.4%       $20,511      47.1%    $21,827         49.8%
                                 -------      -----       -------      -----    -------         -----
                                 -------      -----       -------      -----    -------         -----

                              PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                              ----------------------------------------------
                                                          3,174,000 SHARES
                                 2,760,000 SHARES            (15% ABOVE
                                    (MAXIMUM OF                MAXIMUM
                                     ESTIMATED              OF ESTIMATED
                                    PRICE RANGE)           PRICE RANGE)(1)
                               ---------------------    ---------------------
                                            PERCENT                 PERCENT
                                              OF                      OF
                                 AMOUNT    ASSETS(2)     AMOUNT    ASSETS(2)
                               ---------  ----------    ---------  ----------
                                          (DOLLARS IN THOUSANDS)
GAAP Capital . . . . . . . . .   $27,775      17.6%       $29,348      18.4%
                                 -------      -----       -------      -----
                                 -------      -----       -------      -----
Tangible Capital:
    Capital Level(3) . . . . .   $26,170      16.6%       $27,743      17.4%
    Requirement. . . . . . . .     2,368       1.5          2,392       1.5
                                 -------      -----       -------      -----
    Excess . . . . . . . . . .   $23,802      15.1%       $25,351      15.9%
                                 -------      -----       -------      -----
                                 -------      -----       -------      -----
Core Capital:
    Capital Level(3) . . . . .   $26,170      16.6%       $27,743      17.4%
    Requirement(4) . . . . . .     4,736       3.0          4,784       3.0
                                 -------      -----       -------      -----
    Excess . . . . . . . . . .   $21,434      13.6%       $22,959      14.4%
                                 -------      -----       -------      -----
                                 -------      -----       -------      -----
Total Risk-Based Capital:
    Capital Level(3) . . . . .   $26,670      60.5%       $28,243      63.6%
    Requirement. . . . . . . .     3,526       8.0          3,552       8.0
                                 -------      -----       -------      -----
    Excess . . . . . . . . . .   $23,144      52.5%       $24,691      55.6%
                                 -------      -----       -------      -----
                                 -------      -----       -------      -----

- ----------------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations, changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Tangible capital levels are shown as a percentage of tangible assets.
    Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) Certain deductions and additions are made to equity as calculated under generally accepted accounting principles ("GAAP") to determine regulatory capital. At February 29, 1996, the additions to (reductions from) GAAP capital to determine regulatory tangible and core capital are non-includable investment in subsidiaries of ($1.6 million) and unrealized gain on securities available-for-sale, net of tax, of $30,000. The general valuation allowance of $500,000 is added to GAAP capital to arrive at total risk-based capital.
(4) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation - Federal Savings Institution Regulation - Capital Requirements."

                                   USE OF PROCEEDS

    Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $19.7 million and $26.8 million (or $31.0 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion - Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.


    The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offering. Such proceeds will be added to the Bank's general funds to be used for general corporate purposes, including investment in one- to four-family residential mortgage loans and other loans, investment in short- to intermediate-term securities and mortgage-backed securities, and real estate development activities. The Bank may also use such funds to upgrade its data processing capabilities in order to provide new technology-based products and services to its customers or the expansion of its facilities, to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Bank has no current arrangements, understandings or agreements regarding any such transactions.


    Net proceeds to be retained by the Company after the purchase of the capital stock of the Bank, and including the loan to the ESOP, are estimated to be between $9.9 million and $13.4 million (or $15.5 million if the Estimated Price Range is increased by 15%). The net proceeds retained by the Company will initially be invested primarily in short- to intermediate-term securities and mortgage-backed securities. The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. Based upon the issuance of 2,040,000 shares and 2,760,000 shares at the minimum and maximum of the Estimated Price Range, the amount of the loan to the ESOP would be $1.6 million or $2.2 million, respectively (or $2.5 million if the Estimated Price Range is increased by 15%) to be repaid over a 12 year period at an interest rate of 9.25%. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."


    The net proceeds retained by the Company may also be used to support the future expansion of operations through the acquisition of other savings associations and commercial banks or diversification into other banking related businesses. The Company may use a portion of the net proceeds to fund the Stock Programs. The Company may also use a portion of the net proceeds to engage in real estate development activities. The Company has no current arrangements, understandings or agreements regarding any such transactions. The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation - Holding Company Regulation" for a description of certain regulations and proposed regulations applicable to the Company.


    Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion, the Company may repurchase its Common Stock so long as (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation - Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

    Based upon facts and circumstances following Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion.

    Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other considerations. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares after Conversion."

    While the Company's Board of Directors may consider a policy of paying dividends in the future, the Board does not initially intend to pay dividends and has no present plans with respect to the payment of dividends. The payment of dividends or repurchase of stock, however, would be prohibited if stockholders' equity would be reduced below the amount required to maintain the Bank's liquidation account. See "Dividend Policy" and "The Conversion - Liquidation Rights" and "- Certain Restrictions on Purchase or Transfer of Shares After Conversion."

                                   DIVIDEND POLICY

    Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Company is newly formed and has conducted no operations to date. The Board of Directors does not intend to initially pay dividends on the Common Stock. The Board of Directors may consider a policy of paying dividends on the Common Stock in the future. No decision has been made as to the amount or timing of such dividends, if any. Declarations of dividends by the Board of Directors will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

    The Bank will not be permitted to pay dividends on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion - Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions including payment of dividends to its holding company, see "Federal and State Taxation - Federal Taxation - Distributions" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."

    Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, (generally defined as the aggregate par value of the outstanding shares of the Company's capital stock having a par value plus the amount of the consideration paid for shares of the Company's capital stock without par value) or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year. Since the Company initially will have no significant source of income other than dividends from the Bank and earnings from the net proceeds retained by the Company, the payment of dividends by the Company may be dependent, in part, upon dividends from the Bank which is subject to various tax and regulatory restrictions on the payment of dividends.

                             MARKET FOR THE COMMON STOCK


    The Company and Bank have not previously issued capital stock, and, consequently, there is no established market for the Common Stock. The Company has received conditional approval from the Nasdaq National Market to have its Common Stock quoted on the Nasdaq National Market under the symbol "PFED" upon completion of the Conversion. One of the requirements for continued quotation of the Common Stock on the Nasdaq National Market is that there be at least two market makers for the Common Stock. The Company will seek to encourage at least two market makers to make a market in its Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Baird has advised the Company that upon completion of the Conversion, it intends to act as a market maker in the Common Stock, depending on the volume of trading and subject to compliance with applicable laws and regulatory requirements. Baird also will assist the Company in obtaining additional market makers. The development of a public market having the desirable characteristics of depth, liquidity and orderliness, however, depends on the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which the Company, the Bank nor any market maker has any control. Accordingly, there can be no assurance that an established and liquid trading market for the Common Stock will develop or that, if developed, it will continue. Furthermore, there can be no assurance that persons purchasing shares will be able to sell them at or above the Purchase Price or that quotations will be available on the Nasdaq National Market as contemplated. The absence or discontinuance of a market for the Common Stock may have an adverse impact on both the price and the liquidity of the Common Stock. The Company and the Bank will make reasonable efforts to comply with the securities law of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside; however, the Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a state of the United States with respect to which the Company or the Bank determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise.

                                    CAPITALIZATION

    The following table presents the unaudited historical consolidated capitalization of the Bank at February 29, 1996, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                             COMPANY PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                              ------------------------------------------------------------------------------------
                                                                                                                    3,174,000
                                                                 2,040,000         2,400,000        2,760,000        SHARES
                                                                  SHARES            SHARES           SHARES        (15% ABOVE
                                                                (MINIMUM OF       (MIDPOINT OF      (MAXIMUM OF     MAXIMUM OF
                                                  BANK           ESTIMATED          ESTIMATED       ESTIMATED        ESTIMATED
                                               HISTORICAL       PRICE RANGE)      PRICE RANGE)     PRICE RANGE)    PRICE RANGE)(1)
                                              ------------     -------------     -------------    -------------   ----------------
                                                                          (DOLLARS IN THOUSANDS)
Total deposits . . . . . . . . . . . . . . .   $129,309          $129,309          $129,309         $129,309        $129,309
                                               --------          --------          --------         --------        --------
                                               --------          --------          --------         --------        --------
Stockholders' equity:
  Preferred Stock, $.01 par value,
    1,000,000 shares authorized;
    none to be issued. . . . . . . . . . . .         $-                $-                $-               $-              $-
  Common Stock, $.01 par value,
    9,000,000 shares authorized;
    shares to be issued as reflected . . . .          -                20                24               28              32
  Additional paid-in capital(3). . . . . . .          -            19,722            23,257           26,792          30,928
  Retained earnings(4) . . . . . . . . . . .     17,647            17,647            17,647           17,647          17,647
  Unrealized gain on securities
    available for sale . . . . . . . . . . .         30                30                30               30              30
  Common Stock acquired by the
    ESOP(5). . . . . . . . . . . . . . . . .          -            (1,632)           (1,920)          (2,208)         (2,539)
  Common Stock acquired by the
    Stock Programs(6). . . . . . . . . . . .          -              (816)             (960)          (1,140)         (1,270)
                                               --------          --------          --------         --------        --------
  Total stockholders' equity . . . . . . . .    $17,677           $34,971           $38,078          $41,185         $44,828
                                               --------          --------          --------         --------        --------
                                               --------          --------          --------         --------        --------

- -------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations, or changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. If approved by the stockholders of the Company, an amount equal to 10% of the shares of Common Stock issued in the Conversion will be reserved for issuance upon the exercise of options to be granted under the Stock Option Plans. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 3 to the tables under "Pro Forma Data" and "The Board of Directors and Management of the Bank - Benefits - Stock Option Plans."
(4) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights" and "Regulation
    - Federal Savings Institution Regulation - Limitations on Capital
    Distributions."   Does not reflect the payment of any possible future
    dividends.  See "Dividend Policy."
(5) Assumes that 8% of the shares offered for sale in the Conversion will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."
(6) Assumes that an amount equal to 4% of the shares of Common Stock issued in the Conversion is purchased by the Stock Programs subsequent to the Conversion through open market purchases. The Common Stock purchased by the Stock Programs is reflected as a reduction of stockholder's equity. Implementation of the Stock Programs is subject to the approval of the Company's stockholders at a meeting following the Conversion. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 2 to the tables under "Pro Forma Data" and "The Board of Directors and Management of the Bank - Benefits - Stock Programs."

                                    PRO FORMA DATA

    The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $19.7 million and $26.8 million (or $31.0 million in the event the Estimated Price Range is increased by 15.0%) based upon the following assumptions: (i) all of the shares of Common Stock will be sold in the Subscription and Community Offerings; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Affiliates") will purchase an aggregate of 109,000 shares of Common Stock;
(iii) Baird will receive a fee equal to 1.84% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings up to the maximum of the Estimated Price Range, excluding shares purchased by Affiliates and the ESOP for which there is no fee; and (iv) Conversion expenses, excluding the marketing fees paid to Baird, will be approximately $333,000. Actual Conversion expenses may vary from those estimated.

    Pro forma consolidated net earnings of the Company for the two months ended February 29, 1996, and for the year ended December 31, 1995, have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.45% and 5.16%, respectively, the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the weighted average rate paid on its deposits during such periods (as required by OTS regulations). The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net conversion proceeds. The pro forma after-tax yields for the Company and the Bank are assumed to be 3.77% for the two months ended February 29, 1996, based on an effective tax rate of 38.74%, and 3.55% for the year ended December 31, 1995, based on an effective tax rate of 38.74%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds.

    The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with GAAP. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

    The following tables summarize historical data of the Bank and pro forma data of the Company at or for the two months ended February 29, 1996, and at or for the year ended December 31, 1995, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock Programs, which are expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 2 to the tables and "The Board of Directors and Management of the Bank - Benefits - Stock Programs." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plans which are expected to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or the bad debt reserve in liquidation. See Footnote 3 to the tables below, "The Conversion - Liquidation Rights" and "The Board of Directors and Management of the Bank - Benefits - Stock Option Plans."

                                                         AT OR FOR THE TWO MONTHS ENDED FEBRUARY 29, 1996
                                               ------------------------------------------------------------------
                                                2,040,000         2,400,000        2,760,000        3,174,000
                                               SHARES SOLD       SHARES SOLD      SHARES SOLD      SHARES SOLD
                                                AT $10.00         AT $10.00        AT $10.00        AT $10.00
                                                PER SHARE         PER SHARE        PER SHARE      PER SHARE (15%
                                                (MINIMUM          (MIDPOINT        (MAXIMUM       ABOVE MAXIMUM
                                               OF ESTIMATED      OF ESTIMATED     OF ESTIMATED     OF ESTIMATED
                                               PRICE RANGE)      PRICE RANGE)     PRICE RANGE)    PRICE RANGE)(5)
                                               ------------      ------------     ------------    ---------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds. . . . . . . . . . . . . . . .   $20,400          $24,000           $27,600          $31,740
Less:  Offering expenses and
   commissions. . . . . . . . . . . . . . . .      (658)            (719)             (780)            (780)
                                                 ------           ------            ------           ------
Estimated net proceeds. . . . . . . . . . . .    19,742           23,281            26,820           30,960
Less:  Common Stock acquired by
         ESOP . . . . . . . . . . . . . . . .    (1,632)          (1,920)           (2,208)          (2,539)
       Common Stock acquired by
         Stock Programs . . . . . . . . . . .      (816)            (960)           (1,104)          (1,270)
                                                 ------           ------            ------           ------
   Estimated net proceeds, as adjusted. . . .   $17,294          $20,401           $23,508          $27,151
                                                -------          -------           -------          -------
                                                -------          -------           -------          -------
Consolidated net earnings:
   Historical . . . . . . . . . . . . . . . .      $190             $190              $190             $190
   Pro forma adjustments:
         Net income from proceeds . . . . . .       109              128               148              171
         ESOP . . . . . . . . . . . . . . . .       (29)             (34)              (40)             (46)
        Stock programs . . . . . . . . . . .        (17)             (20)              (23)             (26)
                                                 ------           ------            ------           ------
           Pro forma net income . . . . . . .      $253             $264              $275             $289
                                                 ------           ------            ------           ------
                                                 ------           ------            ------           ------
Net income per share:
   Historical . . . . . . . . . . . . . . . .     $0.10            $0.09             $0.07            $0.06
   Pro forma adjustments:
         Net income from proceeds . . . . . .      0.06             0.06              0.06             0.06
         ESOP . . . . . . . . . . . . . . . .     (0.02)           (0.02)            (0.02)           (0.02)
         Stock programs . . . . . . . . . . .     (0.01)           (0.01)            (0.01)           (0.01)
                                                 ------           ------            ------           ------
           Pro forma net income . . . . . . .     $0.13            $0.12             $0.10            $0.09
                                                 ------           ------            ------           ------
                                                 ------           ------            ------           ------
Stockholders' equity:
  Historical. . . . . . . . . . . . . . . . .   $17,677          $17,677           $17,677          $17,677
  Estimated net conversion proceeds . . . . .    19,742           23,281            26,820           30,960
  Less:  Common Stock acquired
           by ESOP(1) . . . . . . . . . . . .    (1,632)          (1,920)           (2,208)          (2,539)
         Common Stock acquired
           by Stock Programs(2) . . . . . . .      (816)            (960)           (1,104)          (1,270)
                                                 ------           ------            ------           ------
      Pro forma stockholders'
         equity(2)(3)(4). . . . . . . . . . .   $34,971          $38,078           $41,185          $44,828
                                                -------          -------           -------          -------
                                                -------          -------           -------          -------
Stockholders' equity per share:
  Historical. . . . . . . . . . . . . . . . .     $8.67            $7.37             $6.40            $5.57
  Estimated net conversion proceeds . . . . .      9.68             9.70              9.72             9.75
  Less:  Common Stock acquired
           by ESOP(1) . . . . . . . . . . . .     (0.80)           (0.80)            (0.80)           (0.80)
         Common Stock acquired
           by Stock Programs(2) . . . . . . .     (0.40)           (0.40)            (0.40)           (0.40)
                                                 ------           ------            ------           ------
      Pro forma stockholders' equity
        per share(2)(3)(4). . . . . . . . . .    $17.15           $15.87            $14.92           $14.12
                                                 ------           ------            ------           ------
                                                 ------           ------            ------           ------
  Purchase price as a percentage of
    pro forma stockholders' equity
        per share . . . . . . . . . . . . . .    58.31%           63.01%            67.02%           70.82%
  Purchase price to pro forma net
    earnings per share. . . . . . . . . . . .    12.82x           13.89x            16.67x           18.52x


                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ----------------------
(1) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon twelve equal annual installments of principal and interest with an assumed annual interest rate of 9.25%. The pro forma net earnings assumes:
    (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the two months ended February 29, 1996, and was made at the end of the period; (ii) that 2,267, 2,267, 3,067 and 3,527 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the two months ended February 29, 1996, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust." Under SOP 93-6, the Company will recognize compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Bank's ESOP shares differs from the cost of such shares, this differential will be charged or credited to equity.
(2) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion, or 81,600, 96,000, 110,400 and 126,960 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock Programs to purchase the shares will be contributed to the Stock Programs by the Bank. In calculating the pro forma effect of the Stock Programs, it is assumed that the required stockholder approval has been received, that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 10% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.13, $0.11, $0.10 and $0.09 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $16.87, $15.64, $14.73 and $13.96 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Programs will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "The Board of Directors and Management of the Bank - Benefits - Stock Programs."
(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, or 204,000, 240,000, 276,000 and 317,400 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plans and all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.12, $0.11, $0.10 and $0.09, respectively, and the pro forma stockholders' equity per share would be $16.49, $15.33, $14.47 and $13.74, respectively. See "The Board of Directors and Management of the Bank - Benefits - Stock Option Plans."
(4) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."
(5) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations, changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                                                            AT OR FOR THE YEAR ENDED DECEMBER 31, 1996
                                               ------------------------------------------------------------------
                                                2,040,000         2,400,000        2,760,000        3,174,000
                                               SHARES SOLD       SHARES SOLD      SHARES SOLD      SHARES SOLD
                                                AT $10.00         AT $10.00        AT $10.00        AT $10.00
                                                PER SHARE         PER SHARE        PER SHARE      PER SHARE (15%
                                                (MINIMUM          (MIDPOINT        (MAXIMUM       ABOVE MAXIMUM
                                               OF ESTIMATED      OF ESTIMATED     OF ESTIMATED     OF ESTIMATED
                                               PRICE RANGE)      PRICE RANGE)     PRICE RANGE)    PRICE RANGE)(5)
                                               ------------      ------------     ------------    ---------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds . . . . . . . . . . . . . . . .   $20,400           $24,000          $27,600            $31,740
Less:Offering expenses and
        commission . . . . . . . . . . . . . .      (658)             (719)            (780)              (780)
                                                  ------            ------           ------             ------
Estimated net proceeds . . . . . . . . . . . .    19,742            23,281           26,820             30,960
Less: Common Stock acquired by
        ESOP . . . . . . . . . . . . . . . . .    (1,632)           (1,920)          (2,208)            (2,539)
      Common Stock acquired by
        Stock Programs . . . . . . . . . . . .      (816)             (960)          (1,104)            (1,270)
                                                  ------            ------           ------             ------
  Estimated net proceeds, as adjusted. . . . .   $17,294           $20,401          $23,508            $27,151
                                                 -------           -------          -------            -------
                                                 -------           -------          -------            -------
Consolidated net earnings:
  Historical . . . . . . . . . . . . . . . . .      $936              $936             $936               $936
  Pro forma adjustments:
      Net income from proceeds . . . . . . . .       614               724              835                964
      ESOP . . . . . . . . . . . . . . . . . .      (176)             (207)            (238)              (274)
      Stock programs . . . . . . . . . . . . .      (100)             (118)            (135)              (156)
                                                 -------           -------          -------            -------
      Pro forma net income . . . . . . . . . .   $ 1,274            $1,335           $1,398             $1,470
                                                 -------           -------          -------            -------
                                                 -------           -------          -------            -------
Net earnings per share:
  Historical . . . . . . . . . . . . . . . . .     $0.50             $0.42            $0.37              $0.32
  Pro forma adjustments:
      Net income from proceeds . . . . . . . .      0.32              0.32             0.32               0.32
      ESOP . . . . . . . . . . . . . . . . . .     (0.09)            (0.09)           (0.09)             (0.09)
      Stock programs . . . . . . . . . . . . .     (0.05)            (0.05)           (0.05)             (0.05)
                                                 -------           -------          -------            -------
      Pro forma net income . . . . . . . . . .     $0.68             $0.60            $0.55              $0.50
                                                 -------           -------          -------            -------
                                                 -------           -------          -------            -------
Stockholders' equity:
  Historical . . . . . . . . . . . . . . . . .   $17,533           $17,533          $17,533            $17,533
  Estimated net conversion proceeds. . . . . .    19,742            23,281           26,820             30,960
  Less:  Common Stock acquired
           by ESOP(1). . . . . . . . . . . . .    (1,632)           (1,920)          (2,208)            (2,539)
         Common Stock acquired
           by Stock Programs(2). . . . . . . .      (816)             (960)          (1,104)            (1,270)
                                                 -------           -------          -------            -------
      Pro forma stockholders'
         equity(2)(3)(4) . . . . . . . . . . .   $34,827           $37,934          $41,041            $44,684
                                                 -------           -------          -------            -------
                                                 -------           -------          -------            -------
Stockholders' equity per share:
  Historical . . . . . . . . . . . . . . . . .     $8.59             $7.31            $6.35              $5.52
  Estimated net conversion proceeds  . . . . .      9.68              9.70             9.72               9.75
  Less:  Common Stock acquired
           by ESOP(1). . . . . . . . . . . . .     (0.80)            (0.80)           (0.80)             (0.80)
         Common Stock acquired
           by Stock Programs(2). . . . . . . .     (0.40)            (0.40)           (0.40)             (0.40)
                                                 -------           -------          -------            -------
      Pro forma stockholders' equity
           per share(2)(3)(4). . . . . . . . .   $ 17.07            $15.81           $14.87             $14.07
                                                 -------           -------          -------            -------
                                                 -------           -------          -------            -------
Purchase price as a percentage of
  pro forma stockholders' equity
      per share. . . . . . . . . . . . . . . .     58.58%            63.25%           67.25%             71.07%
Purchase price to pro forma
  net earnings per share . . . . . . . . . . .     14.71x            16.67x           18.18x             20.00x


                                                  (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------
(1) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon twelve equal annual installments of principal and interest, with an assumed annual interest rate of 9.25%. The pro forma net earnings assumes:
    (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1995, and was made at the end of the period; (ii) that 13,600, 16,000, 18,400 and 21,160 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1995, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust." Under SOP 93-6, the Company will recognize compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Bank's ESOP shares differs from the cost of such shares, this differential will be charged or credited to equity.

(2) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion, or 81,600, 96,000, 110,400 and 126,960 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock Programs to purchase the shares will be contributed to the Stock Programs by the Bank. In calculating the pro forma effect of the Stock Programs, it is assumed that the required stockholder approval has been received, that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.67, $0.59, $0.54 and $0.50 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $16.80, $15.58, $14.68 and $13.92 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Programs will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "The Board of Directors and Management of the Bank - Benefits - Stock Programs."


(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, or 204,000, 240,000, 276,000 and 317,400 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plans and all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.61, $0.54, $0.50, and $0.45, respectively, and the pro forma stockholders' equity per share would be $16.43, $15.28, $14.43 and $13.71, respectively. See "The Board of Directors and Management of the Bank - Benefits - Stock Option Plans."

(4) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."
(5) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations, changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The consolidated condensed operating data presented below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements and related notes of Park Federal Savings Bank presented elsewhere in the prospectus. The consolidated condensed operating data for the two-month periods ended February 29, 1996 and February 28, 1995 are derived from unaudited financial data, but, in the opinion of management reflects all adjustments (consisting of only normal recurring adjustments) which are necessary to present fairly the results for such interim periods. The results of operations for the two months ended February 29, 1996 are not necessarily indicative of the results of operations that may be expected for the year ended December 31, 1996.

                                                    TWO MONTHS ENDED
                                               ---------------------------    YEAR ENDED DECEMBER 31,
                                               FEBRUARY 29,   FEBRUARY 28,   -------------------------
                                                   1996           1995        1995    1994    1993
                                               ------------   ------------   ------  ------  ------
                                                       (UNAUDITED)
                                                                     (IN THOUSANDS)
Interest income:
  Loans receivable...........................     $  955         $  809      $5,090  $4,889  $6,177
  Securities.................................        841            778       4,665   3,972   3,077
                                               ------------   ------------   ------  ------  ------
    Total interest income....................      1,796          1,587       9,755   8,861   9,254
Interest expense:
  Deposits...................................      1,023            812       5,604   4,531   4,890
  Federal Home Loan Bank advances............          1             75         102     112      --
                                               ------------   ------------   ------  ------  ------
    Total interest expense...................      1,024            887       5,706   4,643   4,890
                                               ------------   ------------   ------  ------  ------
Net interest income..........................        772            700       4,049   4,218   4,364
Provision for loan losses....................         --             10         298      48     140
                                               ------------   ------------   ------  ------  ------
Net interest income after provision for loan
 losses......................................        772            690       3,751   4,170   4,224
                                               ------------   ------------   ------  ------  ------
Noninterest income:
  Gain on sale of securities.................         --             14          14      --     138
  Gain on sale of real estate held for
   development...............................         11             --         523   1,114     856
  Other operating income.....................         31             17         157     170     229
                                               ------------   ------------   ------  ------  ------
    Total noninterest income.................         42             31         694   1,284   1,223
Noninterest expense:
  Compensation and benefits..................        302            282       1,782   1,635   1,485
  Occupancy and equipment....................         74             69         361     363     371
  Federal deposit insurance premiums.........         55             55         316     317     287
  Data processing services...................         23             20         115     104     111
  Other operating expense....................         67             76         522     403     344
                                               ------------   ------------   ------  ------  ------
    Total noninterest expense................        521            502       3,096   2,822   2,598
                                               ------------   ------------   ------  ------  ------
Income before income taxes...................        293            219       1,349   2,632   2,849
Income taxes.................................        103             55         413     881   1,113(1)
                                               ------------   ------------   ------  ------  ------
Net income...................................     $  190         $  164      $  936  $1,751  $1,736
                                               ------------   ------------   ------  ------  ------
                                               ------------   ------------   ------  ------  ------

- ------------------------
(1) Income taxes for the year ended December 31, 1993 includes a $104,000 charge due to the cumulative effect of a change in accounting for income taxes.

GENERAL

     The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on the Bank's interest-earning assets, such as loans and investments, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. The Bank also generates noninterest income such as income from real estate development activities and other fees. The Bank's noninterest expenses primarily consist of employee compensation and benefits, occupancy and equipment expenses, federal deposit insurance premiums and other operating expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies. The Bank exceeded all of its regulatory capital requirements at February 29, 1996. See "Regulatory Capital
Compliance" for a discussion of the historical and pro forma capital of the Bank and capital requirements. See also "Regulation - Federal Savings Institution Regulation - Capital Requirements."

MANAGEMENT STRATEGY

     Management's primary goal has been to improve profitability and its capital position, so that the Bank can have greater flexibility in providing the products and services desired by the customers in the communities it serves. To accomplish this, the Bank has employed an operating strategy which has: (1) emphasized the origination of fixed-rate one- to four-family residential mortgage loans secured by properties located in its primary market area; (2) sought to enhance net income and manage interest rate risk by maintaining high liquidity through the purchase of adjustable-rate mortgage-backed securities and other short- and intermediate-term securities;
(3) concentrated on its asset quality by limiting its commercial real estate and multi-family lending; (4) enhanced net income by increasing noninterest income primarily through real estate development and (5) sought to control asset growth to a level sustainable by its capital position. The Bank intends to continue this operating strategy to enhance its long-term profitability while managing the level of interest rate risk. In addition, the Bank is attempting to increase the level of the Bank's core and longer-term deposits through marketing efforts and by expanding its deposit products and services. As part of its marketing strategy and its attempt to increase its deposit base, the Bank has added two ATMs and has plans to install a third ATM. The Bank may also consider opening additional branches in its primary market area. See "Use of Proceeds."

MANAGEMENT OF INTEREST RATE RISK

     The principal objective of the Bank's interest rate risk management function is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business focus, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Board approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank's executive committee meets regularly and reviews the Bank's interest rate risk position and makes recommendations for adjusting such position. In addition, the Bank's Board of Directors reviews on a quarterly basis the Bank's asset/liability position, including simulations of the effect on the Bank's capital of various interest rate scenarios.

     Historically, the Bank has emphasized the origination of fixed-rate residential mortgage loans as a result of market conditions and consumer preference for such loans in its primary market area. At February 29, 1996, fixed-rate mortgage loans totalled $54.2 million, or 89.0% of total gross loans. Management believes that investing in fixed-rate mortgage loans results in a higher net interest margin than investment in adjustable-rate mortgage loans. However, investment in fixed-rate mortgage loans generally results in increased interest rate risk as such loans generally do not reprice as quickly as adjustable-rate mortgage loans during periods of rising interest rates. Management of the Bank seeks to limit interest rate risk by maintaining high liquidity through the purchase of adjustable-rate mortgage-backed securities and other short and intermediate-term securities. At February 29, 1996, adjustable-rate mortgage-backed securities and other securities totalled $76.0 million or 50.9% of total assets.

     NET PORTFOLIO VALUE. The Bank's interest rate sensitivity is monitored by management through the use of a model which estimates the change in net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. An NPV Ratio, in any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The Sensitivity Measure is the decline in the NPV Ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces a larger decline. The higher an institution's Sensitivity Measure is, the greater its exposure to interest rate risk is considered to be. The Bank utilizes a market value model prepared by the OTS (the "OTS NPV model"), which is prepared quarterly, based on the Bank's quarterly Thrift Financial Reports filed with the OTS. The OTS NPV model measures the Bank's interest rate risk by approximating the Bank's NPV, which is the net present value of expected cash flows from assets, liabilities and any off-balance sheet contracts, under various market interest rate scenarios which range from a 400 basis point increase to a 400 basis point decrease in market interest rates. The interest rate risk policy of the Bank provides that the maximum permissible change at a 400 basis point increase or decrease in market interest rates is a 90% change in the net portfolio value. The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, an institution whose sensitivity measure exceeds 2% would be required to deduct an interest rate risk component in calculating its total capital for purpose of the risk-based capital requirement. See "Regulation - Federal Savings Institution Regulation." As of December 31, 1995, the most recent date for which the relevant data is available, the Bank's sensitivity measure, as measured by the OTS, resulting from a 200 basis point increase in interest rates was (.71)% and would result in a $1.5 million reduction in the NPV of the Bank. Accordingly, increases in interest rates would be expected to have a negative impact on the Bank's operating results and decreases in interest rates would be expected to have a positive impact on the Bank's operating results. The NPV Ratio sensitivity measure is below the threshold at which the Bank could be required to hold additional risk-based capital under OTS regulations. See "Regulation - Federal Savings Institution Regulation."


     Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV requires the making of certain assumptions that may tend to oversimplify the manner in which actual yields and costs respond to changes in market interest rates. First, the models assume that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured. Second, the models assume that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Third, the model does not take into account the impact of the Bank's business or strategic plans on the structure of interest-earning assets and interest-bearing liabilities. Accordingly, although the NPV measurement provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurement is not intended to and does not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results. The results of this modeling are monitored by management and presented to the Board of Directors, quarterly.

     The following table shows the NPV and projected change in the NPV of the Bank at December 31, 1995 assuming an instantaneous and sustained change in market interest rates of 100, 200, 300 and 400 basis points.

            INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)

                            NET PORTFOLIO VALUE            NPV AS % OF PV OF ASSETS
                    ----------------------------------     ------------------------
CHANGE IN RATES     $ AMOUNT     $ CHANGE     % CHANGE     NPV RATIO        CHANGE
- ---------------     --------     --------     --------     ---------       --------
                          (DOLLARS IN THOUSANDS)
  + 400 bp           $16,462      $(3,859)       (19)%       10.58%        - 189 bp
  + 300 bp            17,647       (2,674)       (13)        11.20         - 127 bp
  + 200 bp            18,775       (1,546)        (8)        11.76          - 71 bp
  + 100 bp            19,714         (607)        (3)        12.21          - 26 bp
      0 bp            20,321            -          -         12.47             0 bp
  - 100 bp            20,845          523          3         12.68          + 21 bp
  - 200 bp            21,163          841          4         12.77          + 30 bp
  - 300 bp            21,734        1,413          7         12.99          + 52 bp
  - 400 bp            22,648        2,327         11         13.38          + 91 bp

     AVERAGE BALANCE SHEETS.   The following table sets forth certain
information relating to the Bank at February 29, 1996, and for the two months ended February 29, 1996 and February 28, 1995 and the years ended December 31, 1995, 1994 and 1993. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. Average balances of loans receivable include loans on which the Bank has discontinued accruing interest. The yields and costs include fees which are considered adjustments to yields.

                                                                                            TWO MONTHS ENDED
                                                                       -----------------------------------------------------------
                                                    AT FEBRUARY 29,
                                                          1996              FEBRUARY 29, 1996              FEBRUARY 28, 1995
                                                    ----------------   ----------------------------   ----------------------------
                                                                                           AVERAGE                        AVERAGE
                                                              YIELD/   AVERAGE              YIELD/    AVERAGE              YIELD/
                                                    BALANCE    COST    BALANCE   INTEREST    COST     BALANCE   INTEREST    COST
                                                    --------  ------   --------  --------   -------   --------  --------   -------
                                                                                (DOLLARS IN THOUSANDS)
ASSETS:
 Interest-earning assets:
    Interest-earning deposits and other
     investments..................................  $  7,987  5.78%    $  5,507   $    39    4.25%    $  1,576   $    12    4.57%
    Securities, net(1)............................    55,093  5.97       56,669       569    6.02       60,851       592    5.84
    Loans receivable, net(2)......................    58,944  8.21       59,511       955    9.63       56,876       809    8.53
    Mortgage-backed securities, net(1)............    20,946  6.62       21,437       233    6.52       18,502       174    5.64
                                                    --------           --------  --------             --------  --------
      Total interest-earning assets...............   142,970  6.98      143,124     1,796    7.53      137,805     1,587    6.91
                                                                                 --------                       --------
    Non-interest-earning assets...................     6,417              9,434                          4,981
                                                    --------           --------                       --------
      Total assets                                  $149,387           $152,558                       $142,786
                                                    --------           --------                       --------
                                                    --------           --------                       --------
LIABILITIES AND EQUITY:
  Interest-bearing liabilities:
    Passbook savings accounts.....................  $ 34,573  2.78     $ 34,586       157    2.72     $ 38,569       193    3.00
    Money market accounts.........................     4,168  3.35        4,114        23    3.35        3,818        22    3.46
    NOW accounts..................................     6,758  2.02        5,709        17    1.79        5,177        16    1.85
    Certificate accounts..........................    83,810  5.86       84,238       826    5.88       69,255       581    5.03
                                                    --------           --------  --------             --------  --------
      Total.......................................   129,309  4.78      128,647     1,023    4.77      116,819       812    4.17
    FHLB advances.................................        --    --          150         1    4.00        7,333        75    6.14
                                                    --------           --------  --------             --------  --------
      Total interest-bearing liabilities..........   129,309  4.78      128,797     1,024    4.77      124,152       887    4.29
                                                                                 --------                       --------
  Non-interest-bearing liabilities................     2,401              6,141                          2,143
                                                    --------           --------                        -------
      Total liabilities...........................   131,710            134,938                        126,295
  Equity..........................................    17,677             17,620                         16,491
                                                    --------           --------                        -------
      Total liabilities
       and equity.................................  $149,387           $152,558                       $142,786
                                                    --------           --------                       --------
                                                    --------           --------                       --------
Net interest income before provision for loan
 losses...........................................                                $   772                        $   700
                                                                                 --------                       --------
                                                                                 --------                       --------
Net interest rate spread(3).......................                                           2.76%                          2.62%
                                                                                            -----                          -----
                                                                                            -----                          -----
Net interest margin(4)............................                                           3.24%                          3.05%
                                                                                            -----                          -----
                                                                                            -----                          -----
Ratio of interest-earning assets to
 interest-bearing liabilities.....................   110.56%            111.12%                        111.00%
                                                    -------            -------                        -------
                                                    -------            -------                        -------

- ------------------------
(1) Includes related assets available-for-sale and unamortized discounts and premiums and certificates of deposit.

(2) Amount is net of deferred loan origination fees, undisbursed loan funds, unamortized discounts and allowance for estimated loan losses and includes loans held for sale and non-performing loans. See "Business of the Bank - Lending Activities."

(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.

                                                                          YEAR ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------------------------
                                                     1995                           1994                           1993
                                         ----------------------------   ----------------------------   ----------------------------
                                                              AVERAGE                        AVERAGE                        AVERAGE
                                         AVERAGE              YIELD/    AVERAGE              YIELD/    AVERAGE              YIELD/
                                         BALANCE   INTEREST    COST     BALANCE   INTEREST    COST     BALANCE   INTEREST    COST
                                         --------  --------   -------   --------  --------   -------   --------  --------   -------
                                                                           (DOLLARS IN THOUSANDS)
ASSETS:
 Interest-earning assets:
    Interest-earning deposits and other
     investments.......................  $  6,971   $   361    5.18%    $  5,210   $   178    3.42%    $  8,257   $   245    2.97%
    Securities, net(1).................    55,390     3,175    5.73       56,100     2,964    5.28       38,840     2,020    5.20
    Loans receivable,(2)...............    58,830     5,090    8.65       55,166     4,889    8.86       63,405     6,177    9.74
    Mortgage-backed securities,
     net(1)............................    18,560     1,129    6.08       17,410       830    4.77       16,536       812    4.91
                                         --------  --------             --------  --------             --------  --------
      Total interest-earning assets....   139,751     9,755    6.98      133,886     8,861    6.62      127,038     9,254    7.28
                                                   --------                       --------                       --------
  Non-interest-earning assets..........     4,418                          5,650                          9,435
                                         --------                       --------                        -------
      Total assets.....................  $144,169                       $139,536                       $136,473
                                         --------                       --------                        -------
                                         --------                       --------                        -------
LIABILITIES AND EQUITY:
  Interest-bearing liabilities:
    Passbook accounts..................  $ 36,761     1,059    2.88%    $ 40,787     1,124    2.76%    $ 40,835     1,211    2.97%
    Money market savings accounts......     3,656       120    3.28        4,569       127    2.78        5,046       149    2.95
    NOW accounts.......................     5,336       103    1.93        5,536       103    1.86        4,998       100    2.00
    Certificate accounts...............    75,640     4,322    5.71       68,186     3,177    4.66       69,646     3,430    4.92
                                         --------  --------             --------  --------             --------  --------
      Total............................   121,393     5,604    4.62      119,078     4,531    3.81      120,525     4,890    4.06
    FHLB advances......................     2,692       102    3.79        2,539       112    4.41            -         -       -
                                         --------  --------             --------  --------             --------  --------
      Total interest-
       bearing liabilities.............   124,085     5,706    4.60      121,617     4,643    3.82      120,525     4,890    4.06
                                                   --------                       --------                       --------
                                                   --------                       --------                       --------
    Non-interest-bearing liabilities...     3,038                          2,213                          2,085
                                         --------                       --------                        -------
      Total liabilities................   127,123                        123,830                        122,610
  Equity...............................    17,046                         15,706                         13,863
                                         --------                       --------                        -------
      Total liabilities and equity.....  $144,169                       $139,536                       $136,473
                                         --------                       --------                        -------
                                         --------                       --------                        -------
  Net interest income before provision
   for estimated loan losses...........             $ 4,049                        $ 4,218                        $ 4,364
                                                   --------                        -------                        --------
                                                   --------                        -------                        --------
  Net interest rate spread(3)..........                        2.38%                          2.80%                          3.22%
                                                              -----                          -----                          -----
                                                              -----                          -----                          -----
  Net interest margin(4)...............                        2.90                           3.15                           3.44
                                                              -----                          -----                          -----
                                                              -----                          -----                          -----
  Ratio of interest-earning assets to
   interest-bearing liabilities........   112.63%                        110.09%                        105.40%
                                         -------                       --------                        -------
                                         -------                       --------                        -------

- ------------------------
(1) Includes related assets available for sale and unamortized discounts and premiums and certificates of deposit.

(2) Amount is net of deferred loan origination fees, undisbursed loan funds, unamortized discounts and allowance for estimated loan losses and includes loans held for sale and non-performing loans. See "Business of the Bank - Lending Activities."

(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.

RATE/VOLUME ANALYSIS. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.


                                                 TWO MONTHS ENDED
                                                 FEBRUARY 29, 1996
                                                   COMPARED TO            YEAR ENDED DECEMBER 31, 1995  YEAR ENDED DECEMBER 31, 1994
                                                 TWO MONTHS ENDED                 COMPARED TO                   COMPARED TO
                                                 FEBRUARY 28, 1995        YEAR ENDED DECEMBER 31, 1994  YEAR ENDED DECEMBER 31, 1993
                                            ---------------------------   ----------------------------  ----------------------------
                                            INCREASE (DECREASE)           INCREASE (DECREASE)           INCREASE (DECREASE)
                                                  DUE TO                        DUE TO                        DUE TO
                                            -------------------           -------------------           -------------------
                                             VOLUME       RATE     NET     VOLUME       RATE    NET      VOLUME       RATE     NET
                                            --------     ------   -----   --------     ------  ------   --------     ------  ------
                                                                                  (IN THOUSANDS)
INTEREST-EARNING ASSETS:
   Interest-earning deposits and
     other investments . . . . . . . . . .  $ 33         $ (6)    $ 27    $  72        $ 111   $  183   $(100)       $  33   $  (67)
   Securities, net(1)  . . . . . . . . . .   (42)          19      (23)     (38)         249      211     911           33      944
   Loans receivable, net . . . . . . . . .    39          107      146      319         (118)     201    (760)        (528)  (1,288)
   Mortgage-backed securities, net(1). . .    30           29       59       58          241      299      42          (24)      18
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------
     Total interest-earning assets . . . .    60          149      209      411          483      894      93         (486)    (393)
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------
Interest-bearing liabilities:
   Passbook savings accounts . . . . . . .   (19)         (17)     (36)    (114)          49      (65)     (1)         (86)     (87)
   Money market accounts . . . . . . . . .     2           (1)       1      (28)          21       (7)    (14)          (8)     (22)
   NOW accounts. . . . . . . . . . . . . .     2           (1)       1       (4)           4       --      10           (7)       3
   Certificate accounts. . . . . . . . . .   138          107      245      373          772    1,145     (71)        (182)    (253)
   FHLB advances . . . . . . . . . . . . .   (55)         (19)     (74)       6          (16)     (10)    112           --      112
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------
     Total interest-bearing liabilities. .    68           69      137      233          830    1,063      36         (283)    (247)
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------
Change in net interest income. . . . . . .  $ (8)        $ 80     $ 72    $ 178        $(347)  $ (169)  $  57        $(203)   $(146)
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------
                                            ----         ----     ----    -----        -----   ------   -----        -----   ------

- -----------------
(1) Includes assets available for sale.

COMPARISON OF OPERATING RESULTS FOR THE TWO MONTHS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

GENERAL

     Net earnings for the two months ended February 29, 1996 were $190,000, an increase of $26,000, or 15.9%, from net earnings of $164,000 for the two months ended February 28, 1995. The increase in net earnings resulted primarily from a $209,000, or 13.2%, increase in interest income. The Bank's average net interest margin increased from 3.05% for the two months ended February 28, 1995 to 3.24% for the two months ended February 29, 1996, resulting in a $72,000 increase in net interest income. The increase in net interest income was partially offset by a $19,000 increase in noninterest expense from $502,000 for the two months ended February 28, 1995 to $521,000 for the two months ended February 29, 1996. Operating results for the two months ended February 29, 1996 were impacted by a $48,000 increase in income tax expense from the same period in 1995. The Bank's return on average assets increased from .69% for the two months ended February 28, 1995 to .75% for the two months ended February 29, 1996.

INTEREST INCOME

     Interest income for the two months ended February 29, 1996 was $1.8 million compared to $1.6 million for the two months ended February 28, 1995, an increase of $209,000, or 13.2%. The increase in interest income was the result of an increase in average interest-earning assets from $137.8 million for the two months ended February 28, 1995 to $143.1 million for the two months ended February 29, 1996. The increase in average interest-earning assets was the result of a $6.8 million increase in the average balance of interest-earning deposits and other investments coupled with a $3.9 million increase in the average balance of loans receivable. During the two months ended February 29, 1996, the average yield on loans receivable increased 110 basis points from 8.53% for the two months ended February 28, 1995 to 9.63% for the two months ended February 29, 1996. The increase in yield was due in large measure to the return of several non-accrual loans to accrual status in early 1996 as they were brought current as to principal and interest by the borrowers. The average yield on the investment and mortgage-backed securities portfolio increased 37 basis points from 5.79% for the two months ended February 28, 1995 to 6.16% for the two months ended February 29, 1996. The increase in yield on securities was due to the repricing of adjustable-rate mortgage-backed securities, the purchase of higher yielding securities in 1995 and 1996, and the paydown of older, lower yielding securities.


INTEREST EXPENSE

     Interest expense for the two months ended February 29, 1996 was $1.0 million compared to $887,000 for the two months ended February 28, 1995, an increase of $137,000, or 15.4%. The increase in interest expense was due in part to the increase of $4.6 million in the average balance of interest-bearing liabilities from $124.2 million for the two months ended February 28, 1995 to $128.8 million for the two months ended February 29, 1996. The increase in interest expense also reflects the higher interest rate environment, as the average cost of interest-bearing liabilities increased 48 basis points from 4.29% for the two months ended February 28, 1995 to 4.77% for the two months ended February 29, 1996. The increase in average interest-bearing liabilities was primarily due to the $14.9 million increase in the average balance of certificate accounts from $69.3 million for the two months ended February 28, 1995 to $84.2 million for the two months ended February 29, 1996. The increase in the average balance of certificate accounts reflects the increased customer demand arising from higher interest rates paid by the Bank on these accounts, in response to higher market rates. The average cost of funds for certificate accounts increased 85 basis points from 5.03% for the two months ended February 28, 1995 to 5.88% for the two months ended February 29, 1996, resulting in an increase in the overall average cost of funds.

PROVISION FOR LOAN LOSSES

     The Bank's provision for loan losses on loans for the two months ended February 29, 1996 was zero compared to $10,000 for the two months ended February 28, 1995. The decrease in the provision for losses on loans was due to a decline in past due and problem loans. The amount of the provision and allowance for estimated losses on loans is influenced by current economic conditions, actual loss experience, industry trends and other factors, such as the adverse economic conditions, including declining real estate values, in the Bank's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for estimated losses on loans. Such agencies may require the Bank to provide additions to the allowance based upon judgments which differ from those of management. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control. See "Business of the Bank -- Lending Activities -- Delinquencies and Classified Assets" and "-- Lending Activities -- Allowance for Estimated Losses on Loans."

NONINTEREST INCOME

     Noninterest income for the two months ended February 29, 1996 was $42,000 compared to $31,000 for the two months ended February 28, 1995, an increase of $11,000, or 35.5%. Deposit fees and charges for the two months ended February 29, 1996 increased to $22,000 or 144.4%, from $9,000 for the two months ended February 28, 1995 due to the increased level of deposits in 1996. Gains on the sale of real estate held for development increased $11,000 during the two months ended February 29, 1996. During the two months ended February 29, 1996, the Bank sold one lot of the remaining Rose Hill lots, leaving 8 lots (out of a total of 259 single family and 125 townhouse lots) unsold at February 29, 1996. In addition, the Bank continued its development activities at the Prairie Ridge Venture, with sales anticipated to begin in the third quarter of 1996. It is planned that the Prairie Ridge Venture will consist of 88 single family lots, to be developed and sold over three years, beginning in 1996. Management anticipates lower levels of real estate gains in 1996 due to the development period and smaller size of the Prairie Ridge project.


NONINTEREST EXPENSE

     Noninterest expense was $521,000 for the two months ended February 29, 1996 compared to $502,000 for the two months ended February 28, 1995, a $19,000, or 3.8%, increase. Compensation and benefits expense was $302,000 for the two months ended February 29, 1996 compared to $282,000 for the two months ended February 28, 1995, a $20,000, or 7.1%, increase. The ratio of noninterest expense to average assets was 2.05% for the two months ended February 29, 1996 compared to 2.11% for the two months ended February 28, 1995.


INCOME TAXES

     Income taxes were $103,000 for the two months ended February 29, 1996 compared to $55,000 for the two months ended February 28, 1995, an increase of $48,000, or 87.3%. This increase was primarily the result of the $73,000, or 33.2%, increase in earnings before income taxes from $220,000 for the two months ended February 28, 1995 to $293,000 for the two months ended February 29, 1996 and the realization of state income tax refunds in 1995. See Note 11 of the Notes to the Consolidated Financial Statements for additional information on the Bank's income taxes.

COMPARISON OF FINANCIAL CONDITION AT FEBRUARY 29, 1996 AND DECEMBER 31, 1995

     Total assets at February 29, 1996 were $149.4 million compared to $158.9 million at December 31, 1995, a decrease of $9.5 million. The Bank decreased the amount of net loans receivable by $1.6 million from $60.5 million at December 31, 1995 to $58.9 million at February 29, 1996 and cash and cash equivalents by $4.6 million from $12.8 million at December 31, 1995 to $8.2 million at February 29, 1996, primarily due to the repayment of Federal Home Loan Bank advances.

     Total liabilities at February 29, 1996 were $131.7 million compared to $141.4 million at December 31, 1995, a decrease of $9.7 million. Total deposit accounts of the Bank decreased by $1.2 million from $130.5 million at December 31, 1995 to $129.3 million at February 29, 1996 due principally to a decrease in certificate accounts. Federal Home Loan Bank advances of $9 million at December 31, 1995 were repaid during the two months ended February 29, 1996.

     Equity at February 29, 1996 was $17.7 million compared to $17.5 million at December 31, 1995, an increase of $144,000 or .82%.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

GENERAL


     Net income for the year ended December 31, 1995 was $936,000 compared to $1.8 million for the year ended December 31, 1994. The operating results were primarily affected by the decrease in the average interest rate spread from 2.80% for the year ended December 31, 1994 to 2.38% for the year ended December 31, 1995 resulting from the differing impact of the change in the interest rate environment on the Bank's assets and liabilities coupled with changes in the composition of the Bank's deposits. Gains on the sale of real estate held for development declined to $523,000 for the year ended December 31, 1995 compared to $1.1 million for the same period in 1994 as the Bank's Rose Hill Venture neared completion. Net interest income was $4.0 million for the year ended December 31, 1995 compared to $4.2 million for the year ended December 31, 1994. The reduction in net interest income was accompanied by a $250,000 increase in the provision for loan losses on loans from $48,000 for the year ended December 31, 1994 to $298,000 for the year ended December 31, 1995. The provision for losses on loans for the year ended December 31, 1995 reflects an increase in non-accrual loans in 1995 and other factors.


INTEREST INCOME

     Interest income for the year ended December 31, 1995 was $9.8 million compared to $8.9 million for the year ended December 31, 1994, an increase of $894,000 or 10.0%. The increase in interest income was primarily due to a 36 basis point increase in the average yield on interest-earning assets from 6.62% for the year ended December 31, 1994 to 6.98% for the year ended December 31, 1995. A contributing factor in the increase in interest income was a $5.9 million increase in average interest-earning assets. The increase in average interest-earning assets during the year ended December 31, 1995 was primarily due to a $3.6 million increase in the average balance of loans receivable from $55.2 million for the year ended December 31, 1994 to $58.8 million for the year ended December 31, 1995. Although average loans receivable increased in 1995, which was the result of planned growth of the loan portfolio, the average yield on loans declined by 21 basis points from 8.86% for the year ended December 31, 1994 to

8.65% for the year ended December 31, 1995. This decrease in average yield was primarily due to the general decline in mortgage rates in 1995 as compared to 1994. See "Business of the Bank -- Lending Activities." Non-performing assets increased from $738,000 at December 31, 1994 to $967,000 at December 31, 1995 reflecting an increase in non-performing commercial real estate loans. Investment and mortgage-backed securities income increased by $510,000 due primarily to a 66 basis point increase in the average yield from 5.16% to 5.82% for the year ended December 31, 1995 resulting from the repricing of mortgage-backed securities and the purchase of higher-yielding securities.

INTEREST EXPENSE

     Interest expense for the year ended December 31, 1995 was $5.7 million compared to $4.6 million for the year ended December 31, 1994, an increase of $1.1 million or 23.9%. The increase in interest expense was due primarily to an increase in the average cost of interest-bearing liabilities from 3.82% for the year ended December 31, 1994 to 4.60% for the year ended December 31, 1995 due to a change in the composition of the Bank's deposit accounts. Due to the change in the interest rate environment and the change in the composition of deposit accounts, the average cost of funds for deposit accounts increased from 3.81% for the year ended December 31, 1994 to 4.62% for the year ended December 31, 1995.

PROVISION FOR LOAN LOSSES

     During the year ended December 31, 1995, the Bank's provision for losses on loans was $298,000, compared to $48,000 for the year ended December 31, 1994. The provision for losses on loans reflects an increase in non-performing assets in 1995 and management's evaluation of the credit risk inherent in the loan portfolio. As a result, during the year ended December 31, 1995, the allowance for estimated losses on loans increased from $275,000 at December 31, 1994 to $573,000 at December 31, 1995. See "Business of the Bank -- Lending Activities -- Delinquencies and Classified Assets" and "-- Lending Activities -- Allowance for Estimated Losses on Loans."

NONINTEREST INCOME

     Noninterest income for the year ended December 31, 1995 was $694,000 compared to $1.3 million for the year ended December 31, 1994, a decrease of $606,000 or 46.6%. The decrease was primarily due to a $591,000 decline in gains from the sale of real estate held for development from $1.1 million for 1994 to $523,000 in 1995 as the Bank's Rose Hill Venture neared completion. During 1995, 10 single family and 60 townhouse lots in the Rose Hill Venture were sold, as compared to a total of 72 single family and 65 townhouse lot sales in 1994.


NONINTEREST EXPENSE

     Noninterest expense for the year ended December 31, 1995 was $3.1 million compared to $2.8 million for the year ended December 31, 1994, an increase of $274,000 or 9.8%. This increase was primarily due to a $147,000 increase in compensation expense resulting from normal pay increases and a $93,000 increase in advertising expense related to the Bank's name change in 1995.

INCOME TAXES

     Income tax expense was $413,000 for the year ended December 31, 1995 compared to $881,000 for the year ended December 31, 1994. The decrease in income tax expense was primarily the result of the decrease in income before income taxes from $2.6 million for the year ended December 31, 1994 to $1.3 million for the year ended December 31, 1995, and the realization of a state income tax refund in

1995. See Note 11 of the Notes to the Consolidated Financial Statements for additional information on the Bank's income taxes.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1995 AND DECEMBER 31, 1994

     Total assets at December 31, 1995 were $158.9 million compared to $144.8 million at December 31, 1994, an increase of $14.1 million or 9.7%. The Bank increased the amount of net loans receivable by $3.9 million, from $56.6 million at December 31, 1994 to $60.5 million at December 31, 1995, primarily due to lower levels of mortgage interest rates in 1995, which spurred increased customer demand. The Bank also increased the amount of cash and cash equivalents from $2.6 million at December 31, 1994 to $12.8 million at December 31, 1995.



     Total liabilities at December 31, 1995 were $141.4 million compared to $128.4 million at December 31, 1994, an increase of $13.0 million. Total deposit accounts of the Bank increased by $12.0 million from $118.5 million at December 31, 1994 to $130.5 million at December 31, 1995 due to higher rates paid to meet rates offered by competitors.


     Equity at December 31, 1995 was $17.5 million compared to $16.4 million at December 31, 1994, an increase of $1.1 million, or 6.7%, reflecting income of $936,000 for the year ended December 31, 1995 and a change of $184,000 in unrealized gains on investment securities available for sale, pursuant to the provisions of SFAS No. 115.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1994 AND DECEMBER 31, 1993

GENERAL

     The Bank reported net income for the year ended December 31, 1994 of $1.8 million compared to net income of $1.7 million for the year ended December 31, 1993. The fiscal 1994 operating results were influenced by a decrease in net interest income offset by a lower provision for loan losses and the impact of adopting SFAS No. 109 in 1993. Operating results for the year ended December 31, 1994 were also negatively influenced by a more rapid decline in the average yield on interest-earning assets than in the average cost of interest-bearing liabilities, which produced an average net interest rate spread during the year ended December 31, 1994 of 2.80% compared to 3.22% for the year ended December 31, 1993. Net interest income was $4.2 million for the year ended December 31, 1994, a $145,000 decrease from $4.4 million for the year ended December 31, 1993.

INTEREST INCOME

     Interest income for the year ended December 31, 1994 was $8.9 million compared to $9.3 million for the year ended December 31, 1993, a decrease of $393,000 or 4.2%. The decrease in interest income was caused primarily by a 66 basis point decline in the average yield on interest-earning assets from 7.28% for the year ended December 31, 1993 to 6.62% for the year ended December 31, 1994. Partially mitigating the decrease in interest income from lower rates was a $6.9 million increase in average interest-earning assets from $127.0 million for the year ended December 31, 1993 to $133.9 million for the year ended December 31, 1994. The increase in average interest-earning assets in fiscal 1994 was primarily due to a $18.1 million increase in the average balance of investment and mortgage-backed securities from $55.4 million for the year ended December 31, 1993 to $73.5 million for the year ended December 31, 1994, partially offset by a $8.2 million decrease in the average balance of loans receivable from $63.4 million for the year ended December 31, 1993 to $55.2 million for the year ended December 31, 1994. The increase in the average balance of securities resulted from the investment of cash and cash equivalents in higher yielding instruments, as well as investment of funds resulting from a decline in the average balance of loans outstanding. The decline in the average balance of loans reflected the continued high level of loan repayments in 1994. The average yield on loans receivable decreased from 9.74% for the year ended December 31, 1993 to 8.86% for the year ended December 31, 1994, due primarily to higher yielding loans being prepaid and replaced by loans originated at lower prevailing rates. The average yield on investment and mortgage-backed securities increased from 5.11% for the year ended December 31, 1993 to 5.16% for the year ended December 31, 1994 reflecting higher prevailing market rates in 1994.


INTEREST EXPENSE

     Interest expense for the year ended December 31, 1994 was $4.6 million compared to $4.9 million for the year ended December 31, 1993, a decrease of $247,000 or 5.1%. The decrease in interest expense was due to a 24 basis point decline in the average rate paid on interest-bearing liabilities from 4.06% for the year ended December 31, 1993 to 3.82% for the year ended December 31, 1994. Partially mitigating the decrease in interest expense from lower rates was a $1.1 million increase in average interest-bearing liabilities from $120.5 million for the year ended December 31, 1993 to $121.6 million for the year ended December 31, 1994. Due to the change in the interest rate environment, the average cost of funds for deposit accounts decreased from 4.06% for the year ended December 31, 1993 to 3.81% for the year ended December 31, 1994.

PROVISION FOR LOAN LOSSES

     The Bank's provision for losses on loans for the year ended December 31, 1994 was $48,000 compared to $140,000 for the year ended December 31, 1993, a decrease of $92,000. The provision for losses on loans decreased from the year ended December 31, 1993 to December 31, 1994 primarily to reflect the reduced risk associated with a smaller loan portfolio as well as a lower level of charge-offs in 1994. See "Business of the Bank --Lending Activities
- -- Delinquencies and Classified Assets" and "-- Lending Activities -- Allowance for Losses on Loans."


NONINTEREST INCOME

     Noninterest income for the year ended December 31, 1994 was $1.3 million compared to $1.2 million for the year ended December 31, 1993, an increase of $61,000 or 5.1%. The increase was due principally to an increase in gains on the sale of real estate held for development as the Rose Hill Venture reached its most active stage. A total of 72 single family and 65 townhouse lots in the Rose Hill Venture were sold in 1994, as compared to 65 single family lots in 1993. Accordingly, gains from the sale of real estate held for development totalled $1.1 million in 1994 as compared to $856,000 in 1993.


NONINTEREST EXPENSE

     Noninterest expense for the year ended December 31, 1994 was $2.8 million compared to $2.6 million for the year ended December 31, 1993, an increase of $224,000 or 8.6%. The increase was principally due to a $150,000 increase in compensation and benefits expense from $1.5 million for the year ended December 31, 1993 to $1.6 million for the year ended December 31, 1994 due to normal pay increases.

INCOME TAXES

     Income tax expense was $881,000 for the year ended December 31, 1994 compared to $1.0 million for the year ended December 31, 1993. The change in income taxes was primarily the result of a decline in income before income taxes in 1994. See Note 11 to the Consolidated Financial Statements for additional information on the Bank's income taxes. In addition, in 1993 the Bank recorded the cumulative effect of adopting SFAS No. 109, which reduced 1993 earnings by $104,000.

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from the maturation of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. The Bank maintains a liquidity ratio substantially above the regulatory requirement. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio is currently 5%. The Bank's average regulatory liquidity ratios were 52.72%, 52.07%, 40.11%, 26.37% and 26.96%
for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, and 51.76%
and 53.69% for the two months ended February 29, 1996 and February 28, 1995, respectively.

     The Bank's cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities and financing activities. Cash flows provided by operating activities were $938,000 and $705,000 for the two months ended February 29, 1996 and February 28, 1995, respectively, and were $863,000, $511,000 and $1.1 million for the years ended December 31, 1995, 1994 and 1993, respectively. Net cash from investing activities consisted primarily of disbursements for loan originations and the purchase of investments and mortgage-backed securities, offset by principal collections on loans, proceeds from maturation of investments and paydowns on mortgage-backed securities, and the investment in and proceeds from the sale of real estate held for development. Net cash from financing activities consisted primarily of activity in deposit accounts. The net increase (decrease) in deposits was $(1.2) million and $(4.1) million for the two months ended February 29, 1996 and February 28, 1995, respectively, and $12.0 million, $(1.2) million and $(1.5) million for the years ended December 31, 1995, 1994 and 1993, respectively.

     At February 29, 1996, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $16.1 million or 10.9% of adjusted total assets, which is above the required level of $2.2 million or 1.5%; core capital of $16.1 million or 10.9% of adjusted total assets, which is above the required level of $4.4 million or 3.0%; and risk-based capital of $16.6 million or 39.4% of risk-weighted assets, which is above the required level of $3.4 million or 8.0%. See "Regulatory Capital Compliance."

     The Bank's most liquid assets are cash and short-term investments. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At February 29, 1996, cash and short-term investments totalled $8.2 million. The Bank has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. The Bank may also utilize FHLB advances or the sale of securities available for sale as a source of funds. At February 29, 1996, the Bank had no advances outstanding from the FHLB.

     The Bank currently has no contractual obligations or commitments for capital expenditures; however, the Board of Directors has approved expenditures for 1996 estimated to be $650,000 for the upgrade of data processing systems, installation of an ATM, additional parking facilities and office improvements. At February 29, 1996, the Bank had outstanding commitments to originate mortgage loans of $1.3 million compared to $699,000 at December 31, 1995. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. See "Business of the Bank -- General." Certificate accounts which are scheduled to mature in less than one year from February 29, 1996 totalled $44.0 million. The Bank expects that a substantial portion of the maturing certificate accounts will be retained by the Bank at maturity. However, if a substantial portion of these deposits are not retained, the Bank may utilize Federal Home Loan Bank advances, or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

IMPACT OF INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

     In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS No. 114"), which has been amended by SFAS No. 118. Under the provisions of SFAS No. 114, as amended, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS No. 114 requires creditors to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize an impairment by recording a valuation allowance with a corresponding charge to the provision for loan losses. The Bank adopted the provisions of SFAS No. 114 and SFAS No. 118 effective in 1995. The adoption of SFAS No. 114 and SFAS No. 118 did not have a material impact on the results of operations or financial condition of the Bank.

     In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of." SFAS No. 121 requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets. The adoption of SFAS No. 121 in 1996 did not have a material effect on the Bank's income or financial condition.

     In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122"), "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS

No. 122 is effective for fiscal years beginning after December 15, 1995. Adoption of this statement did not have a material impact on the Bank's earnings or financial condition.

     In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. The disclosure provisions of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion.

                             BUSINESS OF THE BANK

GENERAL

     The Bank's principal business is to operate a community oriented savings bank. The Bank attracts retail deposits from the general public in the area surrounding its branch offices and invests those deposits, together with funds generated from operations, primarily in fixed-rate one- to four-family residential mortgage loans and investment and mortgage-backed securities.
The Bank invests, on a limited basis, in multi-family mortgage, commercial real estate, construction, land and consumer loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy." The Bank's revenues are derived principally from interest on its mortgage loans, and interest and dividends on its investment and mortgage-backed securities. The Bank's primary sources of funds are deposits and principal and interest payments on loans and securities. The Bank also engages in real estate development activities through its subsidiary. The Bank's investment in real estate held for development totalled $1.6 million, or 1.1% of total assets at February 29, 1996. During 1995, the Bank substantially completed its primary development project, Rose Hill Farm, and began work on a new, but smaller project. During the years ended December 31, 1995, 1994 and 1993, the Bank recorded income of $523,000, $1.1 million and $856,000, respectively, related to real estate development. Management anticipates lower levels of income from these activities in 1996, as the new project begins development. See "- Subsidiary Activities."

MARKET AREA AND COMPETITION


     The Bank has been, and continues to be, a community-oriented savings bank. The Bank's primary deposit gathering area is concentrated in the communities surrounding its offices, while its lending activities primarily include areas throughout Cook, DuPage and Will counties. The Bank's market area is both an urban and suburban area with the manufacturing industry as the major industrial group, followed by the services sector and then the wholesale/retail sector.

     The Bank's primary market area is a highly competitive market for financial services and the Bank faces significant competition both in making loans and in attracting deposits. The Bank faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence, and in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from savings banks, mortgage banking companies, commercial banks, credit unions and insurance companies. Its most direct competition for deposits has historically come from savings institutions and commercial banks. In addition, the Bank faces increasing competition for deposits and other financial products from non-bank institutions such as brokerage firms and insurance companies in such areas as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

LENDING ACTIVITIES

     LOAN PORTFOLIO COMPOSITION. The Bank's loan portfolio consists primarily of conventional first mortgage loans secured by one- to four-family residences. At February 29, 1996, the Bank had total gross loans outstanding of $60.9 million, of which $48.3 million were one- to four-family,
residential mortgage loans, or 79.3% of the Bank's total gross loans.   The
remainder of the portfolio consists of $5.6 million of multi-family mortgage loans, or 9.1% of total gross loans; $1.6 million of commercial real estate loans, or 2.6% of total gross loans; $4.6 million of construction and land loans, or 7.5% of total gross loans; and consumer loans of $870,000, or 1.4% of total gross loans. At that same date, 90.4% of the Bank's loan portfolio had fixed interest rates. The Bank had no loans held for sale at February 29, 1996.

     The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, fiscal policies of the federal government, the monetary policies of the Federal Reserve Board, and legislative tax policies.

     The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                            AT FEBRUARY 29,                                  AT DECEMBER 31,
                            ---------------  ------------------------------------------------------------------------------------
                                 1996             1995             1994             1993             1992             1991
                            ---------------  ---------------  ---------------  ---------------  ---------------  ----------------
                                    PERCENT          PERCENT           PERCENT          PERCENT          PERCENT          PERCENT
                                      OF               OF                OF               OF               OF               OF
                            AMOUNT   TOTAL   AMOUNT   TOTAL   AMOUNT    TOTAL   AMOUNT   TOTAL   AMOUNT   TOTAL   AMOUNT   TOTAL
                            ------  -------  ------  -------  ------   -------  ------  -------  ------  -------  ------  -------
                                                                                          (DOLLARS IN THOUSANDS)
Real estate:
 Residential:
   One- to four-family....  $48,291   79.31%  $48,894   77.93%  $44,655   75.88%  $45,786  77.34%  $52,968  74.82%  $59,816  74.14%
   Multi-family...........    5,563    9.14     6,163    9.82     5,907   10.04     7,483  12.64    12,109  17.11    13,586  16.84
 Commercial...............    1,601    2.63     1,750    2.79     1,426    2.42       774   1.31       909   1.28       705   0.87
 Construction and land....    4,565    7.50     5,133    8.18     6,038   10.26     4,213   7.12     3,599   5.08     5,042   6.25
Consumer..................      870    1.42       802    1.28       825    1.40       942   1.59     1,205   1.71     1,526   1.90
                            -------   -----   -------   -----   -------   -----   -------  -----   -------  -----   -------  -----
    Total loans, gross....   60,890   100.0%   62,742   100.0%   58,851   100.0%   59,198  100.0%   70,790  100.0%   80,675  100.0%
                                      -----             -----             -----            -----            -----            -----
                                      -----             -----             -----            -----            -----            -----
 Undisbursed loan funds...     (984)           (1,148)           (1,493)           (1,633)          (1,711)          (1,780)
 Unamortized discounts,
   net....................      (21)              (23)              (51)              (86)            (166)            (277)
 Deferred loan
   origination fees.......     (441)             (460)             (474)             (533)            (754)            (989)
 Allowance for
   estimated loan losses..     (500)             (573)             (275)             (250)            (175)             (75)
                            -------           -------           -------           -------          -------          -------
    Loans receivable,
      net.................  $58,944           $60,538           $56,558           $56,696          $67,984          $77,554
                            -------           -------           -------           -------          -------          -------
                            -------           -------           -------           -------          -------          -------

     LOAN MATURITY. The following table shows the contractual maturity of the Bank's gross loans at February 29, 1996. There were no loans held for sale at February 29, 1996. The table does not include principal prepayments.

                                                                    AT FEBRUARY 29, 1996
                                      ----------------------------------------------------------------------------------
                                       ONE- TO                                                                TOTAL
                                        FOUR-       MULTI-                    CONSTRUCTION                    LOANS
                                       FAMILY       FAMILY      COMMERCIAL      AND LAND       CONSUMER     RECEIVABLE
                                       --------     --------    ------------  --------------   ----------   ------------
                                                                         (IN THOUSANDS)
Amounts due:
  One year or less...................   $    40     $   -          $   -           $2,876          $ 90         $3,006
  After one year:
    More than one year to three years       115         -              -            1,458           322          1,895
    More than three years to
      five years.....................       498        134             -               36           122            790
    More than five years to 10 years.     6,872        534            321              -            283          8,010
    More than 10 years to 20 years...    15,778      3,564            543              -             53         19,938
    More than 20 years...............    24,988      1,331            737             195            -          27,251
                                        -------     ------         ------          ------          ----         ------
    Total due after
      February 28, 1997..............    48,251      5,563          1,601           1,689           780         57,884
                                        -------     ------         ------          ------          ----         ------
        Gross loans receivable.......   $48,291     $5,563         $1,601          $4,565          $870        $60,890
                                        -------     ------         ------          ------          ----         ------
                                        -------     ------         ------          ------          ----         ------

     The following table sets forth at February 29, 1996, the dollar amount of total gross loans receivable contractually due after February 28, 1997, and whether such loans have fixed interest rates or adjustable interest rates.

                                                           DUE AFTER FEBRUARY 28, 1997
                                                          ------------------------------
                                                          FIXED     ADJUSTABLE    TOTAL
                                                          -----     ----------  --------
                                                                  (IN THOUSANDS)
      Real estate loans:
        Residential:
          One- to four-family........................    $42,452      $5,799     $48,251
          Multi-family...............................      5,563         -         5,563
        Commercial real estate.......................      1,541          60       1,601
        Construction and land........................      1,689         -         1,689
      Consumer.......................................        780         -           780
                                                         -------      ------     -------
             Total gross loans receivable............    $52,025      $5,859     $57,884
                                                         -------      ------     -------
                                                         -------      ------     -------

     ORIGINATION AND PURCHASE OF LOANS. The Bank's mortgage lending activities are conducted through its home office and two branch offices. Although the Bank may originate both adjustable-rate and fixed-rate mortgage loans, the substantial majority of the Bank's loan originations have been fixed-rate mortgage loans. The Bank's ability to originate loans is dependent upon the relative customer demand for fixed-rate or adjustable-rate mortgage loans, which is affected by the current and expected future level of interest rates. The Bank has not emphasized the origination of adjustable-rate mortgage loans due to the relatively low demand for such loans in the Bank's primary market area and aggressive pricing by competitors offering such loans. While the Bank retains for its portfolio all of the mortgage loans that it originates, the Bank may, in the future, sell mortgage loans that it originates depending on market conditions and the financial condition of the Bank. At February 29, 1996, there were no loans categorized as held for sale. In addition, the Bank also emphasizes the origination of construction loans. From time to time the Bank has purchased loans or participated in loans originated by other institutions based upon the Bank's investment needs and market opportunities.

     The following tables set forth the Bank's loan originations, purchases and principal repayments for the periods indicated:

                                                  FOR THE TWO MONTHS ENDED            FOR THE YEAR ENDED DECEMBER 31,
                                            -----------------------------------    -------------------------------------
                                              FEBRUARY 29,        FEBRUARY 28,
                                                  1996               1995              1995         1994         1993
                                            ---------------      --------------    ------------  ----------   ------------
                                                                                  (IN THOUSANDS)
Gross loans:
Beginning balance........................      $62,742              $58,851          $58,851       $59,198      $70,790
  Loans originated:
    One- to four-family..................          845                1,265           11,571         6,960        6,149
    Multi-family.........................          -                    344            1,104         1,146          805
    Commercial...........................          225                  -              1,767         2,817          915
    Construction and land................          418                   88            5,484         9,085        7,204
    Consumer.............................           90                  266              674           648          894
                                               -------              -------          -------       -------      -------
      Total loans originated.............        1,578                1,963           20,600        20,656       15,967
  Loans purchased........................           26                  -                182            -           -
                                               -------              -------          -------       -------      -------
      Total..............................        1,604                1,963           20,782        20,656       15,967
  Principal prepayments..................       (5,272)              (4,155)         (18,937)      (23,349)     (29,823)
  Transfer to REO........................         (367)                  -                -             -          (232)
  Change in undisbursed loan funds.......          164                  345              140           78            69
  Change in allowance for estimated
    loan losses..........................           73                  (10)            (298)         (25)          (75)
                                               -------              -------          -------       -------      -------
Ending balance, net......................      $58,944              $56,994          $60,538       $56,558      $56,696
                                               -------              -------          -------       -------      -------
                                               -------              -------          -------       -------      -------

     ONE- TO FOUR-FAMILY MORTGAGE LENDING. The Bank offers mortgage loans primarily secured by one- to four-family residences located in the Bank's primary market area. Loan originations are obtained from the Bank's loan representatives and their contacts with the local real estate industry, existing or past customers, and members of the local communities. The Bank primarily originates fixed-rate loans, but also offers adjustable-rate mortgage ("ARM") loans. At February 29, 1996, one- to four-family mortgage loans totalled $48.3 million, or 79.3% of total loans at such date. Of the Bank's mortgage loans secured by one- to four-family residences, $42.4 million, or 87.9%, were fixed-rate loans.

     The Bank from time to time purchases one- to four-family mortgage loans and loan participations from other financial institutions in its primary market area. At February 29, 1996, the Bank had $363,000 in purchased mortgage loans and loan participations serviced by others, totalling 0.6% of the total loan portfolio at that date, primarily secured by one- to four-family residences. The Bank may purchase loans to supplement reduced loan demand as needed. Loans purchased by the Bank generally must meet the same underwriting criteria as loans originated by the Bank.

     The Bank's policy is to originate one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance is obtained. The Bank's one- to four-family residential mortgage loans do not provide for negative amortization. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the rates on the Bank's fixed-rate mortgage loan portfolio and the Bank exercises its rights under these clauses. The residential mortgage loans originated by the Bank are generally for terms up to maturity of up to 30 years. The maximum one- to four-family loan amount is $350,000, unless otherwise approved by the Board of Directors.

     The volume and types of ARM loans originated by the Bank have been affected by such market factors as the level of interest rates, competition, consumer preferences and the availability of funds. In recent years, demand for ARM loans in the Bank's primary market area has been weak due to the low interest rate environment and consumer preference for fixed-rate loans. In addition, management's strategy has been to emphasize fixed-rate loans. Consequently, in recent years the Bank has not originated a significant amount of ARM loans as compared to its originations of fixed-rate loans. The ARM loans offered by the Bank do not provide for initial deep discount interest rates. Although the Bank will continue to offer ARM loans, there can be no assurance that in the future the Bank will be able to originate a sufficient volume of ARM loans to constitute a significant portion of the Bank's loan portfolio.

     MULTI-FAMILY LENDING. The Bank originates multi-family mortgage loans generally secured by properties located in the Bank's primary market area. The amount of multi-family loans originated by the Bank depends upon market conditions.

     In reaching its decision on whether to make a multi-family loan, the Bank considers a number of factors including: the net operating income of the mortgaged premises before debt service and depreciation; the debt service ratio (the ratio of net operating income to debt service); and the ratio of loan amount to appraised value. Pursuant to the Bank's current underwriting policies, a multi-family mortgage loan may be made in an amount up to 80% of the appraised value of the underlying property. In addition, the Bank generally requires a debt service ratio of 120%. Properties securing a multi-family loan are appraised by an appraiser and title insurance is required on all multi-family loans.

     When evaluating a multi-family loan, the Bank also considers the financial resources and income level of the borrower, the borrower's experience in owning or managing similar property, and the Bank's lending experience with the borrower. The Bank's underwriting policies require that the borrower be able to demonstrate strong management skills and the ability to maintain the property from current rental income. The borrower is required to present evidence of the ability to repay the mortgage and a satisfactory credit history. In making its assessment of the creditworthiness of the borrower, the Bank generally reviews the financial statements, employment and credit history of the borrower, as well as other related documentation.

     Loans secured by multi-family residential properties generally involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting policies, which require such loans to be qualified at origination on the basis of the property's income and debt coverage ratio.

     The Bank's multi-family loan portfolio at February 29, 1996 totalled $5.6 million or 9.1% of total gross loans. The Bank's largest multi-family loan at February 29, 1996, had an outstanding balance of $340,000 and is secured by an eleven-unit building which is current as to the repayment of principal and interest.

     COMMERCIAL REAL ESTATE LENDING. On a limited basis, the Bank originates commercial real estate loans that are generally secured by properties used for business purposes such as small office buildings or retail facilities located in its primary market area. The Bank's underwriting procedures provide that commercial real estate loans may be made in amounts up to the lesser of 75% of the appraised value of the property or the sales price. The Bank's underwriting standards and procedures are similar to those applicable to its multi-family loans, whereby the Bank considers the net operating income of the property and the borrower's expertise, credit history and profitability. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios of at least 120%. The largest commercial real estate loan in the Bank's portfolio at February 29, 1996 was $483,000 and is secured by commercial retail property. The loan was current and performing in accordance with its contractual terms at February 29, 1996. At February 29, 1996 the Bank's commercial real estate loan portfolio was $1.6 million, or 2.6% of total gross loans.

     Loans secured by commercial real estate properties, like multi-family loans, are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a great extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards, which require such loans to be qualified on the basis of the property's income and debt service ratio.

     CONSTRUCTION AND LAND LENDING. The Bank generally originates construction and land development loans to contractors and individuals in its primary market area. The Bank's construction loans primarily are made to finance real estate development and the construction of one- to four-family residential properties. These loans are primarily fixed-rate loans with maturities of three years or less. The Bank's policies provide that construction loans may be made in amounts up to 80% of the appraised value of the property for construction of one- to four-family residences. The Bank requires an independent appraisal of the property. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. The Bank requires regular inspections to monitor the progress of construction. Land loans are determined on an individual basis, but generally they do not exceed 75% of the actual cost or current appraised value of the property, whichever is less. The largest construction and land loan in the Bank's portfolio at February 29, 1996 had a balance of $868,000 and is secured by improved residential building sites. This loan is currently performing in accordance with its terms. At February 29, 1996, the Bank had $4.6 million of construction and land loans (excluding the Bank's joint venture loans related to real estate held for development) totalling 7.5% of the Bank's total gross loans. Although the amount may vary, typically the Bank finances construction loans to builders purchasing lots. These loans require a 25% down payment and typically are repaid in less than 120 days or a period not to exceed one year. The joint venture loans are reflected under the caption "Real estate held for development" in the Bank's Statements of Financial Condition.

     Construction and land financing is considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

     CONSUMER AND OTHER LENDING. The Bank's originated consumer loans generally consist of automobile loans, second mortgage loans and loans secured by deposits. At February 29, 1996, the Bank's consumer loan portfolio was $870,000 or 1.4% of total gross loans.

     LOAN APPROVAL PROCEDURES AND AUTHORITY. The Board of Directors establishes the lending policies of the Bank and delegates lending authority and responsibility to the Executive Committee, a management committee of the Bank. All real estate loans must be approved by the Executive Committee or the Board of Directors. Loans of $350,000 or more must have Board ratification prior to commitment. Pursuant to OTS regulations, loans to one borrower cannot exceed 15% of the Bank's unimpaired capital and surplus. The Bank will not make loans to one borrower that are in excess of regulatory limits.

     DELINQUENCIES AND CLASSIFIED ASSETS. The Board of Directors performs a monthly review of all delinquent loans sixty days or more past due. In addition, Management reviews on an ongoing basis all loans thirty or more days delinquent. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan and period of delinquency. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank sends the borrower a written notice of non-payment after the loan is first past due. In the event payment is not then received, additional letters and phone calls generally are made. If the loan is still not brought current and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is delinquent at least 60 days or more, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan is foreclosed upon and sold at sheriff's sale.

     Federal regulations and the Bank's Classification of Assets Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable."
 Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

     When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, under current OTS policy the Bank is required to consider establishing a general valuation allowance in an amount deemed prudent by management. The general valuation allowance, which is a regulatory term, represents a loss allowance which has been established to recognize the inherent credit risk associated with lending and investing activities, but which, unlike specific allowances, has not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

     A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation allowances.
 Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. As a result of the declines in local and regional real estate market values and the significant losses experienced by many financial institutions, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions undertaken as part of the examination of institutions by the OTS and the FDIC. While the Bank believes that it has established an adequate allowance for estimated loan losses, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase its allowance for loan losses, thereby negatively affecting the Bank's financial condition and earnings. Although management believes that an adequate allowance for loan losses has been established, actual losses are dependent upon future events and, as such, further additions to the level of allowances for estimated loan losses may become necessary.

     The Bank's Executive Committee reviews and classifies the Bank's assets monthly and reports the results of its review to the Board of Directors. The Bank classifies assets in accordance with the management guidelines described above. REO is classified as Substandard. At February 29, 1996, the Bank had $196,000 of assets classified as Special Mention, $363,000 of assets classified as Substandard, and no assets classified as Doubtful or Loss.

     NON-ACCRUAL AND PAST-DUE LOANS. The following table sets forth information regarding non-accrual loans, troubled-debt restructurings and REO. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due. For the two months ended February 29, 1996 and February 28, 1995 and the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively, the amount of interest income that would have been recognized on nonaccrual loans if such loans had continued to perform in accordance with their contractual terms was $9,000, $47,000, $83,000, $33,000, $16,000, $24,000, and $0, none of which was recognized. During the two months ended February 29, 1996, the Bank's non-performing loans dropped from $917,000 to $80,000. During that period, the Bank foreclosed on a $269,000 loan and charged-off a $71,000 multi-family loan. The remaining loans were brought current by the borrowers.



                                                    AT          AT
                                                 FEBRUARY    FEBRUARY
                                                    29,         28,                      AT DECEMBER 31,
                                                 --------------------     -------------------------------------------------
                                                   1996        1995         1995       1994      1993      1992      1991
                                                 --------    --------     --------   --------  --------  --------  --------
                                                                          (DOLLARS IN THOUSANDS)
Non-accrual loans:
  Residential real estate:
    One- to four-family......................      $78         $556         $416       $603       $303     $  -       $  -
    Multi-family.............................       -            67           71         67         -         -          -
  Commercial.................................       -           131          430         -          -         -          -
  Construction and land......................       -            -            -          -          -         189        -
  Consumer...................................        2           16           -          18         18         31        -
                                                  ----         ----         ----       ----       ----      -----      -----
     Total non-performing loans..............       80          770          917        688        321        220        -
REO..........................................      319           50           50         50        157         -         66
                                                  ----         ----         ----       ----       ----      -----      -----
     Total non-performing
       assets................................     $399         $820         $967       $738       $478       $220       $66
                                                  ----         ----         ----       ----       ----      -----      -----
                                                  ----         ----         ----       ----       ----      -----      -----
Allowance for loan losses as a
   percent of gross loans receivable..........    0.82%        0.49%        0.91%      0.47%      0.42%      0.25%      0.09%
Allowance for loan losses
   as a percent of total non-performing
   loans(1)...................................  625.00        37.01        62.49      39.97      77.88      79.55         -
Non-performing loans
   as a percent of gross loans
   receivable(1)..............................    0.13         1.31         1.46       1.17       0.54       0.31         -
Non-performing assets
   as a percent of total
   assets(1)..................................    0.27         0.60         0.61       0.51       0.35       0.16       0.05

- -----------------------

(1) Non-performing assets consist of non-performing loans and REO. Non-performing loans consist of all loans 90 days or more past due and all other non-accrual loans.

     The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:


                                            AT FEBRUARY 29, 1996                               AT DECEMBER 31, 1995
                             -----------------------------------------------     -----------------------------------------------
                                   60-89 DAYS            90 DAYS OR MORE(1)           60-89 DAYS              90 DAYS OR MORE
                             ---------------------     ---------------------     ---------------------     ---------------------
                                         PRINCIPAL                 PRINCIPAL                 PRINCIPAL                 PRINCIPAL
                              NUMBER      BALANCE       NUMBER      BALANCE       NUMBER      BALANCE       NUMBER      BALANCE
                             OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                             --------    ---------     --------    ---------     --------    ---------     --------    ---------
                                                                       (DOLLARS IN THOUSANDS)
One- to four-family . . .        3         $217            2         $78             3         $391            5          $416
Multi-family  . . . . . .       --           --           --          --            --           --            1            71
Commercial  . . . . . . .       --           --           --          --            --           --            2           430
Construction and land . .       --           --           --          --            --           --           --            --
Consumer  . . . . . . . .       --           --            1           2             2            9           --            --
                               ---         ----          ---         ---           ---         ----          ---          ----
Total . . . . . . . . . .        3         $217            3         $80             5         $400            8          $917
                               ---         ----          ---         ---           ---         ----          ---          ----
                               ---         ----          ---         ---           ---         ----          ---          ----
Delinquent loans to total
  gross loans . . . . . .                  0.36%                    0.13%                      0.64%                     1.46%
                                          -----                    -----                      -----                     -----
                                          -----                    -----                      -----                     -----



                                            AT DECEMBER 31, 1994                               AT DECEMBER 31, 1993
                             -----------------------------------------------     -----------------------------------------------
                                   60-89 DAYS             90 DAYS OR MORE             60-89 DAYS              90 DAYS OR MORE
                             ---------------------     ---------------------     ---------------------     ---------------------
                                         PRINCIPAL                 PRINCIPAL                 PRINCIPAL                 PRINCIPAL
                              NUMBER      BALANCE       NUMBER      BALANCE       NUMBER      BALANCE       NUMBER      BALANCE
                             OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                             --------    ---------     --------    ---------     --------    ---------     --------    ---------
                                                                       (DOLLARS IN THOUSANDS)
One- to four-family . . .        4         $214            6        $603             6         $102            7          $303
Multi-family  . . . . . .       --           --            1          67            --           --           --            --
Commercial  . . . . . . .       --           --           --          --            --           --           --
Construction and land . .       --           --           --          --            --           --           --            --
Consumer loans  . . . . .       --           --            2          18             2           14            2            18
                               ---         ----          ---        ----           ---         ----          ---          ----

Total . . . . . . . . . .        4         $214            9        $688             8         $116            9          $321
                               ---         ----          ---        ----           ---         ----          ---          ----
                               ---         ----          ---        ----           ---         ----          ---          ----
Delinquent loans to
  total gross loans . . .                  0.36%                    1.17%                      0.20%                      0.54%
                                          -----                    -----                      -----                      -----
                                          -----                    -----                      -----                      -----

- ------------------
(1) Loans 90 days or more past due are included in non-accrual loans. See "Non-Accrual and Past Due Loans."

     ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for loan losses based upon information available at the time of the review. As of February 29, 1996, the Bank's allowance for loan losses was 0.82% of gross loans as compared to 0.91% as of December 31, 1995. The Bank had non-accrual loans of $80,000 and $770,000 at February 29, 1996 and December 31, 1995, respectively. The increase in the 1995 provision for loan losses resulted largely from a $434,000 increase in multi-family and commercial non-accrual loans. As a result of this increased provision, the Bank's ratio of allowance for loan losses to total non-performing loans was 62.49% at December 31, 1995 compared to an average of 65.80% for the three preceding years. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate.


     The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the table.

                                      AT OR FOR THE TWO
                                         MONTHS ENDED            AT OR FOR THE YEAR ENDED DECEMBER 31,
                                  ---------------------------    -------------------------------------
                                  FEBRUARY 29,   FEBRUARY 28,
                                      1996           1995        1995     1994    1993    1992    1991
                                  ------------   ------------    -----    -----   -----   ----    ----
                                                                   (DOLLARS IN THOUSANDS)
Balance at beginning of
  period . . . . . . . . . . .       $573           $275         $275     $250    $175    $ 75    $ 20
Provision for loan losses  . .         --             10          298       48     140     100      74
Charge-offs:
   Real Estate:
      One- to four-family  . .         --             --           --      (23)     --      --      --
      Multi-family . . . . . .        (73)            --           --       --      --      --      --
      Construction and land  .         --             --           --       --     (65)     --      --
   Consumer  . . . . . . . . .         --             --           --       --      --      --     (19)
                                    -----           ----         ----     ----    ----    ----    ----
         Total . . . . . . . .        (73)            --           --      (23)    (65)     --     (19)
                                    -----           ----         ----     ----    ----    ----    ----
Recoveries . . . . . . . . . .         --             --           --       --      --      --      --
                                    -----           ----         ----     ----    ----    ----    ----
Balance at end of period . . .       $500           $285         $573     $275    $250    $175    $ 75
                                    -----           ----         ----     ----    ----    ----    ----
                                    -----           ----         ----     ----    ----    ----    ----
Net charge-offs to average
  gross loans outstanding  . .       0.12%            --           --     0.04%   0.11%     --    0.03%

     The following tables set forth the amount of the Bank's allowance for loan losses, the percent of allowance for loan losses to total allowance and the percent of gross loans to total gross loans in each of the categories listed at the dates indicated.


                                                  AT FEBRUARY 29, 1996                 AT FEBRUARY 28, 1995
                                            ---------------------------------   -----------------------------------
                                                                  PERCENT OF                           PERCENT OF
                                                                  GROSS LOANS                          GROSS LOANS
                                                                      IN                                   IN
                                                     PERCENT OF      EACH                PERCENT OF       EACH
                                                     ALLOWANCE    CATEGORY TO            ALLOWANCE       CATEGORY
                                                      TO TOTAL       TOTAL                TO TOTAL    TO TOTAL GROSS
                                            AMOUNT   ALLOWANCE    GROSS LOANS   AMOUNT   ALLOWANCE        LOANS
                                            ------   ----------   -----------   ------   ---------    --------------
                                                                      (DOLLARS IN THOUSANDS)
One- to four-family . . . . . . . . . . .    $242      48.40%        79.31%      $113      39.65%        76.41%
Multi-family  . . . . . . . . . . . . . .      56      11.20          9.14         31      10.88         10.32
Commercial  . . . . . . . . . . . . . . .      33       6.60          2.63         15       5.26          2.42
Construction and Land . . . . . . . . . .      92      18.40          7.50         55      19.30          9.31
Consumer  . . . . . . . . . . . . . . . .      18       3.60          1.42         19       6.66          1.54
Unallocated . . . . . . . . . . . . . . .      59      11.80            --         52      18.25            --
                                             ----     ------        ------       ----     ------        ------
   Total allowance for loan losses . . .     $500     100.00%       100.00%      $285     100.00%       100.00%
                                             ----     ------        ------       ----     ------        ------
                                             ----     ------        ------       ----     ------        ------

                                                                          AT DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------
                                                1995                             1994                             1993
                                  -------------------------------  -------------------------------  --------------------------------
                                                      PERCENT OF                        PERCENT OF                        PERCENT OF
                                                      GROSS LOANS                      GROSS LOANS                       GROSS LOANS
                                          PERCENT OF    IN EACH            PERCENT OF    IN EACH            PERCENT OF    IN EACH
                                          ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY
                                           TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL
                                  AMOUNT  ALLOWANCE   GROSS LOANS  AMOUNT  ALLOWANCE   GROSS LOANS  AMOUNT  ALLOWANCE   GROSS LOANS
                                  ------  ---------  ------------  ------  ---------  ------------  ------  ---------  -------------
                                                                       (DOLLARS IN THOUSANDS)
One- to four-
  family . . . . . . . . . . .    $245      42.76%     77.93%      $112      40.73%     75.88%      $115      46.00%      77.34%
Multi-family . . . . . . . . .     135      23.56       9.82         30      10.91      10.04         38      15.20       12.64
Commercial . . . . . . . . . .      35       6.11       2.79         15       5.45       2.42          8       3.20        1.31
Construction
   and land . . . . . . . . .      103      17.98       8.18         61      22.18      10.26         43      17.20        7.12
Consumer  . . . . . . . . . .       17       2.96       1.28         17       6.18       1.40         19       7.60        1.59
Unallocated . . . . . . . . .       38       6.63         --         40      14.55         --         27      10.80          --
                                  ----     -------    -------      ----     -------    -------      ----     -------    -------
Total allowance
  for loan losses . . . . . .     $573     100.00%    100.00%      $275     100.00%    100.00%      $250     100.00%     100.00%
                                  ----     -------    -------      ----     -------    -------      ----     -------    -------
                                  ----     -------    -------      ----     -------    -------      ----     -------    -------

                                                           AT DECEMBER 31,
                                  ----------------------------------------------------------------
                                                1992                             1991
                                  -------------------------------  -------------------------------
                                                      PERCENT OF                        PERCENT OF
                                                      GROSS LOANS                      GROSS LOANS
                                          PERCENT OF    IN EACH            PERCENT OF    IN EACH
                                          ALLOWANCE    CATEGORY            ALLOWANCE    CATEGORY
                                           TO TOTAL    TO TOTAL             TO TOTAL    TO TOTAL
                                  AMOUNT  ALLOWANCE   GROSS LOANS  AMOUNT  ALLOWANCE   GROSS LOANS
                                  ------  ---------  ------------  ------  ---------  ------------
                                                         (DOLLARS IN THOUSANDS)
One- to four-
  family . . . . . . . . . . .    $ 53      30.29%      74.82%     $30       40.00%      74.14%
Multi-family . . . . . . . . .      31      17.71       17.11       14       18.67       16.84
Commercial . . . . . . . . . .      10       5.71        1.28        4        5.33        0.87
Construction
   and land . . . . . . . . .       36      20.57        5.08       24       32.00        6.25
Consumer  . . . . . . . . . .       25      14.29        1.71        3        4.00        1.90
Unallocated . . . . . . . . .       20      11.43          --       --          --          --
                                  ----     -------    -------      ----     -------    -------
Total allowance
  for loan losses . . . . . .     $175     100.00%    100.00%      $75      100.00%     100.00%
                                  ----     -------    -------      ----     -------    -------
                                  ----     -------    -------      ----     -------    -------

REAL ESTATE

     At February 29, 1996, the Bank had $319,000 of REO. This consisted of a single family residence valued at $269,000 which was sold at a loss of $4,000 during March 1996 and a single family lot valued at $50,000, which was appraised at $59,000 in 1994. If the Bank acquires any REO, it is initially recorded at fair value less costs to sell and thereafter REO is recorded at the lower of the recorded investment in the loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, REO is valued at the lower of the recorded investment or the fair value of the property less costs to sell. If there is a further deterioration in value, the Bank provides for a specific valuation allowance. The Bank relies on appraisals or market valuations in the disposition of all REO. The Bank has also acquired land for real estate development and land for a possible future branch site.


INVESTMENT ACTIVITIES

     Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation -- Federal Savings Institution Regulation -- Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be more than adequate to meet its normal daily activities.

     The investment policy of the Bank as established by the Board of Directors attempts to provide and maintain liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk, and complement the Bank's lending activities. The Bank's policies generally limit investments to government and federal agency securities. The Bank's policies provide the authority to invest in U.S. Treasury and federal agency securities meeting the Bank's guidelines and in mortgage-backed securities guaranteed by the U.S. government and agencies thereof. At February 29, 1996, the Bank had securities and mortgage-backed securities in the aggregate amount of $76.0 million with a market value of $75.8 million.

     At February 29, 1996, the Bank had $55.1 million in government agency securities. At February 29, 1996, all of the Bank's mortgage-backed securities were insured or guaranteed by either the FNMA or FHLMC. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing or increasing, respectively, the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities. In addition, the market value of such securities may be adversely affected by changes in interest rates.

    The following table sets forth certain information regarding the carrying and fair values of the Bank's securities at the dates indicated:

                                                                                           AT DECEMBER 31,
                                                              --------------------------------------------------------------------
                                         AT FEBRUARY 29,
                                               1996                    1995                     1994                  1993
                                      --------------------    --------------------   ---------------------    --------------------
                                     CARRYING       FAIR     CARRYING       FAIR     CARRYING       FAIR     CARRYING       FAIR
                                       VALUE        VALUE      VALUE        VALUE      VALUE        VALUE      VALUE        VALUE
                                     --------     -------    --------     -------    --------     -------    --------     -------
                                                                                (IN THOUSANDS)
Securities:
 Available for sale:
  U.S. Treasury bills and notes . .  $  4,552     $ 4,552    $  4,547     $ 4,547    $  3,951     $ 3,951    $      -     $     -
  U.S. government agency notes         28,306      28,306      28,358      28,358      10,871      10,871           -           -
  FNMA . . . . . . . . . . . . . .      1,273       1,273       1,335       1,335           -           -           -           -
  FHLMC . . . . . . . . . . . . . .     2,841       2,841       2,894       2,894           -           -           -           -
  CMOs . . . . . . . . . . . . . .          -           -           -           -         136         136           -           -
                                     --------     -------    --------     -------    --------     -------    --------     -------
    Total available for sale . . .   $ 36,972     $36,972    $ 37,134     $37,134    $ 14,958     $14,958    $      -     $     -
                                     --------     -------    --------     -------    --------     -------    --------     -------
                                     --------     -------    --------     -------    --------     -------    --------     -------
 Held to maturity:
  U.S. Treasury bills and notes . .  $      -     $     -    $      -     $     -    $  2,505     $ 2,482    $  4,516     $ 4,726
  U.S. government agency notes . .     22,235      22,132      24,635      24,521      44,675      42,489      38,558      33,812
  FNMA . . . . . . . . . . . . . .      7,278       7,207       7,497       7,431       5,601       5,520       7,607       7,665
  FHLMC . . . . . . . . . . . . . .     9,555       9,517      10,274      10,249      13,115      12,682       7,606       7,580
  CMOs . . . . . . . . . . . . . .          -           -          88          92           -           -         174         186
  REMICs . . . . . . . . . . . . .          -           -           -           -           -           -          67          67
                                     --------     -------    --------     -------    --------     -------    --------     -------
    Total held to maturity . . . .   $ 39,068     $38,856    $ 42,494     $42,293    $ 65,896     $63,173    $ 58,528     $54,036
                                     --------     -------    --------     -------    --------     -------    --------     -------
                                     --------     -------    --------     -------    --------     -------    --------     -------

    The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities and mortgage-backed securities as of February 29, 1996.

                                                                       AT FEBRUARY 29, 1996
                                --------------------------------------------------------------------------------------------------
                                                       MORE THAN ONE      MORE THAN FIVE
                                 ONE YEAR OR LESS   YEAR TO FIVE YEARS  YEARS TO TEN YEARS  MORE THAN TEN YEARS       TOTAL
                                ------------------  ------------------  ------------------  ------------------  ------------------
                                         WEIGHTED            WEIGHTED            WEIGHTED            WEIGHTED            WEIGHTED
                               CARRYING   AVERAGE  CARRYING   AVERAGE  CARRYING   AVERAGE  CARRYING   AVERAGE  CARRYING   AVERAGE
                                 VALUE     YIELD     VALUE     YIELD     VALUE     YIELD     VALUE     YIELD     VALUE     YIELD
                               --------  --------  --------   -------  --------   -------  --------  --------  --------   -------
                                                                       (DOLLARS IN THOUSANDS)
Securities:
 Available for sale:
  U.S. Treasury bills and notes  $3,012     5.88%   $ 1,540     7.53%     $   -        -%    $    -        -%   $ 4,552     6.43%
  U.S. government agency notes . 12,064      5.73    11,244      6.22     4,998      6.83         -         -    28,306      6.12
                                 ------             -------               -----              ------             -------
   Total available for sale . .  15,076      5.76    12,784      6.37     4,998      6.83         -         -    32,858      6.16

 Held to maturity:
  U.S. government agency notes .      -         -    18,235      5.59     4,000      6.16         -         -    22,235      5.70
                                 ------             -------               -----              ------             -------
   Total securities . . . . . . $15,076     5.76%   $31,019     5.92%    $8,998     6.53%    $    -        -%   $55,093     5.97%
                                 ------             -------               -----              ------             -------
                                 ------             -------               -----              ------             -------
Mortgage-backed securities:
Available for sale:
  FNMA . . . . . . . . . . . .   $    -        -%    $  132     9.75%     $   -        -%    $1,141     7.04%    $1,273     7.31%
  FHLMC . . . . . . . . . . . .       -         -     2,841      6.03         -         -         -         -     2,841      6.03
                                 ------             -------               -----              ------             -------
   Total available for sale .         -         -     2,973      6.19         -         -     1,141      7.04     4,114      6.42

Held to maturity:
  FNMA . . . . . . . . . . . .        -         -         -         -         -         -     7,278      6.91     7,278      6.91
  FHLMC . . . . . . . . . . . .       -         -         -         -         -         -     9,555      6.49     9,555      6.49
                                 ------             -------               -----              ------             -------
   Total held to maturity . . .       -         -         -         -         -         -    16,833      6.67    16,833      6.67
                                 ------             -------               -----              ------             -------
    Total mortgage-backed
      securities . . . . . . .   $    -         -    $2,973     6.19%     $   -         -   $17,974     6.69%   $20,947     6.62%
                                 ------             -------               -----              ------             -------
                                 ------             -------               -----              ------             -------

Sources of Funds

    GENERAL. Deposits, loan repayments and prepayments, cash flows generated from operations and, to a significantly lesser extent, FHLB advances, are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

    DEPOSITS. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposits consist of passbook savings, NOW accounts, money market accounts and certificates of deposit. For the two months ended February 29, 1996, certificates of deposit constituted 65.5% of total average deposits. The term of the certificates of deposit offered by the Bank vary from six months to seven years and the offering rates are established by the Bank on a weekly basis. Once an account is established, no additional amounts are permitted to be deposited in that account. Specific terms of an individual account vary according to the type of account, the minimum balance required, the time period funds must remain on deposit and the interest rate, among other factors. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. At February 29, 1996, the Bank had $44.0 million of certificate accounts maturing in less than one year. The Bank's deposits are obtained predominantly from the areas in which its banking offices are located. As part of its marketing strategy and its attempt to increase its deposit base, the Bank has added two ATMs and has plans to install a third ATM. The Bank may also consider opening additional branches in its primary market area. See "Use of Proceeds." The Bank relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. See Note 7 to the Consolidated Financial Statements for a discussion of the types of deposit accounts offered by the Bank.

    The following table presents the deposit activity of the Bank for the periods indicated:


                                            FOR THE TWO MONTHS            FOR THE YEAR ENDED DECEMBER 31,
                                        ----------------------------      ---------------------------------
                                        FEBRUARY 29,   FEBRUARY 28,
                                            1996           1995            1995           1994          1993
                                        ------------   ------------       -------       -------       -------
                                                              (IN THOUSANDS)
Net deposits (withdrawals) . . . . . .    $(1,418)      $(4,252)           $7,200       $(5,160)      $(5,891)
Interest credited on deposit accounts         224           150             4,782         4,002         4,416
                                           ------        ------           -------       -------       -------
Total increase (decrease) in deposit
  accounts . . . . . . . . . . . . . .    $(1,194)      $(4,102)          $11,982       $(1,158)      $(1,475)
                                          -------       -------           -------       -------       -------
                                          -------       -------           -------       -------       -------

At February 29, 1996, the Bank had approximately $8.0 million in certificate accounts in amounts of $100,000 or more maturing as follows:


                                                                    WEIGHTED
              MATURITY PERIOD                             AMOUNT  AVERAGE RATE
- ------------------------------------------                ------  ------------
                                                          (DOLLARS IN THOUSANDS)
Three months or less . . . . . . . . . . .                $1,489      5.53%
Over three through six months  . . . . . .                 1,917      5.82
Over six through 12 months . . . . . . . .                   791      6.18
Over 12 months . . . . . . . . . . . . . .                 3,776      6.56
                                                          ------
Total. . . . . . . . . . . . . . . . . . .                $7,973      6.15
                                                          ------
                                                          ------

    The following table sets forth the distribution of the Bank's deposit accounts for the periods indicated.


                                      FOR THE TWO MONTHS ENDED                     FOR THE YEAR ENDED DECEMBER 31,
                                      ------------------------  -------------------------------------------------------------------
                                         FEBRUARY 29, 1996               1995                   1994                   1993
                                      ------------------------  ---------------------   ---------------------  --------------------

                                                  PERCENT                  PERCENT                 PERCENT                PERCENT
                                       AMOUNT     OF TOTAL       AMOUNT    OF TOTAL     AMOUNT     OF TOTAL     AMOUNT    OF TOTAL
                                      ---------  -------------  ---------  ----------   ---------  ----------   --------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Passbook accounts . . . . . . . . . . $34,573        26.74%     $34,798       26.66%    $39,087       32.98%   $41,006      34.26%
Money market savings accounts . . . .   4,168         3.22        4,014        3.08       3,913        3.30      5,135       4.29
NOW accounts  . . . . . . . . . . . .   5,388         4.17        5,630        4.31       5,358        4.52      5,013       4.19
Noninterest bearing accounts  . . . .   1,370         1.06        1,352        1.04         342        0.29        257       0.21
                                     --------       ------     --------      ------    --------      ------   --------     ------
  Total . . . . . . . . . . . . . . .  45,499        35.19       45,794       35.09      48,700       41.09     51,411      42.95

Certificate accounts:
  3.00% to 3.99%  . . . . . . . . . .       -            -            -           -      13,983       11.80     37,891      31.66
  4.00% to 4.99%  . . . . . . . . . .   4,524         3.50        5,513        4.22      24,166       20.39      8,181       6.84
  5.00% to 5.99%  . . . . . . . . . .  47,370        36.63       42,123       32.28      21,279       17.95      8,893       7.43
  6.00% to 6.99%  . . . . . . . . . .  29,765        23.02       34,436       26.39       4,751        4.01      5,214       4.36
  7.00% to 7.99%  . . . . . . . . . .     934         0.72        1,270        0.97       1,866        1.57      2,541       2.12
  8.00% to 8.99%  . . . . . . . . . .     958         0.74        1,108        0.85       3,519        2.97      5,283       4.42
  9.00% and over  . . . . . . . . . .     259         0.20          259        0.20         257        0.22        265       0.22
                                     --------       ------     --------      ------    --------      ------   --------     ------
Total certificate accounts  . . . . .  83,810        64.81       84,709       64.91      69,821       58.91     68,268      57.05
                                     --------       ------     --------      ------    --------      ------   --------     ------
Total deposits  . . . . . . . . . . .$129,309       100.00%    $130,503      100.00%   $118,521      100.00%  $119,679     100.00%
                                     --------       ------     --------      ------    --------      ------   --------     ------
                                     --------       ------     --------      ------    --------      ------   --------     ------

The following table presents, by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at February 29, 1996.


                                                   PERIOD TO MATURITY FROM FEBRUARY 29, 1996
                                       ---------------------------------------------------------------------
                                       LESS THAN   ONE TO      TWO TO      THREE TO    FOUR TO    MORE THAN
                                       ONE YEAR   TWO YEARS  THREE YEARS  FOUR YEARS  FIVE YEARS  FIVE YEARS
                                       ---------  ---------  -----------  ----------  ----------  ----------
                                                                (IN THOUSANDS)
Certificate accounts:
  0 to 3.99% . . . . . . . . . . . .  $     -      $     -       $    -      $    -      $    -       $   -
  4.00 to 4.99%. . . . . . . . . . .    4,387          137            -           -           -           -
  5.00 to 5.99%. . . . . . . . . . .   31,813        9,381        3,646       1,021       1,323         186
  6.00 to 6.99%. . . . . . . . . . .    6,333       19,077          635       2,763         309         648
  7.00 to 7.99%. . . . . . . . . . .      555           91          288           -           -           -
  8.00 to 8.99%. . . . . . . . . . .      699          259            -           -           -           -
  9.00% and over . . . . . . . . . .      259            -            -           -           -           -
                                      -------      -------       ------      ------      ------       -----
  Total. . . . . . . . . . . . . . .  $44,046      $28,945       $4,569      $3,784      $1,632       $ 834
                                      -------      -------       ------      ------      ------       -----
                                      -------      -------       ------      ------      ------       -----
                                         AT
                                    FEBRUARY 29,           AT DECEMBER 31,
                                    ------------  ----------------------------------
                                        1996         1995         1994        1993
                                    ------------  ----------   ----------  ---------
                                                       (IN THOUSANDS)
  0 to 3.99% . . . . . . . . . . . .  $     -      $     -      $13,983     $37,891
  4.00 to 4.99%. . . . . . . . . . .    4,524        5,513       24,166       8,181
  5.00 to 5.99%. . . . . . . . . . .   47,370       42,123       21,279       8,893
  6.00 to 6.99%. . . . . . . . . . .   29,765       34,436        4,751       5,214
  7.00 to 7.99%. . . . . . . . . . .      934        1,270        1,866       2,541
  8.00 to 8.99%. . . . . . . . . . .      958        1,108        3,519       5,283
  9.00% and over . . . . . . . . . .      259          259          257         265
                                      -------      -------      -------     -------
  Total. . . . . . . . . . . . . . .  $83,810      $84,709      $69,821     $68,268
                                      -------      -------      -------     -------
                                      -------      -------      -------     -------

    BORROWINGS. Periodically the Bank has obtained advances from the FHLB-Chicago as an alternative to retail deposit funds and may do so in the future as part of its operating strategy. FHLB advances may also be used to acquire certain other assets as may be deemed appropriate for investment purposes. These advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. See "Regulation - Federal Home Loan Bank System." Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates in accordance with the policies of the OTS and the FHLB.

    The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:


                                           AT OR FOR THE            AT OR FOR THE YEAR
                                          TWO MONTHS ENDED           ENDED DECEMBER 31,
                                        ---------------------   ------------------------------
                                        FEBRUARY     FEBRUARY
                                        29, 1996     28, 1995     1995       1994       1993
                                        --------     --------   --------   --------   --------
                                                  (DOLLARS IN THOUSANDS)
FHLB advances:

   Average balance outstanding. . . .      $150       $7,333     $2,692     $2,539      $   -

   Maximum amount outstanding at any
     month-end during the period. . .         -       10,000     10,000      8,000          -

   Balance outstanding at end of
     period . . . . . . . . . . . . .         -        4,000      9,000      8,000          -

   Weighted average interest rate
     during the period. . . . . . . .      4.00%        6.14%      3.79%      4.41%         -%


SUBSIDIARY ACTIVITIES

    The Bank has two wholly-owned subsidiaries. GPS Development Corp. is an Illinois corporation which participates in residential real estate development projects. GPS Corporation is an Illinois corporation previously engaged in the sale of retail insurance products. In December 1994, the Bank sold the insurance policies to an unaffiliated insurance agency. Presently the activities of GPS Corporation are limited to recordkeeping and receipt of certain fees relating to the sold policies.

    GPS DEVELOPMENT CORP. The Bank engages in the business of purchasing unimproved land for development into residential subdivisions of primarily single family lots through its wholly-owned subsidiary, GPS Development Corp., which was incorporated in 1993. The Bank and its subsidiary have been engaged in this activity since 1985, and since that time has developed and sold over 440 lots in 4 different subdivisions in the western suburbs of Chicago. Currently, GPS Development Corp. acts as joint venture partner in its developments. For those joint ventures it is engaged in, GPS Development Corp. has historically provided essentially all of the capital for a joint venture and receives in exchange an ownership interest which entitles it to a percentage of the profit or loss generated by the venture. GPS Development Corp. only invests in real estate development projects which it believes it can monitor effectively. GPS Development Corp. has a percentage interest in the net profit of each joint venture, generally 50%, with the exact percentage based upon a number of factors, including characteristics of the venture, the perceived risks involved and the time to completion. The net profits are generally defined in the joint venture agreement as the gross profits of the joint venture from sales, less all expenses, loan repayments, capital contributions and an agreed upon rate of return on such capital contribution.

    At February 29, 1996, GPS Development Corp. was involved in two real estate development projects. The Rose Hill Venture, located in Naperville, Illinois, consisted of 259 single family residential lots, 132 townhouse lots and a commercial parcel. As of February 29, 1996, only eight single family lots remained for sale. In addition, the Bank expects to begin sales in mid-1996 in the Prairie Ridge Venture, located in Naperville, Illinois. It is expected that this project will consist of 88 single family residential lots.

    Real estate development activities involve risks that could have an adverse effect on the profitability of the Bank. GPS Development incurs substantial costs to acquire, improve and market the land, prior to commencement of construction. There are negative cash flows in the early stages of the project because it does not recoup such costs until sales of the lots are closed. During the construction phase, a number of factors could result in cost overruns, which could decrease or possibly eliminate the potential profit from the project. In addition, the profit potential on any given project may cease if the project is not completed, the underlying value of the project or the general market area declines, the project is not sold or is sold over a longer period of time than initially contemplated or a combination of these factors occurs. Additionally, the ability to generate income from such projects is dependent, in part, on the economy of the metropolitan Chicago area. Although the economy in such area has been stable in recent years, there can be no assurance that such economy will continue to be favorable. For the two months ended February 29, 1996 and February 28, 1995, and the years ended December 31, 1995, 1994 and 1993, gain on the sale of real estate held for development totalled $11,000, $0, $523,000, $1,114,000 and $856,000, respectively.

PROPERTIES

    The Bank conducts its business through three banking offices. The Company believes that the current facilities are adequate to meet the present and immediately foreseeable needs of the Bank and the Company. In addition, the Bank currently holds two properties for future ATM sites and parking facilities with a net book value of $161,816 and a property for a possible future branch office with a net book value of $145,515.

    The following table sets forth certain information regarding the Bank's three banking offices, all of which are owned by the Bank.

                                                        NET BOOK VALUE
                                     DATE               OF PROPERTY AT
         LOCATION                  ACQUIRED            FEBRUARY 29, 1996
- ----------------------------   ----------------     -----------------------
HOME OFFICE:                         1954                    $20,054
2740 West 55th Street
Chicago, Illinois 60632

BRANCH OFFICES:                      1985                    943,410
5400 South Pulaski Road
Chicago, Illinois 60632

21 East Ogden Avenue                 1975                    684,437
Westmont, Illinois 60559


LEGAL PROCEEDINGS


    The Bank is not involved in any pending legal proceedings other than the legal proceedings occurring in the ordinary course of business. Such routine legal proceedings in the aggregate are believed by management to be immaterial to the Company's financial condition or results of operations.


PERSONNEL

    As of February 29, 1996, the Bank had 34 full-time employees and 16 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "The Board of Directors and Management of the Bank - Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees.

                        FEDERAL AND STATE TAXATION

FEDERAL TAXATION

    GENERAL. The Company and the Bank will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The statute of limitations has closed all years for both Federal and Illinois purposes through the 1992 tax year.

    BAD DEBT RESERVE. Savings institutions such as the Bank which meet certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts") are permitted to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, be deducted in arriving at their taxable income. The Bank's deduction with respect to "qualifying real property loans," which are generally loans secured by certain interests in real property, may be computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. The Bank's deduction with respect to non-qualifying loans must be computed under the experience method which allows a deduction based on the Bank's actual loss experience over a period of several years.

    The Bank presently satisfies the qualifying thrift definitional tests. If the Bank failed to satisfy such tests in any taxable year, it would be unable to make additions to its bad debt reserve. Instead, the Bank would be required to deduct bad debts as they occur and would additionally be required to recapture its bad debt reserve deductions ratably over a multi-year period. Among other things, the qualifying thrift definitional tests require the Bank to hold at least 60% of its assets as "qualifying assets." Qualifying assets generally include cash, obligations of the United States or any agency or instrumentality thereof, certain obligations of a state or political subdivision thereof, loans secured by interests in improved residential real property or by savings accounts, student loans and property used by the Bank in the conduct of its banking business. The Bank's ratio of qualifying assets to total assets exceeded 60% through February 29, 1996. Although there can be no assurance that the Bank will satisfy the 60% test in the future, management believes that this level of qualifying assets can be maintained by the Bank.

    The amount of the addition to the reserve for losses on qualifying real property loans under the percentage of taxable income method cannot exceed the amount necessary to increase the balance of the reserve for losses on qualifying real property loans at the close of the taxable year to 6 percent of the balance of the qualifying real property loans outstanding at the end of the taxable year. Currently, the Bank's total reserve for bad debts on qualifying real property loans is approximately $3.6 million, less than 4.3 percent of its qualifying real property loans outstanding. Also, if the qualifying thrift uses the percentage of taxable income method, then the qualifying thrift's aggregate addition to its reserve for losses on qualifying real property loans cannot, when added to the addition to the reserve for losses on non-qualifying loans, exceed the amount by which: (i) 12 percent of the amount that the total deposits or withdrawable accounts of depositors of the qualifying thrift at the close of the taxable year exceeds (ii) the sum of the qualifying thrift's surplus, undivided profits and reserves at the beginning of such year. As of December 31, 1995, this overall limitation would not have restricted the Bank's deduction for additions to its bad debt reserve. At February 29, 1996, the Bank's bad debt reserve for tax purposes was $4.5 million.

    Legislation is pending before Congress that would generally repeal, effective for taxable years beginning after 1995, the above-described bad debt deduction rules available to thrift institutions such as the Bank, but would retain the experience method for thrift institutions having assets with average adjusted bases of $500 million or less. The proposed tax legislation would not require the recapture of bad debt reserve deductions taken prior to 1988, but would require the recapture of at least some of the bad debt reserve deductions taken by an affected thrift institution after 1987. The balance of pre-1988 bad debt reserves would continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders. Bad debt reserve deductions required to be recaptured would generally be taken into account ratably over the six taxable years beginning with the first taxable year beginning after December 31, 1995. However, if an institution maintains its residential loans at a level equal to the average level of such loans for a period preceding 1995, the institution would be permitted to defer recapture of its reserves until 1998. The Bank is not able to predict whether or in what form the proposed tax legislation will be enacted or the effect that such enactment would have on the Bank's federal income tax liability. In addition, there may be an impact on state income tax liability as a result of the enactment of the proposed legislation.

    DISTRIBUTIONS. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

    CORPORATE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code of 1986, as amended (the "Code") imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). The Bank does not expect to be subject to the AMT.

    DIVIDENDS RECEIVED DEDUCTION AND OTHER MATTERS. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank own more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

STATE AND LOCAL TAXATION

    STATE OF ILLINOIS. The Company and the Bank will file a combined Illinois income tax return. For Illinois income tax purposes, they are taxed at an effective rate equal to 7.18% of Illinois Taxable Income. For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury and agency obligations). The exclusion of income on United States Treasury and agency obligations has the effect of reducing Illinois taxable income. The Company is also required to file an annual report with and pay an annual franchise tax to the State of Illinois.

    DELAWARE TAXATION. As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                               REGULATION

GENERAL

    The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. Assuming that the holding company form of organization is utilized, the Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

    Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. Congress currently has under consideration various proposals to eliminate the federal thrift charter and abolish the OTS. The outcome of such legislation is uncertain. Therefore, the Bank is unable to determine the extent to which legislation, if enacted, would affect its business. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

    Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank and the Company and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION

    BUSINESS ACTIVITIES. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institutions's capital or assets.

    LOANS-TO-ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At February 29, 1996, the Bank's limit on loans-to-one borrower was $2.7 million. At February 29, 1996, the Bank's largest aggregate amount of loans-to-one borrower consisted of $871,000.

    QTL TEST.  The HOLA requires savings institutions to meet a QTL test.
Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of February 29, 1996, the Bank maintained 69.44% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. For a discussion of the impact of the proposed legislation, "See Risk Factors -- Financial Institution Regulation and Possible Legislation."

    LIMITATION ON CAPITAL DISTRIBUTION. OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

    LIQUIDITY. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 5%) of its net withdrawable deposit accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the two months ended February 29, 1996 was 51.76%, which exceeded the applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management" and "- Liquidity and Capital Reserves."

    ASSESSMENTS. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended December 31, 1995 totalled $42,000.

    BRANCHING. OTS regulations permit federally chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. For a discussion of the impact of proposed legislation, see "Risk Factors - Financial Institution Regulation and Possible Legislation."

    TRANSACTIONS WITH RELATED PARTIES. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

    ENFORCEMENT. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

    CAPITAL REQUIREMENTS. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "- Prompt Corrective Regulatory Action."

    The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

    The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. The OTS has postponed the date that the component will first be deducted from an institution's total capital to provide it with an opportunity to review the interest rate risk proposals recently issued by the other federal banking agencies.

    At February 29, 1996, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at February 29, 1996, and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

PROMPT CORRECTIVE REGULATORY ACTION

    Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth, and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

    The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for SAIF member institutions currently range from 23 basis points to 31 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. The Bank's assessment rate for the years ended December 31, 1995, 1994 and 1993 was .23% of assessable deposits. See "Risk Factors - Recapitalization of SAIF and Its Impact on SAIF Premiums."

    Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL HOME LOAN BANK SYSTEM

    The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at February 29, 1996, of $676,000. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance.

    The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended December 31, 1995, 1994 and 1993, dividends from the FHLB to the Bank amounted to $45,000, $43,000 and $55,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

FEDERAL RESERVE SYSTEM

    The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $52.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $52.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $52.0 million. The first $4.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

     The Company, if utilized, will be a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. The Bank must notify the OTS 30 days before declaring any dividend to the Company.

     As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a QTL. See "- Federal Savings Institution Regulation - QTL Test" for a discussion of the QTL requirements. Upon any non-supervisory acquisition by the Company of another savings association, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Recently proposed legislation would treat all savings and loan holding companies as bank holding companies and limit the activities of such companies to those permissible for bank holding companies. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

     The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS; and from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

FEDERAL SECURITIES LAWS

     The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                          THE BOARD OF DIRECTORS AND
                           MANAGEMENT OF THE COMPANY

     The Board of Directors of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. David A. Remijas and Glenn Zajicek, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Richard J. Remijas, Jr. and Paul Shukis, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Joseph M. Judickas, Jr. and Charles Paprocki, has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "The Board of Directors and Management of the Bank - Directors."

     The following individuals are officers of the Company and hold the offices set forth below opposite their names.

                NAME                    POSITION HELD WITH COMPANY
       -----------------------   -----------------------------------------
       David A. Remijas          President, Chief Executive Officer and
                                 Chairman of the Board

       Richard J. Remijas, Jr.   Executive Vice President, Chief Operating
                                 Officer, Corporate Secretary and Director

       Steven J. Pokrak          Treasurer and Chief Financial Officer

       Sandra L. Remijas         Assistant Vice President - Lending


     The officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. Since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Information concerning the principal occupations, employment and compensation of the directors and officers of the Company during the past five years is set forth under "The Board of Directors and Management of the Bank - Biographical Information."

                          THE BOARD OF DIRECTORS AND
                            MANAGEMENT OF THE BANK

DIRECTORS

     The following table sets forth certain information regarding the Board of Directors of the Bank.

                                     POSITION(S) HELD WITH THE       DIRECTOR   TERM
         NAME            AGE(1)               BANK(2)                 SINCE    EXPIRES
- -----------------------  ------  ----------------------------------  --------  -------
David A. Remijas           43    President, Chief Executive Officer    1993      1997
                                 and Chairman of the Board

Richard J. Remijas, Jr.    46    Executive Vice President, Chief       1977      1998
                                 Operating Officer, Corporate
                                 Secretary and Director

Joseph M. Judickas, Jr.    65    Director                              1973      1999

Charles Paprocki           74    Director                              1974      1999

Paul Shukis                44    Director                              1993      1998

Glenn Zajicek              65    Director                              1981      1997

- -------------------------
(1) As of February 29, 1996.
(2) All directors are also directors of Park Bancorp, Inc., GPS Development Corp. and GPS Corporation.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

             NAME            AGE(1)         POSITION HELD WITH THE BANK(2)
     -------------------    -------     -------------------------------------
     Steven J. Pokrak         36        Treasurer and Chief Financial Officer

     Sandra L. Remijas        34        Assistant Vice President - Lending

- -------------------------
(1) As of February 29, 1996.
(2) All officers are also officers of GPS Development Corp. and GPS
    Corporation.

     Each of the executive officers of the Bank will retain their office in the converted Bank until the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are re-elected by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

     DIRECTORS

     DAVID A. REMIJAS has served as a Director and Chairman of the Board of the Bank since 1993. Mr. Remijas has been with the Bank for over 22 years and has held various positions during that time. Mr. Remijas currently serves as the President and Chief Executive Officer of the Bank. Mr. Remijas is the brother of Richard J. Remijas, Jr. and the husband of Sandra L. Remijas. Mr. Remijas is a member of the Executive, the Asset and Liability, Community Reinvestment Act ("CRA") Review and the Nominating Committees.

     RICHARD J. REMIJAS, JR. has served as a Director of the Bank since 1977 and a member of the Executive Committee since 1986. Mr. Remijas currently serves the Bank as Executive Vice President, Chief Operating Officer and Corporate Secretary, since 1993. Mr. Remijas was a principal in Merrion-Remijas, Realtors, Inc. from 1986 to 1995. Mr. Remijas is the brother of David A. Remijas and the son of Richard J. Remijas, D.D.S. Mr. Remijas is a member of the Executive, Nominating, CRA Review and Asset and Liability Committees.


     JOSEPH M. JUDICKAS, JR. has served as a Director of the Bank since 1973. Prior to his retirement in 1993, Mr. Judickas served as Secretary, Treasurer and Chief Operating Officer of the Bank, when it operated under the name of Gage Park Savings and Loan Association. Mr. Judickas is a member of the CRA Review and Audit Committees.


     CHARLES PAPROCKI has served as a Director since 1973. Prior to his retirement, Mr. Paprocki was a wholesale meat distributor in the Chicago area for over 34 years. Mr. Paprocki is a member of the Nominating and Audit Committees.

     PAUL SHUKIS has served as a Director of the Bank since 1993. Mr. Shukis is the President of Shukis Development Co., a real estate development and construction firm. Mr. Shukis is a member of the CRA Review, Compensation and Building Committees.

     GLENN ZAJICEK has served as a Director of the Bank since 1980. Mr. Zajicek was an owner of Mudrak and Zajicek, Inc., a contracting company and is currently a Construction Manager with Azco, Inc. Mr. Zajicek is a member of the Compensation, Building and Audit Committees.

     CHAIRMAN EMERITUS

     RICHARD J. REMIJAS, D.D.S., is a retired dentist and has served as Chairman Emeritus since 1993. He had been a director of the Bank since 1970.
 Prior to his retirement from the Bank, he served the Bank as Chairman, President and Chief Executive Officer since 1972, when it operated under the name of Gage Park Savings and Loan Association. Richard J. Remijas, D.D.S. currently serves under a continuing services contract and is a member of the Marketing and Building Committees. In connection with the Conversion, the Company anticipates entering into a consulting agreement with Richard J. Remijas, D.D.S. He is the father of David A. Remijas and Richard J. Remijas, Jr.

     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     STEVEN J. POKRAK joined the Bank in 1985 as the Controller and has served as Treasurer and Chief Financial Officer since 1993. Prior to joining the Bank, Mr. Pokrak had four years of public accounting experience. Mr. Pokrak is a member of the Executive Committee and Asset and Liability Committee.

     SANDRA L. REMIJAS joined the Bank in 1986 as a loan processor. Mrs. Remijas has held various positions with the Bank and currently serves as Assistant Vice President - Lending. Mrs. Remijas is the wife of David A. Remijas.

     COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK AND COMPANY

     The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. During the year ended December 31, 1995, the Board of Directors met twelve times. No director attended fewer than 90% of the total number of Board meetings held during this period.

     The Board of Directors of the Bank has established the following Board and management committees:

     The Audit Committee consists of Messrs. Judickas, Paprocki and Zajicek. The purpose of this committee is to review the audit function and management actions regarding the implementation of audit findings. The committee meets at least four times a year.

     The Asset and Liability Committee consists of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak. The purpose of this committee is to manage the Bank's interest rate risk. The committee meets on a quarterly basis and reports to the Board of Directors on a quarterly basis.

     The Executive Committee is a management committee which consists of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Steven J. Pokrak. This committee has been authorized by the Board to conduct the business of the Bank, including the approval or rejection of loans up to $350,000. This committee also reviews the workout solutions of any problem loans, and approves the classification of assets and the establishment of adequate valuation allowances. This committee meets weekly.

     In addition to the committees described above, the Bank has also established the CRA Review Committee, the Nominating, Marketing and Building Committees, which consist of members of the Board and certain officers and employees of the Bank.

     The Company has also established an Audit Committee consisting of the same directors as the Bank's Audit Committee and a Compensation Committee consisting of Messrs. Shukis and Zajicek. The Company has also established a Pricing Committee consisting of Messrs. Richard J. Remijas, Jr. and David A. Remijas.

DIRECTORS' COMPENSATION

     FEE ARRANGEMENTS. Currently, all outside directors of the Bank receive a fee of $1,000 for each regular monthly meeting attended. Each director also receives a fee of $475 for each special Board meeting attended. No committee meeting fees are paid.

EXECUTIVE COMPENSATION

     CASH COMPENSATION. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the year ended December 31, 1995, to the Chief Executive Officer and the highest paid executive officers of the Bank who received compensation in excess of $100,000.

                                                                                        LONG-TERM COMPENSATION
                                                                                  ---------------------------------
                                                     ANNUAL COMPENSATION                   AWARDS           PAYOUTS
                                            ------------------------------------  ------------------------  -------
                                                                       OTHER                    SECURITIES
                                                                       ANNUAL      RESTRICTED   UNDERLYING    LTIP    ALL OTHER
         NAME AND PRINCIPAL                                         COMPENSATION  STOCK AWARDS    OPTIONS   PAYOUTS  COMPENSATION
             POSITIONS                YEAR  SALARY($)(1)  BONUS($)     ($)(2)         ($)(3)      (#)(4)     ($)(5)     ($)(6)
- ------------------------------------  ----  ------------  --------  ------------  ------------  ----------  -------  ------------
David A. Remijas                      1995    $138,100    $33,250        --            --           --         --       $18,915
 Chairman of the Board, President
 and Chief Executive Officer

Richard J. Remijas, Jr.               1995     101,190     25,700        --            --           --         --        13,377
 Director, Executive Vice President,
 Chief Operating Officer and
 Corporate Secretary

- -------------------------
(1) Under Annual Compensation, the column titled "Salary" includes fees received as a Director of the Bank.

(2) For 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3) Does not include awards pursuant to the Stock Programs, which may be granted in conjunction with a meeting of stockholders of the Company, as such awards were not earned, vested or granted in fiscal 1995. For a discussion of the terms of the Stock Programs, see "- Benefits - Stock Programs." For 1995, the Bank had no restricted stock plans in existence.

(4) Does not include options, which may be granted in conjunction with a meeting of stockholders of the Company, as such options were not earned or granted in 1995. For a discussion of the terms of the grants and vesting of options, see "- Benefits - Stock Option Plans."

(5) For 1995, there were no long-term incentive plans in existence.

(6) Includes amounts paid pursuant to the Bank's Employee Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

   Upon completion of the Conversion, the Bank and the Company intend to enter into employment agreements with Messrs. David A. Remijas, Richard J. Remijas, Jr., and Steven J. Pokrak and Mrs. Sandra L. Remijas (each, an "Executive"). These agreements are subject to the review and approval of the Company, the Bank and the OTS and may be amended as a result of such OTS review. These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. David A. Remijas, Richard J. Remijas, Jr., and Steven J. Pokrak and Mrs. Sandra L. Remijas.

   The proposed employment agreements are expected to provide for a three-year term. It is expected that the Bank employment agreements would provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors would review the agreements and the Executive's performance for purposes of determining whether to extend the agreements for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The current base salaries for Messrs. David A. Remijas, Richard J. Remijas, Jr., and Steven
J. Pokrak and Mrs. Sandra L. Remijas are $139,360, $108,160, $78,000, and $54,080, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements would provide for termination by the Bank or the Company for cause as would be defined in the agreements, at any time. In the event the Bank or the Company would choose to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon:
(i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement.
The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

   Under the proposed agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the proposed employment agreements, it is expected that, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' compensation (except that the Company agreement uses a three year average in this formula.) It is expected that the Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements would provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

   Payments to the Executive under the Bank's proposed agreements are expected to be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements would be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. It is also expected that the employment agreements will provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the employment agreements, based solely on cash compensation paid to Messrs. David A. Remijas, Richard J. Remijas, Jr., and Steven J. Pokrak and
Mrs. Sandra L. Remijas over the past three taxable years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.1 million.

CONSULTATION AGREEMENT


   The Company had entered into continuing services contracts with Richard J. Remijas, D.D.S. and Mr. Joseph M. Judickas, Jr. These contracts have expired and have not been renewed. The Company has entered into Consultation Agreements with Dr. Remijas and Mr. Judickas. The Consultation Agreements are for a term of 12 months. Under the Consultation Agreement, Dr. Remijas and Mr. Judickas will receive compensation in the amount of $2,333.34 and $1,000 per month, respectively. The Agreements provide each person with medical insurance during the term of the Consultation Agreement. The Consultation Agreement may be cancelled by either party on 10 days' written notice. Pursuant to the Consultation Agreement, Dr. Remijas will be available each month to provide advisory and consulting services and will give the Company and the Bank the benefit of their special knowledge, skills, contacts and business experience in the savings and loan industry.


EMPLOYEE SEVERANCE COMPENSATION PLAN

   It is anticipated that the Bank's Board of Directors will, subsequent to the Conversion, establish the Park Federal Savings Bank Employee Severance Compensation Plan ("Severance Plan") which would provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with employment agreements would not be eligible to participate in the Severance Plan. Generally, employees would be eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. It is anticipated that the Severance Plan would vest upon a change in control in each participant a contractual right to the benefits such participant is entitled to thereunder. It is anticipated that under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), would be entitled to receive a severance payment. A participant, whose employment has terminated, would be entitled to a cash severance payment equal to two weeks salary for each year of service up to a maximum of 26 years of service. The minimum payment under the Severance Plan would be 25% of an employee's salary. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover.

INSURANCE PLANS

   All full-time employees, after three months of employment with the Bank, are covered as a group for comprehensive hospitalization, including major medical, long-term disability, accidental death and dismemberment insurance and group term life insurance.

BENEFITS

   RETIREMENT PLAN. The Bank offers to its employees the Park Federal Savings Bank Employee Pension Plan and Trust ("Retirement Plan") which is a defined benefit pension plan. In addition, the Retirement Plan is a qualified plan and received a determination letter to that effect on June 30, 1995 from the Internal Revenue Service ("IRS"). An employee is eligible to participate in the Retirement Plan following the completion of one year of service and attainment of the age 21 years. Participants are 100% vested in their accrued benefits upon entry into the Retirement Plan. The Retirement Plan is funded solely through contributions made by the Bank and earnings on those contributions.

   The benefit provided to a participant at normal retirement age (generally 65 years) is the product of (i) 50% of the participant's Average Monthly Compensation (base wages only) and (ii) the fraction of which the numerator is the lesser of his actual years of service or 25 years and the denominator of which is 25 years. Average Monthly Compensation is calculated using the five-year consecutive period which, when averaged, produces the highest such annual average. The benefit is not offset against anticipated Social Security benefits. The normal form of benefit is a life annuity. Early retirement alternative benefits are available. However, benefits are reduced by a 1/15th for the first five years, 1/30th for the second five years or and an actuarial factor for each additional year, for each year of age less than the Normal Retirement Date at which the early retirement occurs. Early or normal retirement benefits may be paid out in a lump sum at the request of the participant. The Retirement Plan also provides for death benefits. The Bank intends to modify the Retirement Plan to freeze the participation in and benefits payable under the Retirement Plan as of May 31, 1996 and will continue to make contributions as required on an actuarial basis thereafter to fund the obligations of the frozen Retirement Plan. Alternately, the Bank may consider terminating the Retirement Plan.

   The following table sets forth, as of January 1, 1996, estimated annual pension benefits for individuals at age 65 payable under the Retirement Plan with various contributions of compensation and years of service. The figures are based on the assumption that the Retirement Plan continues in its current form.


                          Park Federal Savings Bank Employee Pension Plan
                   ------------------------------------------------------------
Final Average                              Years of Service
Compensation            15          20          25          30          35
- -------------      ----------   ----------   --------    --------    ----------
$25,000              $ 7,500      $10,000     $12,500     $12,500     $12,500
 50,000               15,000       20,000      25,000      25,000      25,000
 75,000               22,500       30,000      37,500      37,500      37,500
100,000               30,000       40,000      50,000      50,000      50,000
125,000               37,500       50,000      62,500      62,500      62,500
150,000               45,000       60,000      75,000      75,000      75,000
175,000(1)            45,000       60,000      75,000      75,000      75,000
200,000(1)            45,000       60,000      75,000      75,000      75,000
225,000(1)            45,000       60,000      75,000      75,000      75,000

- --------------------
(1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Internal Revenue Code is $150,000.

   Compensation under the Retirement Plan includes base salary. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

   The approximate years of service, as of February 29, 1996 for the named executive officers are as follows:

                                          SERVICE
                                   --------------------
        NAME                       YEARS         MONTHS
        ----                       -----         ------
  David A. Remijas                   22             2
  Richard J. Remijas, Jr.             3             1

   PROFIT SHARING PLAN. The Bank offers the Park Federal Savings Bank Profit Sharing Plan ("Profit Sharing Plan"). The Profit Sharing Plan is a tax-qualified, defined contribution plan which received a determination letter from the IRS to that effect on June 23, 1995. An employee would be eligible to participate in the Profit Sharing Plan following attainment of the age of 21 and the completion of one (1) year of service with the Bank (1,000 hours within a twelve-month period). The Profit Sharing Plan has no set contribution formula, contributions are determined annually by the Board in its discretion. The annual contribution is allocated among participants on a pro rated basis according to total base wage compensation subject to the maximum limitations of the Section 415 of the Code. There are no employee contributions required or allowed in the Profit Sharing Plan. A participant attains a vested interest in his or her benefits under the Profit Sharing Plan at a rate of 20% per year beginning after three years of service. After seven years of service, a participating employee's benefits are 100% vested. All plan assets are held in trust and are invested at the discretion of the trustee. In connection with, but prior to the conversion, it is anticipated that the Profit Sharing Plan will be amended to become a cash or deferred arrangement ("CODA") qualified under section 401(k) of the Code ("401(k) Plan"). At the effective time of the amendment, participants' accounts would be valued and such value would be the opening account balance in the 401(k) Plan. The anticipated 401(k) Plan is described immediately below. As set out below in greater detail, the 401(k) Plan will allow for investment, directed by each participant, in one or more of several alternatives (including the Common Stock of the Company both in the conversion and thereafter.)

   401(K) PLAN. In connection with the Bank's intention to freeze the Retirement Plan and amend the Profit Sharing Plan, the Bank intends to adopt the 401(k) Plan which is designed to be qualified under Section 401(k) of the Code. An employee would be eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one (1) year of service with the Bank (1,000 hours within a twelve-month period). Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant will be able to elect to defer not more than 15% of his or her contribution by directing the Bank to contribute such amount to the 401(k) Plan on such employee's behalf. The Bank may elect to make matching contributions applicable to its 401(k) Plan equal to a portion of the participating employee's contribution, subject to a maximum matching contribution of no more than 6% of the participant's salary.

   Under the 401(k) Plan, a separate account would be established for each employee. Participants would be 100% vested in the contributions and in the earnings thereon and in the employer's contributions. The 401(k) Plan would also provide for in-service hardship distributions of elective deferrals and of employer contributions if a participant has been a participant in the 401(k) Plan for at least five years and the employer contributions have been invested in the 401(k) Plan for at least two years. Distributions from the 401(k) Plan would be made upon termination of service, disability or death in a lump sum or in annual installments.

   The 401(k) Plan may also include a number of investment options which would be provided to participants by including a fund consisting of Common Stock of the Company ("Company Stock Fund"). Account balances carried over from the Profit Sharing Plan would be invested, subject to the discretion of the participant on such investment options, including the Company Stock Fund. The 401(k) Plan would permit participants to direct that all or a portion of their account be invested in such fund. Each participant who directs the trustee to invest all or part of his account in the Employee Stock Fund would have assets credited to his account applied to the purchase of shares of the Common Stock. The Company Stock Fund investment will be available at the time of the Conversion, to participants otherwise eligible to make such an investment in the Common Stock of the Company in the Conversion.

   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank intends to adopt a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The benefits provided under the SERP will provide the difference between
(i) those benefits that would have inured to SERP participants under the ESOP and the 401(k) Plan without operation of limitations of the Code regarding benefit levels and eligible compensation and (ii) the benefits actually received. The SERP will provide no benefit relating to the Pension Plan.

   The Company intends to establish an irrevocable grantor's trust ("Rabbi Trust") with an independent corporate trustee in connection with the SERP. This Rabbi Trust would be funded with proportional contributions from the Company and the Bank for the purpose of providing the benefits promised under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the Rabbi Trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the Rabbi Trust are considered part of the general assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. Earnings on the Rabbi Trust's assets are taxable to the Company. The trustee of the Rabbi Trust may invest the Rabbi Trust's assets in the Company's stock.

   EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has established for eligible employees an ESOP and related trust to become effective upon Conversion. The trustee for the ESOP trust will be independent of the Bank and the Company. Full-time employees employed with the Bank as of January 1, 1996 and full-time employees of the Company or the Bank employed after such date, who have attained the age of 21 and have completed one (1) year of service with the Bank (1,000 hours within a twelve-month period) will become participants. The ESOP intends to purchase 8% of the Common Stock issued in the Conversion. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock to be issued in the Conversion, the ESOP intends to borrow funds from the Company equal to 100% of the aggregate purchase price of the Common Stock. The loan will be repaid principally from the Company's or the Bank's contribution's to the ESOP over a period of 12 years and the collateral for the loan will be the Common Stock purchased by the ESOP. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank, or to reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary; however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The interest rate for the loan is expected to be 9.25%.

   Shares purchased by the ESOP will initially be pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Participants generally become 100% vested in their ESOP account after five years of credited service or if their service was terminated due to death, retirement, permanent disability or a change in control. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement, disability, or change in control of the Bank or Company will not receive any benefit. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service.

   In connection with the establishment of the ESOP, a Committee of the Board of Directors was appointed to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion and continuing thereafter. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock provided that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

   STOCK OPTION PLANS. Following the conversion, the Board of Directors of the Company intends to adopt stock-based benefit plans which would provide for the granting of stock options to eligible officers, key employees and non-employee directors of the Company and the Bank. Stock options are intended to be granted under either a separate stock option plan for officers and employees (the "Incentive Option Plan") and a separate option plan for non-employee directors (the "Directors' Option Plan") (collectively, the "Option Plans") or under a single Master Stock-Based Benefit Plan which would incorporate the benefits and features of the Incentive Option Plan and Directors Option Plan.
At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Option Plans or the Master Stock-Based Benefit Plan to stockholders for approval and has reserved an amount equal to 10% of the shares of Common Stock issued in the Conversion or 276,000 shares (based upon the issuance of 2,760,000 shares), for issuance under the Option Plans or the Master Stock-Based Benefit Plan.
OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the Option Plans or Master Stock-Based Benefit Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Option Plans or the Master Stock-Based Benefit Plan.

   The stock option benefits provided under the Incentive Option Plan or Master Stock-Based Benefit Plan will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward such employees for outstanding performance. All employees of the Company and its subsidiaries will be eligible to participate in such plans. The Incentive Option Plan or Master Stock-Based Benefit Plan will provide for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) Limited Rights (discussed below) which will be exercisable only upon a change in control of the Bank or the Company. Unless sooner terminated, the Incentive Option Plan or Master Stock-Based Benefit Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant options with Limited Rights under the Incentive Option Plan or Master Stock-Based Benefit Plan at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. In addition, the Company intends to provide a dividend equalization benefit which will provide option holders a payment equal to the product of (i) the number of shares upon which options are held, and (ii) the per share amounts of any extraordinary dividends declared by the Board of Directors. It is anticipated that all options granted to officers and employees contemporaneously with stockholder approval of such plans will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code.

   Under the Incentive Option Plan, or Master Stock-Based Benefit Plan, it is expected that the Compensation Committee will determine which officers and employees will be granted options and Limited Rights, whether such options will be incentive or non-statutory stock options, the number of shares subject to each option, the exercise price of each non-statutory stock option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. It is expected that the per share exercise price of an incentive stock option will be required to be at least equal to the fair market value of a share of Common Stock on the date the option is granted.

   If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, an employee will not be deemed to have received taxable income upon grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the option exercise and two years after the date of grant of the option. No compensation deduction would be able to be taken by the Company as a result of the grant or exercise of Incentive Stock Options, provided such shares are not disposed of before the expiration of the period described above (a "disqualifying disposition"). In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option would be a deductible expense for tax purposes for the Company. In the case of Limited Rights, upon exercise or upon the payment of a dividend equalization benefit, the option holder would have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

   If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, stock options would become vested and exercisable in the manner specified by the Company, subject to applicable OTS regulations, which require that options begin vesting no earlier than one year from the date of shareholder approval of the Incentive Option Plan or Master Stock-Based Benefit Plan and thereafter vest at a rate of no more than 20% per year.
Options granted in connection with the Incentive Option Plan or Master Stock-Based Benefit Plan could be exercisable for three months following the date on which the employee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and may be exercisable for up to one year thereafter or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee shall be treated as a Non-Statutory Stock Option as described above. In the event of retirement, any unvested stock options shall be terminated and remain unearned unless the optionee continues to perform services on behalf of the Bank, the Company or an affiliate, in which case unvested options would continue to vest in accordance with their original vesting schedule. If the Incentive Option Plan or Master Stock-Based and Benefit Plan is adopted in the form described above, in the event of death, disability or normal retirement, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

   Under the Directors' Option Plan or Master Stock-Based Benefit Plan contemplated, the exercise price per share of each option granted could be equal to the fair market value of the shares of Common Stock on the date the option is granted. All Options granted to outside directors under the Directors' Option Plan would be Non-Statutory Stock Options and, pursuant to applicable OTS regulations, would vest and become exercisable commencing one year after the date of shareholder approval of the Directors Option Plan at the rate of 20% per year, and would expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director or consulting director. In the event of the death or disability of a participant, all previously granted options would immediately vest and become fully exercisable.

   Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of stock options granted under a plan adopted within one year after conversion. If permitted by OTS regulations in effect at the time a change in control occurs, the Incentive Option Plan and the Directors Option Plan or Master Stock-Based Benefit Plan described above would provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would be defined in the contemplated Incentive Option Plan, Master Stock-Based Benefit Plan or the Directors' Option Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

   STOCK PROGRAMS. Following the Conversion, the Company or the Bank intends to establish performance based Stock Programs as a method of providing non-employee directors, officers and key employees of the Bank and Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank or the Company. The benefits intended to be granted under the Stock Programs may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-Based Benefit Plan which would incorporate the benefits and features of such separate Stock Program plans and the previously discussed Stock Option Plans. The Company intends to present the Stock Programs or Master Stock-Based Benefit Plan for stockholder approval at a meeting of stockholders, which pursuant to applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion.

   Subject to stockholder approval, the Bank or the Company expects to contribute funds to the Stock Programs or Master Stock-Based Benefit Plan to enable such plans to acquire, in the aggregate, an amount equal to 4% of the shares of common Stock issued in the Conversion, or 110,400 shares (based upon the issuance of 2,760,000 shares). These shares would be acquired through open market purchases by a trustee for the plan or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that, if stockholder approval is obtained, it would provide awards to its directors and employees to the extent permitted by applicable regulations. OTS regulations provide that no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors.

   The Compensation Committee of the Bank's Board of Directors would administer the Stock Programs or Master Stock-Based Benefit Plan described above. The Stock Programs or Master Stock-Based Benefit Plan are expected to be self-administered for grants or allocations made to non-employee directors, which would not be performance-based. Under the Stock Programs or Master Stock-Based Benefit Plan, awards would be granted in the form of shares of Common Stock held by such plans. Awards will be non-transferable and non-assignable. Allocations and grants to officers and employees under the Stock Programs or Master Stock-Based Benefit Plan may be made in the form of base grants and allocations based on performance goals established by the Compensation Committee. In establishing such goals, the Committee may utilize the annual financial results of the Company and the Bank, actual performance of the Company and the Bank as compared to targeted goals such as the ratio of the Company and the Bank's net worth to total assets, the Company's and the Bank's return on average assets, or such other performance standard as determined by the Committee with the approval of the Board of Directors. Performance allocations would be granted upon the achievement of performance goals and base grants and performance allocations would vest in annual installments established by the Committee. Pursuant to applicable OTS regulations, base grants and allocations will commence vesting one year after the date of shareholder approval of the plan and thereafter at the rate of 20% per year.

   In the event of death, grants would be 100% vested. In the event of disability, grants would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, the participant continues to perform services on behalf of the Bank, the Company or an affiliate or, in the case of a retiring director, continues to perform services, as a consulting director, unvested grants would continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested grants would lapse.

   Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan described above. If permitted by OTS regulations at the time a change in control occurs, the Stock Programs or Master Stock-Based Benefit Plan would provide for accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan. A change in control is expected to be defined in the Stock Programs or Master Stock-Based Benefit Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

   When shares become vested in accordance with the Stock Programs or Master Stock-Based Benefit Plan described above, the Participants would recognize income equal to the fair market value of the Common Stock at that time. The amount of income recognized by the participants would be a deductible expense for tax purposes for the Bank and the Company. When shares become vested and are actually distributed in accordance with the Stock Programs or Master Stock-Based Benefit Plan, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of grants could direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance and high performance goals will be voted by the trustee of the Stock Programs or Master Stock-Based Benefit Plan in proportion to the directions provided with respect to shares subject to grants. Vested shares are distributed to recipients as soon as practicable following the day on which they are vested.

   In the event that additional authorized but unissued shares are acquired by the Stock Programs or Master Stock-Based Benefit Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

   The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

   The Bank currently makes loans to employees, executive officers and directors on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. Any loan made to an executive officer or director must be approved by the Board of Directors prior to its being committed. As of February 29, 1996, two of the Bank's executive officers or directors had a total of three loans outstanding, totalling $395,000 in the aggregate. Of the three loans currently outstanding to executive officers or directors, two loans are secured by the borrower's principal residence and one is secured by an investment property.

   The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

   The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.


                                        AT THE MINIMUM             AT THE MAXIMUM
                                    OF THE ESTIMATED PRICE     OF THE ESTIMATED PRICE
                                          RANGE(1)                   RANGE(1)
                                    -------------------------  ----------------------
                                                 AS A PERCENT            AS A PERCENT
                                        NUMBER    OF SHARES     NUMBER     OF SHARES
NAME                    AMOUNT(2)     OF SHARES    OFFERED    OF SHARES     OFFERED
- -----------------       --------      ---------  ------------ ---------  ------------
David A. Remijas(3)     $138,000       13,800       0.68%       13,800       0.50%
Richard J. Remijas, Jr.  138,000       13,800       0.68        13,800       0.50
Joseph M. Judickas, Jr.  138,000       13,800       0.68        13,800       0.50
Charles Paprocki         100,000       10,000       0.49        10,000       0.36
Paul Shukis              150,000       15,000       0.73        15,000       0.54
Glenn Zajicek            150,000       15,000       0.73        15,000       0.54
Steven J. Pokrak         138,000       13,800       0.68        13,800       0.50
                        --------       ------       ----        ------       ----
All Directors and
 Executive Officers
 as a group
 (8 persons)            $952,000       95,200       4.66%       95,200       3.45%
                        --------       ------       ----        ------       ----
                        --------       ------       ----        ------       ----

- ----------------------
(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's 401(k) plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See
    "- Benefits - Profit Sharing and 401(k) Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8.0% of the shares issued in the Conversion. See
    "- Directors' Compensation" and "- Executive Compensation."
(2) Amount of proposed subscriptions assumes an offering at or above the maximum of the Estimated Price Range.
(3) Includes purchases by Sandra L. Remijas.

                             THE CONVERSION

     THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY.

GENERAL

     On March 21, 1996, the Bank's Board of Directors unanimously adopted, subject to approval by the OTS, the Plan pursuant to which the Bank will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan has been approved by the OTS, subject to, among other things, approval of the Plan by the Bank's members. A special meeting of members has been called for this purpose to be held on ________, 1996.

     The Company filed an application with the OTS to become a savings and loan holding company and to acquire all of the Common Stock of the Bank to be issued in the Conversion. The Company plans to use 50% of the net proceeds from the sale of the Common Stock to purchase all of the then to be issued and outstanding capital stock of the Bank. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company to be issued pursuant to the Plan.

     The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (I.E., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

     The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members. Concurrently, shares will be offered in a Community Offering with a preference to be given to natural persons residing in Cook and DuPage counties in the State of Illinois to whom a copy of the Prospectus and an order form have been delivered, subject to the prior rights of holders of subscription rights. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering. See "- Community Offering."

     The aggregate price of the shares of Common Stock to be issued in the Conversion, currently estimated to be between $20.4 million and $27.6 million, will be determined based upon an independent appraisal of the estimated pro forma market value of the Common Stock of the Company given effect to the Conversion. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription and Community Offerings, if all shares are subscribed for. The appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.

     The following is a brief summary of pertinent aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each branch of the Bank and at the Central Region and Washington, D.C. offices of the OTS. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

PURPOSES OF CONVERSION

     The Bank, as a federally chartered mutual savings bank, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to expand its current operations, acquire other financial institutions or branch offices, provide affordable home financing opportunities to the communities it serves, access capital markets, or diversify into other financial services to the extent allowable by applicable law and regulation.

     In particular, the increase in the Bank's capital as a result of the Conversion will enhance the ability of the Bank to meet the needs of the communities it serves by, among other things, permitting the Bank to increase its one- to four-family residential mortgage lending, subject to the demand for such loans, competitive considerations and other relevant factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy" and "Business of the Bank - Market Area and Competition." As discussed above, the net proceeds from the sale of the Common Stock will also permit the Bank to increase its presence in the communities it serves through the acquisition or establishment of branch offices or the acquisition of smaller financial institutions, although the Bank has no current understandings or agreements for the acquisition of any specific financial institutions or the acquisition or establishment of any branch offices.

     The holding company form of organization will provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

     The potential impact of the Conversion upon the Bank's capital base is significant. The Bank had GAAP capital of $17.7 million, or 12.0% of assets at February 29, 1996. Assuming that $27.6 million (based on the maximum of the estimated pro forma market value of the Common Stock) of gross proceeds are realized from the sale of Common Stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by the Company to purchase the capital stock of the Bank, the Bank's GAAP capital would increase to $27.8 million or a ratio of GAAP capital to total assets, on a pro forma basis, of 17.6% after the Conversion. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further increase its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers.

     After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and any required regulatory approvals of an offering, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to the Stock Programs. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "The Board of Directors and Management of the Bank - Benefits."

EFFECTS OF CONVERSION

     GENERAL. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced. Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings institution converts to stock form, permanent non-withdrawable capital stock is created to represent the ownership of the institution's net worth. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     CONTINUITY. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors serving the Bank at the time of Conversion will serve as Directors of the Bank after the Conversion. The Directors of the Company will consist of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions after Conversion.

     EFFECT ON DEPOSIT ACCOUNTS. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will continue to be insured by the FDIC to the same extent as before the Conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     EFFECT ON LOANS. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

     EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors of and borrowers from the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

     TAX EFFECTS. The Bank has received an opinion of counsel with regard to federal income taxation and an opinion from Crowe, Chizek and Company LLP with regard to Illinois taxation which indicate that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or Illinois tax purposes to the Bank, its Eligible Account Holders, or its Supplemental Eligible Account Holders or the Company, except as discussed below. See "- Tax Aspects."

     EFFECT ON LIQUIDATION RIGHTS. If a mutual savings institution were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING

     The Plan of Conversion requires that the purchase price of the Common Stock must be based on the pro forma market value of the Common Stock giving effect to the Conversion, as determined on the basis of an independent valuation. The Bank and the Company have retained Keller to make such valuation. For its services in making such appraisal, Keller will receive a fee of $23,000, including expenses. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses arising out of its services as appraiser, except where Keller's liability results from its negligence or fault.

     An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings institutions; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

     On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion, dated April 12, 1996, the estimated pro forma market value of the Common Stock ranged from a minimum of $20.4 million to a maximum of $27.6 million with a midpoint of $24.0 million. Based upon the Valuation Range, the Board of Directors has established the Estimated Price Range of $20.4 million to $27.6 million, with a midpoint of $24.0 million, and the Company expects to issue between 2,040,000 and 2,760,000 shares of Common Stock at the Purchase Price of $10.00 per share. The Board of Directors of the Company and the Bank have reviewed the appraisal of Keller and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by Keller in the preparation of such appraisal.

     SUCH VALUATION, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES. KELLER DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID KELLER VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE VALUATION CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SHARES IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE. SEE "RISK FACTORS
- -- ABSENCE OF MARKET FOR COMMON STOCK"

     Following commencement of the Subscription and Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 3,174,000 shares due to regulatory considerations, changes in market conditions or general financial and economic conditions, without the resolicitation of subscribers. See "- Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Community Offerings.

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors including those which would be involved in a change in the maximum subscription price, would cause Keller to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription and Community Offerings.

     If, based on Keller's estimate, the pro forma market value of the Common Stock as of such date is not more than 15% above the maximum and not less than the minimum of the Estimated Price Range, then (1) with the approval of the OTS, the number of shares of Common Stock to be issued in the Conversion may be increased or decreased, pro rata to the increase or decrease in value, without resolicitation of subscriptions, to no more than 3,174,000 shares or no less than 2,040,000 shares; and (2) all shares purchased in the Subscription and Community Offerings will be purchased for the Purchase Price of $10.00 per share. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect regulatory considerations, changes in market conditions or general financial and economic conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "- Limitations on Common Stock Purchases."

     If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the OTS, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by cash, check, bank draft or money order, cancel withdrawal authorizations, extend or hold a new Subscription and Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond ________, 1998.

     Copies of the appraisal report of Keller, including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

NUMBER OF SHARES TO BE ISSUED

     Depending upon market or financial conditions following the commencement of the Subscription and Community Offerings, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price per share is not below the minimum or more than 15% above the maximum of the Estimated Price Range, and the total number of shares to be issued in the Conversion is not less than 2,040,000 or greater than 2,760,000 (or 3,174,000 if the Estimated Price Range is increased by 15%).

     In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (I.E., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "- Limitations on Common Stock Purchases."

     An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and pro forma net earnings and stockholders' equity on a per share basis while increasing the Company's pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and pro forma net earnings and stockholders' equity on a per share basis while decreasing the Company's pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with a balance of $50 or more as of December 31, 1994 ("Eligible Account Holders"); (2) the ESOP; (3) holders of deposit accounts with a balance of $50 or more as of ______________ ("Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of __________, 1996, the Voting Record Date, and borrowers with loans outstanding as of December 20, 1994 which continue to be outstanding as of the Voting Record Date other than those members which qualify as Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder will receive, without payment therefor, first priority, non-transferable subscription rights to subscribe in the Subscription Offering for up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall maximum purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

     In the event that Eligible Account Holders exercise subscription rights for anumber of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Eligible Account Holders whose subscriptions remain unsatisfied exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those remaining Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 1994.

     PRIORITY 2: EMPLOYEE STOCK OWNERSHIP PLAN. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, non-transferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range and provided further that any such increase in the number of shares to be issued in the Conversion will first be allocated to satisfy the ESOP's subscriptions of 8.0% of the total number of shares to be issued. See "- Limitations on Common Stock Purchases." The ESOP intends to purchase 8% of the shares to be issued in the Conversion, or 163,200 shares and 220,800 shares, based on the issuance of 2,040,000 shares and 2,760,000 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "The Board of Directors and Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, non-transferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall maximum purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

     In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those remaining Supplemental Eligible Account Holders whose subscriptions are still not satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.

     PRIORITY 4: OTHER MEMBERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority non-transferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall maximum purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

     In the event that Other Members exercise subscription rights for a number of shares of Common Stock which, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders is in excess of the total number of such shares being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The Subscription Offering will expire on ________, 1996, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS.
Subscription rights which have not been exercised prior to the Expiration Date will become void.

     The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45-day period following the Expiration Date is granted, the Bank will resolicit subscribers by notifying subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and, unless an affirmative response is received, have their funds returned promptly with interest. Such extensions may not go beyond ________, 1998.

COMMUNITY OFFERING

     Concurrent with the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public. Any such shares available will be available for purchase by the general public, with preference given to natural persons (such natural persons referred to as "Preferred Subscribers") residing in Cook and DuPage counties in the State of Illinois to whom a Prospectus and order form have been delivered, subject to the right of the Company to accept or reject any such orders, in whole or in part, in their sole discretion. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, subject to the maximum purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than 0.5% at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

     Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers.

     Depending upon market conditions, the shares of Common Stock may be offered for sale in the Community Offering by a selling group of brokers to be managed by Baird in a Broker Assist Program. The Company and the Bank have the right to accept or reject orders, in whole or in part in their sole discretion in the Community Offering. Neither Baird nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Broker Assist Program. See "- Marketing and Underwriting Arrangements."

     PERSONS IN NON-QUALIFIED STATES OR FOREIGN COUNTRIES. The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside; or (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

MARKETING AND UNDERWRITING ARRANGEMENTS

     The Bank and the Company have engaged Baird as a financial and marketing advisor to advise the Company and the Bank with respect to the Subscription and Community Offerings. Baird is a registered broker-dealer and is a member of the NASD. Baird will assist the Company and the Bank in the Conversion by, among other things, (i) developing marketing materials; (ii) targeting potential investors in the Subscription Offering and other investors eligible to participate in the Community Offering; (iii) soliciting potential investors by phone or in person; (iv) developing and managing a Broker Assist Program to more fully involve local and regional brokerage firms; (v) training management and staff to perform tasks in connection with the Conversion; (vi) managing and setting up the Conversion Center; (vii) managing the subscription campaign and (viii) the solicitation of proxies.


     The Bank has paid Baird a financial advisory and proxy solicitation fee equal to $50,000. Baird will also receive a marketing assistance fee equal to 1.84% of the dollar value of all stock sold in the Subscription and Community Offerings, less the financial advisory and proxy solicitation fee. Such amount is exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%, and shares sold to the ESOP, directors and officers and their associates and employees. Such fees will be paid upon completion of the Conversion. Baird shall be reimbursed for its expenses, including its legal fees, up to $50,000. Baird has not prepared any report or opinion constituting a recommendation or advice to the Company or the Bank or to persons who subscribe in the Offerings, nor has it prepared an opinion as to the fairness to the Company or the Bank of the Purchase Price or the terms of the Offerings. Baird expresses no opinion as to the prices at which Common Stock to be issued in the Offerings may trade. The Bank has agreed to indemnify Baird against certain liabilities including certain liabilities, which may result from material misstatements or omissions by the Company or the Bank and certain misrepresentations or breaches by the Company or the Bank relating to the agreement with Baird.


     The Bank and Baird may agree to utilize a Broker Assist Program in connection with the sale of shares of Common Stock in the Community Offering.
 Subject to the limitations discussed below, in the event a Broker Assist Program is utilized in connection with the Community Offering, the Bank has agreed to pay sales commissions to selected dealers pursuant to selected dealer agreements and a management fee of 1.0% to Baird for all shares sold under the Broker Assist Program. It is not anticipated that total fees under the Broker Assist Program would exceed 5.0% of the aggregate Purchase Price of the shares sold pursuant to a Broker Assist Program, including Baird's management fee. Assuming all shares are sold in the Subscription Offering, the estimated marketing fees will be approximately $325,000 and $447,000 at the minimum and maximum of the Estimated Price Range, respectively. See "Pro Forma Data."

     In addition to the foregoing, if a Broker Assist Program is used in the Community Offering, a purchaser may pay for his or her shares with funds held by or deposited with a "selected dealer." If a stock order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the stock order form on behalf of a purchaser, the selected dealer is required to forward the stock order form and funds to the Bank in the form of a check made payable to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the stock order form or execution of the stock order form by the selected dealer.

     If the shares of Common Stock which are sold in the Subscription and Community Offerings are insufficient to reach the lower end of the Valuation Range (as determined by Keller), Baird intends that any unsold shares of the Common Stock would be offered to the public pursuant to a firm commitment underwritten public offering ("Public Offering") by Baird as sole managing underwriter. If a Public Offering occurs, Baird will be paid an underwriter's discount (gross spread) of 7.0% of the aggregate Actual Purchase Price of all shares sold in the Public Offering.

     Crowe, Chizek and Company LLP will perform conversion and records management services for the Bank in the Conversion and will receive a fee for this service of $9,500, plus reimbursement of reasonable out-of-pocket expenses not to exceed $1,000.

     Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Other questions of prospective purchasers will be directed to executive officers or registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

     To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and acknowledgement form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms and acknowledgement forms will only be distributed with a Prospectus.

     To purchase shares in the Subscription and Community Offerings, an executed stock order form and acknowledgement form with the required payment for each share subscribed for or appropriate authorization for withdrawal from a deposit account maintained at the Bank (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by ______, Central Time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank is not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed acknowledgement form. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1994) and/or the Supplemental Eligibility Record Date (_________________) and/or the Voting Record Date (__________, 1996) must list all accounts on the stock order form giving all names in each account, the account number and the approximate deposit balance as of the record date.

     Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank; (ii) by check, bank draft or money order; or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion. Such funds will be otherwise unavailable to the depositor until completion or termination of the Conversion.


     If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his certificate account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.


     The ESOP and other employee plans will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion.

     Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs.

     Certificates representing shares of Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Bank, or to such other address as may be specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

     Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members of the Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

     THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

LIMITATIONS ON COMMON STOCK PURCHASES

     The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

     (1) No less than 25 shares;

     (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in each case on the Eligibility Record Date subject to the overall maximum purchase limitation described in (7) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15%, and intends to purchase 8% of the shares of Common Stock issued in the Conversion;

     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall maximum purchase limitation described in (7) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock subject to the overall maximum purchase limitation described in (7) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to 0.5% (13,800 shares based on the issuance of 2,760,000 shares) of the Common Stock offered in the Conversion, subject to the overall maximum purchase limitation described in (7) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (7) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may purchase stock in the Community Offering subject to the purchase limitations described in (6) above, provided that, except for the ESOP, the maximum number of shares of Common Stock subscribed for or purchased in all categories by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed the overall maximum purchase limitation of 1.0% (27,600 shares based on the issuance of 2,760,000 shares) of the shares of Common Stock offered in the Conversion, exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

     (8) No more than 32% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the overall maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offerings. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.

     The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than 0.5%, subject to paragraphs (2), (4) and (5) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limitation of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories, subject to availability of shares and the maximum overall purchase limitation for purchases in the Conversion.

     In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the Adjusted Maximum number of shares; (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental

Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unfulfilled subscriptions in the Community Offering to the extent possible exclusive of the Adjusted Maximum and with preference to Preferred Subscribers.

     The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "The Board of Directors and Management of the Bank - Subscriptions by Executive Officers and Directors," "The Conversion - Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "- Restrictions on Acquisition of the Company and the Bank."

LIQUIDATION RIGHTS

     In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Bank on December 31, 1994 and ___________________, 1996, respectively ("Qualifying
Deposit"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record date.


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

     If, however, on any annual closing date of the Bank, commencing after December 31, 1994, and __________________, 1996, the amount in any deposit account is less than the amount in such deposit account on December 31, 1994 and ___________, 1996 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

     Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of an independent accountant with respect to Illinois income and franchise taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, Supplemental Eligible Account Holders or Other Members except as noted below.

     No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in the Bank in its stock form and their interests in the liquidation account in exchange for their deposit accounts in the Bank;
(iv) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of non-transferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and
(vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefore and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. Crowe, Chizek and Company LLP has opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for Illinois income and/or franchise tax purposes. Certain portions of both the federal and the state and local tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no value. The Company and the Bank have received a letter issued by Keller stating that pursuant to Keller's valuation, Keller is of the belief that subscription rights issued in connection with the Conversion will have no value. The letter of Keller and the federal and state tax opinions, respectively, referred to herein are filed as exhibits to the Registration Statement. See "Additional Information".

     Unlike private rulings, an opinion of counsel or an opinion of an independent accountant is not binding on the IRS and the IRS could disagree with conclusions reached therein. Keller has stated in its letter that, pursuant to its valuation, Keller is of the belief that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable


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

and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. Such valuation is not binding on the IRS or Illinois taxing authorities. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

     To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. Any and all interpretations, applications and determinations will be made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

     The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time by a two-thirds vote of the Bank's Board of Directors prior to solicitation of proxies from members to vote on the Plan. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

     All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

     Purchases of outstanding shares of Common Stock of the Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to the purchase of stock pursuant to the Incentive Stock Option Plan, the Stock Option Plan for Outside Directors or the Master Stock-Based Benefit Plan to be established after the Conversion.

     Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis; or
(ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing, and except as provided below, beginning one year following completion of the Conversion, the Company may repurchase its Common Stock so long as (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Bank to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. Under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

                  RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                 AND THE BANK

GENERAL

     The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion - General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

     LIMITATION ON VOTING RIGHTS. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

     BOARD OF DIRECTORS. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

     CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     AUTHORIZED SHARES. The Certificate of Incorporation authorizes the issuance of 9,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred


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

Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock Programs and upon exercise of stock options to be issued pursuant to the terms of the Incentive Stock Option Plan and the Stock Option Plan for Outside Directors, all of which are to be established and presented to stockholders at the first annual meeting after the Conversion.


     STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS. The Certificate of Incorporation requires the approval of the holders of 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 3.45% of the shares of the Common Stock at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock sold in the Conversion. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock Programs and Stock Options Plans is received, the Company expects to acquire 4% of the Common Stock issued in the Conversion on behalf of the Stock Programs and expects to issue an amount equal to 10% of the Common Stock issued in the Conversion under the Stock Option Plans to directors and executive officers. As a result, assuming the Stock Programs and Stock Option Plans are approved by Stockholders, directors, executive officers and employees have the potential to control the voting of approximately 23.1% of the Company's Common Stock, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.



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

     EVALUATION OF OFFERS. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally chartered stock savings association under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

     AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     CERTAIN BYLAW PROVISIONS. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter.
Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

     The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the employment agreements with officers, the Severance Plan, the Stock Programs, the Incentive Stock Option Plan and the Stock Option Plan for Outside Directors or the Master Stock-Based Benefit Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "The Board of Directors and Management of the Bank - Employment Agreements" and "- Benefits - Stock Option Plans."

     The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and


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

management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

DELAWARE CORPORATE LAW

     The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S NEW CHARTER AND BYLAWS

     Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Certain Anti-Takeover Provisions."

     The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (I.E., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any


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

stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders.
It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

     Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock - Preferred Stock," for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS

     The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

     For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the

Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution; (e) would not be consistent with economical home financing; (f) would otherwise violate law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

     In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution, and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.

                    DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The Company is authorized to issue 9,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). The Company currently expects to issue 2,760,000 shares of Common Stock (or 3,174,000 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Except as discussed above in "Restriction on Acquisition of the Company and the Bank," each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

     THE COMMON STOCK OF THE COMPANY WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     DIVIDENDS. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     VOTING RIGHTS. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

     As a federal mutual savings association, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

     None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

     The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 9,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     DIVIDENDS. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     VOTING RIGHTS. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Company and the Bank - Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS; REDEMPTION. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                         TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank.


                                   EXPERTS

     The consolidated financial statements of the Bank and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein in reliance upon the report of Crowe, Chizek and Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     Keller & Company, Inc. has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

                           LEGAL AND TAX OPINIONS

     The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. The State of Illinois tax consequences of the Conversion will be passed upon for the Bank and the Company by Crowe, Chizek and Company LLP. Certain legal matters will be passed upon for Robert W. Baird & Co. Incorporated by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.

                          ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information and all exhibits to the Registration Statement, including the Conversion Valuation Appraisal Report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The statements contained in this Prospectus as to the contents of any contract or other document field as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

     In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under
Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

     A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank are available without charge from the Bank.

                     PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                                Chicago, Illinois

                         CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 1995 and 1994
                  February 29, 1996 and February 28, 1995 (Unaudited)






                                   CONTENTS






REPORT OF INDEPENDENT AUDITORS............................................ F-1


FINANCIAL STATEMENTS

   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION......................... F-2

   CONSOLIDATED STATEMENTS OF INCOME...................................... F-3

   CONSOLIDATED STATEMENT OF EQUITY....................................... F-4

   CONSOLIDATED STATEMENTS OF CASH FLOWS.................................. F-5

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS............................. F-8

              All schedules are omitted because the required information is not applicable or is included in the Consolidated
                       Financial Statements and related notes.

               Financial Statements of the Holding Company have not
                been provided because Park Bancorp, Inc. has not
                      conducted any operations to date and
                           has not been capitalized.

                             REPORT OF INDEPENDENT AUDITORS

Board of Directors
Park Federal Savings Bank
Chicago, Illinois


We have audited the accompanying consolidated statements of financial condition of Park Federal Savings Bank and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Park Federal Savings Bank and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Bank changed its method of accounting for securities in 1994 to conform with the provisions of Statement of Financial Accounting Standards No. 115. Also, as discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for income taxes in 1993 to conform with the provisions of Statement of Financial Accounting Standards No. 109.

                                       Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 19, 1996

                     PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            December 31, 1995 and 1994
                           February 29, 1996 (Unaudited)

- -------------------------------------------------------------------------------


                                                  (Unaudited)            December 31,
                                                  February 29,   ----------------------------
                                                     1996             1995           1994
                                                 -------------   ------------    ------------
ASSETS
Cash and due from banks                          $    850,977    $  1,022,730    $    939,392
Interest-bearing deposit accounts in other
 financial institutions                             7,311,728      11,767,256       1,633,840
                                                 ------------    ------------    ------------
    Total cash and cash equivalents                 8,162,705      12,789,986       2,573,232

Securities available-for-sale (Note 2)             36,971,690      37,134,427      14,957,794
Securities held-to-maturity (Note 2)
(estimated fair value: February 29, 1996 -
$38,856,000 (unaudited); December 31, 1995 -
$42,294,000; December 31, 1994 - $63,173,000)      39,067,917      42,493,838      65,895,832
Loans receivable, net (Note 3)                     58,944,167      60,538,247      56,557,753
Federal Home Loan Bank stock                          675,700         675,700         665,500
Real estate held for development (Note 4)           1,575,412       1,624,809       1,001,829
Premises and equipment, net (Note 5)                2,074,667       2,088,311       1,910,754
Accrued interest receivable (Note 6)                1,221,332       1,189,922       1,060,474
Foreclosed real estate                                318,565          49,801          49,801
Other assets                                          375,024         354,298         115,343
                                                 ------------    ------------    ------------
    Total assets                                 $149,387,179    $158,939,339    $144,788,312
                                                 ------------    ------------    ------------
                                                 ------------    ------------    ------------

LIABILITIES AND EQUITY
Liabilities

  Deposits (Note 7)                              $129,308,788    $130,502,992    $118,521,163
  Advances from borrowers for taxes and
   insurance                                          831,049       1,117,384       1,242,254
  Federal Home Loan Bank advances (Note 8)                  -       9,000,000       8,000,000
  Accrued interest payable                            875,874         183,867          83,245
  Other liabilities                                   694,837         601,798         528,228
                                                 ------------    ------------    ------------
    Total liabilities                             131,710,548     141,406,041     128,374,890

Commitments (Note 12)

Equity
  Retained earnings, substantially restricted
  (Notes 9 and 11)                                 17,646,264      17,456,619      16,520,573
  Unrealized gain (loss) on securities
  available-for-sale, net of income taxes
  (Note 2)                                             30,367          76,679        (107,151)
                                                 ------------    ------------    ------------
    Total equity                                   17,676,631      17,533,298      16,413,422
                                                 ------------    ------------    ------------
      Total liabilities and equity               $149,387,179    $158,939,339    $144,788,312
                                                 ------------    ------------    ------------
                                                 ------------    ------------    ------------



- -------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements.

                      PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF INCOME
                      Years ended December 31, 1995, 1994 and 1993
           Two months ended February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

                                                  (Unaudited)
                                           --------------------------                     December 31,
                                           February 29,  February 28,         ------------------------------------
                                              1996          1995              1995            1994            1993
                                              ----          ----              ----            ----            ----
Interest income
  Loans receivable                        $  954,707      $  808,635       $ 5,090,146     $ 4,889,649    $ 6,176,762
  Securities                                 840,929         778,529         4,664,689       3,971,720      3,077,474
                                          ----------      ----------       -----------     -----------    -----------
                                           1,795,636       1,587,164         9,754,835       8,861,369      9,254,236

Interest expense
  Deposits (Note 7)                        1,022,327         811,647         5,603,503       4,530,599      4,889,889
  Federal Home Loan Bank
   advances                                    1,328          74,943           102,340         111,996              -
                                          ----------      ----------       -----------     -----------    -----------
                                           1,023,655         886,590         5,705,843       4,642,595      4,889,889
                                          ----------      ----------       -----------     -----------    -----------

NET INTEREST INCOME                          771,981         700,574         4,048,992       4,218,774      4,364,347

Provision for loan losses (Note 3)                 -          10,000           298,057          48,514        140,000
                                          ----------      ----------       -----------     -----------    -----------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                             771,981         690,574         3,750,935       4,170,260      4,224,347

Noninterest income
  Gain on sale of securities                       -          14,264            14,264               -        138,283
  Gain on sale of real estate held for
   development                                11,100               -           522,746       1,114,267        856,119
  Service fee income                          22,146           9,417           102,177         123,055        159,900
  Other operating income                       8,731           6,981            55,314          47,083         68,640
                                          ----------      ----------       -----------     -----------    -----------
                                              41,977          30,662           694,501       1,284,405      1,222,942

Noninterest expense
  Compensation and benefits                  302,358         281,970         1,781,861       1,634,769      1,484,782
  Occupancy and equipment
   expense                                    73,567          68,469           360,817         362,933        370,949
  Federal deposit insurance premiums          55,253          54,471           316,136         317,206        287,001
  Data processing services                    22,582          20,401           115,332         104,103        111,445
  Advertising                                  7,350          15,020           133,735          40,522         13,390
  Stationery, printing and supplies           25,455          19,905           103,507          74,252         52,091
  (Gain) loss on sale of foreclosed
   real estate                                  (823)              -                 -           9,769        (31,000)
  Other operating expense                     35,295          41,487           285,085         279,105        309,179
                                          ----------      ----------       -----------     -----------    -----------
                                             521,037         501,723         3,096,473       2,822,659      2,597,837
                                          ----------      ----------       -----------     -----------    -----------

INCOME BEFORE INCOME TAXES                   292,921         219,513         1,348,963       2,632,006      2,849,452

Income tax expense (Note 11)                 103,276          55,341           412,917         881,311      1,009,203
                                          ----------      ----------       -----------     -----------    -----------

INCOME BEFORE CUMULATIVE
 EFFECT OF A CHANGE IN ACCOUNTING
 FOR INCOME TAXES                            189,645         164,172           936,046       1,750,695      1,840,249

Cumulative effect of a change in
 accounting for income taxes
 (Note 1)                                          -               -                 -               -        104,000
                                          ----------      ----------       -----------     -----------    -----------
NET INCOME                                $  189,645      $  164,172       $   936,046     $ 1,750,695    $ 1,736,249
                                          ----------      ----------       -----------     -----------    -----------
                                          ----------      ----------       -----------     -----------    -----------

- -------------------------------------------------------------------------------

       See accompanying notes to consolidated financial statements.

                   PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF EQUITY
                   Years ended December 31, 1995, 1994 and 1993
                   Two months ended February 29, 1996 (Unaudited)

- -------------------------------------------------------------------------------


                                                                    Unrealized
                                                  Retained          Gain (Loss)
                                                  Earnings-        on Securities
                                                Substantially        Available-         Total
                                                 Restricted          for-Sale           Equity
                                                -------------      --------------    ------------
Balance at January 1, 1993                      $ 13,033,629       $         -       $ 13,033,629
Net income                                         1,736,249                 -          1,736,249
                                                ------------       -----------       ------------
Balance at December 31, 1993                      14,769,878                 -         14,769,878

Effect of adopting Statement of
 Financial Accounting Standards
 No. 115, net of income taxes of
 $57,432 as of January 1, 1994
 (Note 2)                                                  -            90,818             90,818
Net income                                         1,750,695                 -          1,750,695
Decrease in fair value of securities
 classified as available-for-sale, net
 of income taxes of $125,193                               -          (197,969)          (197,969)
                                                ------------       -----------       ------------
Balance at December 31, 1994                      16,520,573          (107,151)        16,413,422

Net income                                           936,046                 -            936,046
Effect of transfer to available-for-sale
 at December 12, 1995, net of income
 taxes of $87,750 (Note 2)                                 -           138,758            138,758
Increase in fair value of securities
 classified as available-for-sale, net of
 income taxes of $28,502                                   -            45,072             45,072
                                                ------------       -----------       ------------
Balance at December 31, 1995                      17,456,619            76,679         17,533,298

Net income                                           189,645                 -            189,645
Decrease in fair value of securities
 classified as available-for-sale, net of
 income taxes of $29,287                                   -           (46,312)           (46,312)
                                                ------------       -----------       ------------
Balance at February 29, 1996                    $ 17,646,264       $    30,367       $ 17,676,631
                                                ------------       -----------       ------------
                                                ------------       -----------       ------------

- -------------------------------------------------------------------------------

       See accompanying notes to consolidated financial statements.

                    PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1995, 1994 and 1993
        Two months ended February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------



                                                 (Unaudited)
                                         ----------------------------                 December 31,
                                         February 29,     February 28,   -------------------------------------------
                                            1996             1995           1995           1994             1993
                                         ------------     ------------   ----------   -------------    -------------
CASH FLOWS FROM OPERATING
ACTIVITIES
Net income                                $  189,645       $  164,172    $  936,046    $  1,750,695     $  1,736,249
Adjustments to reconcile net
  income to net cash from
  operating activities
    Net premium (discount)
      amortization                           (10,144)          (1,817)       41,677          27,645           76,740
    (Gain) loss on sale of
      other real estate                         (823)               -             -           9,769          (31,000)
    Gain on sale of available-
      for-sale securities                          -          (14,264)      (14,264)              -         (138,283)
    Depreciation                              28,000           22,000       102,294          86,067           85,040
    Deferred income tax
      expense (benefit)                       15,623             (871)      (68,589)         56,391          138,415
    Cumulative effect of
      change in accounting
      for income taxes                             -                -             -               -          104,000
    Deferred loan fees                       (19,477)          (5,068)       14,214          58,308         (221,415)
    Provision for loan losses                      -           10,000       298,057          48,514          140,000
    Increase in accrued
      interest receivable                    (31,410)         (30,416)     (129,448)       (313,688)         (65,309)
    (Increase) decrease in
      other assets                           (20,726)         (14,865)       79,575         (12,926)         (86,615)
    Increase (decrease) in
      accrued interest payable               692,007          572,463       100,622          12,269          (27,606)
    Increase (decrease) in
      other liabilities                      106,703            3,916        25,907         (97,940)         228,508
    Gain on sale of real estate
      held for development                   (11,100)               -      (522,746)     (1,114,267)        (856,119)
                                         -----------      -----------    ----------   -------------      -----------
        Net cash from
          operating activities               938,298          705,250       863,345         510,837        1,082,605

CASH FLOWS FROM INVESTING
  ACTIVITIES
    Net (increase) decrease
      in loans                             1,274,120         (435,611)   (4,111,239)         31,147       11,138,567
    Proceeds from maturities of
      available-for-sale securities        2,000,000                -    11,001,705               -                -
    Proceeds from maturities of
      held-to-maturity securities          4,400,000                -     6,001,542       7,500,000       24,613,100
    Purchase of available-for-
      sale securities                     (2,000,000)      (2,000,000)  (27,337,335)     (5,998,750)               -
    Purchase of held-to-maturity
      securities                          (2,000,000)               -             -     (28,004,511)     (34,587,657)
    Proceeds from sale of
      available-for-sale securities                -        8,013,125     8,013,125               -                -
    Principal repayments on
      mortgage-backed securities
      held-to-maturity                     1,016,096          616,661     3,686,821       3,864,175                -
    Principal repayments on
      mortgage-backed securities
      available-for-sale                     105,157           11,288       132,172         110,780                -
    Purchase of mortgage loans               (25,624)               -      (181,526)              -                -



- -------------------------------------------------------------------------------
                                  (Continued)

                    PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1995, 1994 and 1993
        Two months ended February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

                                                 (Unaudited)
                                         ----------------------------                   December 31,
                                         February 29,     February 28,     -------------------------------------------
                                            1996             1995             1995           1994             1993
                                         ------------     ------------     ------------ -------------    -------------
CASH FLOWS FROM INVESTING
  ACTIVITIES (Continued)
    Proceeds from sales of
      mortgage-backed
      securities                          $         -      $         -     $        -   $          -     $  2,345,865
    (Purchase) redemption of
      Federal Home Loan Bank
      stock                                         -                -        (10,200)       276,000                -
    Proceeds from sales of real
      estate held for
      development                              61,050           22,500      2,172,004      5,197,843        4,022,051
    Investment in real estate
      held for development                       (553)          (6,397)    (1,896,504)      (180,679)      (1,558,933)
    Payments to participants in
      real estate held for
      development                                   -                -       (375,734)      (620,562)        (437,236)
    Proceeds from sale of
      foreclosed real estate                   99,070                -              -              -          304,318
    Expenditures for premises
      and equipment                           (14,356)          (6,300)      (279,851)      (182,228)         (70,672)
    Acquisition of land held
      for sale                                      -                -       (318,530)             -                -
    Expenditures on foreclosed
      real estate                                   -                -              -         (2,254)        (199,042)
                                         ------------     ------------   ------------   ------------      -----------
        Net cash from (used in)
          investing activities              4,914,960        6,215,266     (3,503,550)   (18,009,039)       5,570,361

CASH FLOWS FROM FINANCING
  ACTIVITIES
    Net increase (decrease)
      in deposits                          (1,194,204)      (4,102,448)    11,981,829     (1,157,689)      (1,475,093)
    Net decrease in advances
      from borrowers for
      taxes and insurance                    (286,335)        (279,473)      (124,870)       (22,792)        (204,300)
    Federal Home Loan Bank
      advances                                      -        3,000,000     12,000,000     16,000,000                -
    Payment on Federal Home
      Loan Bank advances                   (9,000,000)      (7,000,000)   (11,000,000)    (8,000,000)               -
                                         ------------     ------------   ------------   ------------      -----------
    Net cash from (used
      in) financing activities            (10,480,539)      (8,381,921)    12,856,959      6,819,519       (1,679,393)
                                         ------------     ------------   ------------   ------------      -----------
Increase (decrease) in cash
  and cash equivalents                     (4,627,281)      (1,461,405)    10,216,754    (10,678,683)       4,973,573
Cash and cash equivalents
  at beginning of period                   12,789,986        2,573,232      2,573,232     13,251,915        8,278,342
                                         ------------     ------------   ------------   ------------      -----------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                       $  8,162,705     $  1,111,827   $ 12,789,986   $  2,573,232      $13,251,915
                                         ------------     ------------   ------------   ------------      -----------
                                         ------------     ------------   ------------   ------------      -----------

- -------------------------------------------------------------------------------
                                  (Continued)

                    PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Years ended December 31, 1995, 1994 and 1993
        Two months ended February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

                                                 (Unaudited)
                                         ----------------------------                   December 31,
                                         February 29,     February 28,     -------------------------------------------
                                            1996             1995             1995           1994             1993
                                         ------------     ------------     ------------ -------------    -------------
Supplemental disclosures
  of cash flow information
    Cash paid during the
      period for
        Interest                           $331,648         $314,127        $ 5,605,221   $ 4,630,326      $4,917,495
        Income taxes                              -                -            426,628       918,162         919,000

Supplemental disclosures of
  noncash investing activities
    Real estate acquired
      through foreclosure                   367,011                -                 -              -         231,592
    Foreclosed real estate
      transferred to premises
      and equipment                               -                -                 -        100,000               -
    Transfer of debt securities
      on January 1, 1994 to
        Held-to-maturity                          -                -                 -     49,284,117               -
        Available-for-sale                        -                -                 -      9,243,760               -
    Transfer of debt securities
      on December 12, 1995 to
      available-for-sale from
      held-to-maturity                            -                -        13,904,209              -               -


- -------------------------------------------------------------------------------
        See accompanying notes to consolidated financial statements

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS: During 1994, Gage Park Savings and Loan Association converted to a federally-chartered mutual savings institution and concurrently changed its name to Park Federal Savings Bank ("Bank"). The Bank's revenues primarily arise from interest income from retail lending activities and investments and revenue derived from real estate through the development and sales of residential lots to home builders. Approximately 98% of its gross revenues come from these activities.


PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Park Federal Savings Bank and its wholly-owned subsidiaries, G.P.S. Corporation, which conducts limited insurance activities, and G.P.S. Development Corp., which conducts real estate development activities. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements for the two-month periods ended February 29, 1996 and February 28, 1995 are unaudited, but in the opinion of management, reflect all necessary adjustments, consisting only of normal recurring items necessary for fair presentation.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

SECURITIES: Securities are classified as held-to-maturity when the Bank's management has the positive intent and the Bank has the ability to hold those securities to maturity. Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities are classified as available-for-sale when management may decide to sell those securities in response to changes in market interest rates, liquidity needs, changes in yields on alternative investments and for other reasons. They are carried at fair value. Unrealized gains and losses on securities available-for-sale are charged or credited to a valuation allowance and included as a separate component of equity, net of income taxes. Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

LOANS RECEIVABLE: Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, deferred loan origination fees, and discounts.

ALLOWANCE FOR LOAN LOSSES: Because some loans may not be repaid in full, an allowance for loan losses is maintained. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is

- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any charge-offs that occur. Loans are charged off in whole or in part when management's estimate of the undiscounted cash flows from the loan are less than the recorded investment in the loan, although collection efforts continue and future recoveries may occur.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114). SFAS No. 114 (as modified by No. 118), effective for the Bank beginning January 1, 1995, requires the measurement of impaired loans, based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a provision for loan losses. The effect of adopting the Statement was not material to the Bank's consolidated financial position or results of operations during 1995.

Smaller balance homogeneous loans are defined as residential first mortgage loans secured by one-to-four family residences, residential construction loans, student loans, home equity and second mortgage loans, and automobile loans and are evaluated collectively for impairment. Commercial real estate loans and other commercial loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment.
 In general, loans classified as doubtful or loss are considered impaired while loans classified as substandard are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when the economic value estimated to be received is less than the value implied in the original credit agreement. A loan is placed in nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection. Although impaired loan and nonaccrual loan balances are measured differently, impaired loan disclosures under SFAS Nos. 114 and 118 are not expected to differ significantly from nonaccrual and renegotiated loan disclosures.

- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INTEREST INCOME: Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent 90 days or more to determine if the interest accrual should be discontinued. Under SFAS No. 114 as amended by SFAS No. 118, the carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as adjustments to the provision for loan losses.


LOAN ORIGINATION FEES: Loan origination fees, net of certain direct loan origination costs, are deferred and recognized over the contractual life of the loan as a yield adjustment.



REAL ESTATE HELD FOR DEVELOPMENT: The Bank, through its GPS Development Corp. subsidiary, engages in the development of residential real estate lots in partnership with local developers. Since the Bank provides substantially all of the financing for these projects, they have been reflected as wholly-owned investments in real estate held for development. Land inventories and real estate projects under development are valued at lower of acquisition cost plus development costs (including construction period interest and taxes incurred to date), or net realizable value. The cost of each unit sold includes a proportionate share of the total projected development cost. Holding costs associated with undeveloped land, completed units, and suspended construction activities are expensed. General and administrative costs related to the real estate development projects are expensed when incurred.



INCOME RECOGNITION ON REAL ESTATE: Income on real estate sales, including those financed by the Bank, is recorded in the period that sales contracts are executed. Loans made by the Bank to builders purchasing developed lots require a 25% down payment and mature in one year or less.



PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 40 years.



FORECLOSED REAL ESTATE: Real estate acquired through foreclosure and similar proceedings is carried at cost (fair value at the date of foreclosure) or at fair value less estimated costs to sell. Losses on disposition, including expenses incurred in connection with the disposition, are charged to operations.



INCOME TAXES: Effective January 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes". The adoption of SFAS No. 109 changes the Bank's method of accounting for income taxes from the deferred method to an asset and liability approach. The asset and liability approach requires the Bank to record income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.


- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The effect of adopting SFAS No. 109 is shown as a cumulative effect of a change in accounting principle in the 1993 consolidated statement of income with an effect on prior years totaling $104,000.

RETIREMENT PLANS: The Bank sponsors noncontributory defined benefit pension and defined contribution profit sharing plans covering substantially all of its employees. Benefits from the pension plan are based on years of service and the employee's compensation. The Bank's funding policy is to fund the actuarially determined amount which can be deducted for income tax purposes. Profit sharing plan contributions are charged to expense annually.

STATEMENT OF CASH FLOWS: For the purpose of this statement, cash and cash equivalents are defined to include the Bank's cash on hand, demand balances, and interest-bearing deposits with financial institutions, and investments in certificates of deposit with maturities of less than three months.

IMPACT OF NEW ACCOUNTING STANDARDS: In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights, or deferred tax assets.
The adoption of SFAS No. 121 had no material effect on the Bank's income or financial condition.

In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122"), "Accounting for Mortgage Servicing Rights". SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. The adoption of this statement had no material impact on the Bank's earnings or financial condition.

In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and per share computed as if the

- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion (see Note 14).

NOTE 2 - SECURITIES

Effective January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires financial institutions to classify securities as either held-to-maturity, trading, or available-for-sale. The cumulative effect on equity at January 1, 1994, of adopting SFAS No. 115, was included as a separate component of equity in the balance sheet, net of income taxes, in the amount of $90,818. Prior to the adoption of SFAS No. 115, securities were carried at cost and adjusted for premiums and discounts, based on management's intent and the Bank's ability to hold such investments to maturity.

Securities are summarized as follows:


                                                (Unaudited)
                                              February 29, 1996
                               ------------------------------------------------
                                              Gross       Gross
                                Amortized   Unrealized  Unrealized    Fair
Securities Available-for-Sale      Cost        Gains      Losses      Value
- -----------------------------  -----------  ----------  ----------  -----------
U.S. Treasury bills and notes  $ 4,499,966   $ 51,882    $   --     $ 4,551,848
U.S. government agency notes    28,343,114     26,961     (63,629)   28,306,446
                               -----------   --------    --------   -----------
                                32,843,080     78,843     (63,629)   32,858,294

Mortgage-backed securities:
   FNMA                          1,238,089     34,705        --       1,272,794
   FHLMC                         2,840,950     10,006     (10,354)    2,840,602
                               -----------   --------    --------   -----------
                                 4,079,039     44,711     (10,354)    4,113,396
                               -----------   --------    --------   -----------
                               $36,922,119   $123,554    $(73,983)  $36,971,690
                               -----------   --------    --------   -----------
                               -----------   --------    --------   -----------


- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)


                                                                       (Unaudited)
                                                                    February 29, 1996
                                                      -------------------------------------------------
                                                                     Gross       Gross
                                                       Amortized   Unrealized  Unrealized      Fair
Securities Held-to-Maturity                              Cost       Gains        Losses        Value
- ---------------------------                           -----------  ----------  -----------  -----------
U.S. government agency notes                          $22,235,000  $  2,185    $  (105,400) $22,131,785
Mortgage-backed securities:
  FNMA                                                  7,277,506     1,187        (71,458)   7,207,235
  FHLMC                                                 9,555,411    21,415        (59,929)   9,516,897
                                                      -----------  --------    -----------  -----------
                                                       16,832,917    22,602       (131,387)  16,724,132
                                                      -----------  --------    -----------  -----------
                                                      $39,067,917  $ 24,787    $  (236,787) $38,855,917
                                                      -----------  --------    -----------  -----------
                                                      -----------  --------    -----------  -----------

                                                                     December 31, 1995
                                                      -------------------------------------------------
                                                                     Gross       Gross
                                                       Amortized   Unrealized  Unrealized      Fair
Securities Available-for-Sale                            Cost       Gains        Losses        Value
- -----------------------------                         -----------  ----------  -----------  -----------
U.S. Treasury bills and notes                         $ 4,482,950  $ 63,725    $    --      $ 4,546,675
U.S. government agency notes                           28,342,860    50,982        (35,992)  28,357,850
                                                      -----------  --------    -----------  -----------
                                                       32,825,810   114,707        (35,992)  32,904,525
Mortgage-backed securities:
  FNMA                                                  1,298,444    37,116         --        1,335,560
  FHLMC                                                 2,885,003     9,339         --        2,894,342
                                                      -----------  --------    -----------  -----------
                                                        4,183,447    46,455         --        4,229,902
                                                      -----------  --------    -----------  -----------
                                                      $37,009,257  $161,162    $   (35,992) $37,134,427
                                                      -----------  --------    -----------  -----------
                                                      -----------  --------    -----------  -----------
Securities Held-to-Maturity
- ---------------------------
U.S. government agency notes                          $24,634,636  $  4,535    $  (117,698) $24,521,473
Collateralized mortgage obligations                        88,256     3,899         --           92,155
Mortgage-backed securities:
  FNMA                                                  7,496,860      --          (66,224)   7,430,636
  FHLMC                                                10,274,086      --          (24,599)  10,249,487
                                                      -----------  --------    -----------  -----------
                                                       17,859,202     3,899        (90,823)  17,772,278
                                                      -----------  --------    -----------  -----------
                                                      $42,493,838  $  8,434    $  (208,521) $42,293,751
                                                      -----------  --------    -----------  -----------
                                                      -----------  --------    -----------  -----------



- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)


                                                                     December 31, 1994
                                                      -------------------------------------------------
                                                                     Gross       Gross
                                                       Amortized   Unrealized  Unrealized      Fair
Securities Available-for-Sale                            Cost       Gains        Losses        Value
- -----------------------------                         -----------  ----------  -----------  -----------
U.S. Treasury bills and notes                         $ 3,998,827  $   --      $   (47,567) $ 3,951,260
U.S. government agency notes                           11,001,704      --         (130,755)  10,870,949
                                                      -----------  --------    -----------  -----------
                                                       15,000,531      --         (178,322)  14,822,209
Collateralized mortgage obligations                       132,174     3,477            (66)     135,585
                                                      -----------  --------    -----------  -----------
                                                      $15,132,705  $  3,477    $  (178,388) $14,957,794
                                                      -----------  --------    -----------  -----------
                                                      -----------  --------    -----------  -----------

                                                                      December 31, 1994
                                                      -------------------------------------------------
                                                                     Gross       Gross
                                                       Amortized   Unrealized  Unrealized      Fair
Securities Held-to-Maturity                              Cost       Gains        Losses        Value
- ---------------------------                           -----------  ----------  -----------  -----------
U.S. Treasury bills and notes                         $ 2,505,246  $ 10,320    $   (33,221) $ 2,482,345
U.S. government agency notes                           44,674,941      --       (2,185,988)  42,488,953
                                                      -----------  --------    -----------  -----------
                                                       47,180,187    10,320     (2,219,209)  44,971,298
Mortgage-backed securities:
  FNMA                                                  5,601,099     1,701        (82,895)   5,519,905
  FHLMC                                                13,114,546      --         (432,824)  12,681,722
                                                      -----------  --------    -----------  -----------
                                                       18,715,645     1,701       (515,719)  18,201,627
                                                      -----------  --------    -----------  -----------
                                                      $65,895,832  $ 12,021    $(2,734,928) $63,172,925
                                                      -----------  --------    -----------  -----------
                                                      -----------  --------    -----------  -----------


The amortized cost of mortgage-backed securities and collateralized mortgage obligations represents the principal balance outstanding adjusted for unamortized premiums and discounts of $221,657 and $21,515, respectively, as of February 29, 1996 (unaudited); $235,768 and $26,187, respectively, as of December 31, 1995; and $246,722 and $23,674, respectively, as of December 31, 1994.

Sales of securities are summarized as follows:

                            (Unaudited)
                       ------------------------          For the year ended
                        For the two months ended            December 31,
                       February 29,  February 28,  -----------------------------
                          1996          1995         1995       1994    1993
                       ------------  ------------  ----------  ------ ----------
Proceeds from sales     $  --         $8,013,125   $8,013,125  $  --  $2,345,865
Gross realized gains       --             14,264       14,264     --     138,283

The amortized cost and fair value of debt securities, by contractual maturity, are shown below by available-for-sale and held-to-maturity portfolios. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

- --------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)
- --------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)


                                                       (Unaudited)
                                                     February 29, 1996         December 31, 1995
                                                   Amortized      Fair       Amortized      Fair
Available-for-Sale                                   Cost         Value        Cost         Value
- ------------------                                -----------  -----------  -----------  -----------
Due in one year or less                           $15,052,360  $15,076,345  $12,034,735  $12,044,960
Due after one year through five years              12,790,883   12,783,919   15,791,446   15,847,145
Due after five years through ten years              4,999,837    4,998,030    4,999,629    5,012,420
                                                  -----------  -----------  -----------  -----------
                                                   32,843,080   32,858,294   32,825,810   32,904,525
Mortgage-backed securities                          4,079,039    4,113,396    4,183,447    4,229,902
                                                  -----------  -----------  -----------  -----------
                                                  $36,922,119  $36,971,690  $37,009,257  $37,134,427
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------
Held-to-Maturity
- ----------------
Due after one year through five years             $18,235,000  $18,131,165  $22,634,636  $22,518,973
Due after five years through ten years              4,000,000    4,000,620    2,000,000    2,002,500
                                                  -----------  -----------  -----------  -----------
                                                   22,235,000   22,131,785   24,634,636   24,521,473
Mortgage-backed securities                         16,832,917   16,724,132   17,859,202   17,772,278
                                                  -----------  -----------  -----------  -----------
                                                  $39,067,917  $38,855,917  $42,493,838  $42,293,751
                                                  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------


Pursuant to new guidance issued by the Financial Accounting Standards Board in November 1995, the Bank transferred securities on December 12, 1995 with an amortized cost of $13,677,701 and an unrealized gain of $226,508 from the held-to-maturity to the available-for-sale classification. The cumulative effect of the transfer was to increase retained earnings, net of taxes of $87,750, by $138,758. There were no gains or losses realized on the transfer.


- --------------------------------------------------------------------------------
                                  (Continued)

                 PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
             February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 3 - LOANS RECEIVABLE

Loans receivable are summarized as follows at:

                                                 (Unaudited)            December 31,
                                                 February 29,   ----------------------------
                                                    1996            1995            1994
                                                 -----------    ------------     -----------
First mortgage loans
  Principal balances

    Secured by one-to-four family residences     $48,291,217    $48,893,853      $44,654,591
    Secured by other properties                    5,563,439      6,163,035        5,907,084
    Commercial, construction and land              6,166,089      6,883,450        7,463,886
                                                 -----------    -----------      -----------
                                                  60,020,745     61,940,338       58,025,561

Undistributed portion of construction loans         (983,670)    (1,148,424)      (1,493,472)
Net deferred loan origination fees                  (440,769)      (460,246)        (474,460)
                                                 -----------    -----------      -----------

  Total first mortgage loans                      58,596,306     60,331,668       56,057,629

Consumer loans                                       869,267        802,992          825,650
Unearned discounts                                   (21,406)       (23,356)         (50,526)
                                                 -----------    -----------      -----------
  Total consumer loans                               847,861        779,636          775,124

Allowance for loan losses                           (500,000)      (573,057)        (275,000)
                                                 -----------    -----------      -----------
                                                 $58,944,167    $60,538,247      $56,557,753
                                                 -----------    -----------      -----------
                                                 -----------    -----------      -----------

Loans on nonaccrual status at February 29, 1996, and February 28, 1995 amounted to $80,354 and $770,442, respectively, with interest foregone of $9,404 and $46,889, respectively. Loans on nonaccrual status amounted to $917,632, $688,243, and $320,991 at December 31, 1995, 1994, and 1993,
respectively, with interest forgone of $82,742, $33,400, and $15,571, respectively.


The Bank had no impaired loans at February 29, 1996 (unaudited). At December 31, 1995, impaired loans totaled $501,000. The average balance of impaired loans was approximately $223,000 for the two months ended February 29, 1996 (unaudited) and approximately $143,000 for the year ended December 31, 1995. No portion of the allowance for loan losses was allocated to impaired loans at February 29, 1996 (unaudited) or December 31, 1995. Interest income recognized on impaired loans was approximately $24,000 for the two months ended February 29, 1996 (unaudited) and $24,000 for the year ended December 31, 1995, which included cash basis income of approximately $24,000 (unaudited) and $24,000, respectively.



- -------------------------------------------------------------------------------
                              (Continued)

                 PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
             February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------


NOTE 3 - LOANS RECEIVABLE (Continued)

Activity in the allowance for loan losses is as follows:

                                      (Unaudited)
                                 ------------------------                For the years ended
                                 For the two months ended                    December 31,
                                 February 29, February 28,         ---------------------------------
                                     1996        1995                1995         1994         1993
                                 ------------ ------------         --------     ---------   ---------
Balance at beginning of period    $573,057     $275,000            $275,000     $250,000    $ 175,000
Provision for loan losses                -       10,000             298,057       48,514      140,000
Charge-offs                        (73,057)           -                   -      (23,514)     (65,000)
Recoveries                               -            -                   -            -            -
                                  --------     --------            --------     --------    ---------
  Balance at end of period        $500,000     $285,000            $573,057     $275,000    $ 250,000
                                  --------     --------            --------     --------    ---------
                                  --------     --------            --------     --------    ---------

NOTE 4 - REAL ESTATE HELD FOR DEVELOPMENT

The Bank, through its subsidiary, GPS Development Corp., participates with local real estate developers in developing residential lots located primarily in Naperville, Illinois.

The following summarizes the Bank's real estate development activities:

                                    (Unaudited)                  Years ended
                                     Two months                  December 31,
                                       ended          ---------------------------------------
                                  February 29, 1996      1995           1994          1993
                                  -----------------   -----------    ----------   -----------
Proceeds from sales of real
 estate held for development          $61,050          $2,172,014    $5,197,843    $4,022,051

Gains on sales of real estate
 held for development                  11,100             522,746     1,114,267       856,119

During 1995, the Bank's primary project, Rose Hill Farm, was substantially completed. On December 22, 1995, the Bank purchased an additional parcel of land known as Prairie Ridge, also located in Naperville. It is the Bank's intention to develop this property in much the same manner as Rose Hill Farm.
 The Bank's investment in the projects at February 29, 1996 is $1,575,412 (unaudited) and $1,624,809 and $1,001,829 at December 31, 1995 and 1994,
respectively.


During 1995, the Bank acquired a parcel of land for $436,544 from the Rose Hill Farm project as a possible future branch site. Land totaling $291,000, not required for the branch, will be sold for commercial development. The portion of the land to be sold is included with other assets on the February 29, 1996 (unaudited) and December 31, 1995 Statements of Financial Condition.



- -------------------------------------------------------------------------------
                                (Continued)

                 PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
             February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------



NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consist of the following at:

                                         (Unaudited)               December 31,
                                          February 29,     --------------------------
                                            1996              1995             1994
                                         -------------     ----------      ----------
Cost
  Land                                   $  849,956        $  849,956      $  731,942
  Buildings and improvements              1,776,544         1,776,544       1,709,383
  Furniture and fixtures                    407,186           392,830         361,995
                                         ----------        ----------      ----------
      Total cost                          3,033,686         3,019,330       2,803,320
Less accumulated depreciation              (959,019)         (931,019)       (892,566)
                                         ----------        ----------      ----------
                                         $2,074,667        $2,088,311      $1,910,754
                                         ----------        ----------      ----------
                                         ----------        ----------      ----------


NOTE 6 - ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows at:

                                         (Unaudited)             December 31,
                                          February 29,     --------------------------
                                            1996               1995           1994
                                         ------------      ----------     -----------
  Securities                             $  965,232        $  936,635      $  887,429
  Loans receivable                          256,100           253,287         173,045
                                         ----------        ----------      ----------
                                         $1,221,332        $1,189,922      $1,060,474
                                         ----------        ----------      ----------
                                         ----------        ----------      ----------


- -------------------------------------------------------------------------------
                                  (Continued)

                PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994
            February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 7 - DEPOSITS

Deposits are summarized as follows at:


                                Weighted
                                 Average
                                 Rate at             (Unaudited)                        December 31,
                               February 29,          February 29,          --------------------------------------
                                   1996                 1996                     1995                  1994
                               ------------     -------------------        -----------------    ------------------
                                                Amount      Percent        Amount    Percent    Amount    Percent
                                                ------      -------        ------    -------    ------    --------
Demand and NOW accounts,
including noninterest-bearing
deposits of $1,369,641 at
February 29, 1996 (unaudited),
$1,351,539 and $341,988
at December 31, 1995
and 1994                       2.02%          $  6,757,769      5.23%     $ 6,981,422     5.35%   $ 5,700,144    4.81%
Money market                   3.35              4,167,703      3.22        4,014,151     3.08      3,913,033    3.30
Passbook savings               2.78             34,572,854     26.74       34,798,181    26.66     39,086,671   32.98
                                               -----------     -----      -----------    -----    -----------  -----
                                                45,498,326     35.19       45,793,754    35.09     48,699,848   41.09
Certificates of deposit
  3.00%   to    3.99%             -                      -         -                -        -     13,983,328   11.80
  4.00%   to    4.99%          4.39              4,524,177      3.50        5,513,184     4.22     24,165,930   20.39
  5.00%   to    5.99%          5.58             47,369,768     36.63       42,122,305    32.28     21,278,941   17.95
  6.00%   to    6.99%          6.37             29,765,009     23.02       34,436,228    26.39      4,751,158    4.01
  7.00%   to    7.99%          7.21                934,027       .72        1,270,022      .97      1,866,346    1.57
  8.00%   to    8.99%          8.40                958,247       .74        1,108,265      .85      3,518,754    2.97
  9.00% and over               9.00                259,234       .20          259,234      .20        256,858     .22
                                               -----------   -------      -----------   ------    -----------  ------
                               5.86             83,810,462     64.81       84,709,238    64.91     69,821,315   58.91
                                               -----------   -------      -----------   ------    -----------  ------
                               4.78%          $129,308,788   100.00%     $130,502,992   100.00%  $118,521,163  100.00%
                               ----            -----------   ------       -----------   ------    -----------  -----
                               ----            -----------   ------       -----------   ------    -----------  -----



Deposit accounts with balances greater than $100,000 totaled $10,073,695 at February 29, 1996 (unaudited) and $10,410,368 and $11,181,539 at December 31,
1995 and 1994, respectively. Deposits greater than $100,000 are not insured.



At February 29, 1996 (unaudited), scheduled maturities of certificates of deposit are as follows:

                  Less than        One to       Two to        Three to     Four to
                   One Year      Two Years    Three Years    Four Years   Five Years    Thereafter      Total
                  ---------      ---------    -----------    ----------   ----------    ----------      -----
4.00% to 4.99%  $ 4,387,387    $   136,790    $        -     $        -   $        -    $      -     $ 4,524,177
5.00% to 5.99%   31,812,940      9,381,210     3,646,308      1,020,744    1,322,989     185,577      47,369,768
6.00% to 6.99%    6,332,729     19,077,557       634,693      2,763,038      308,889     648,103      29,765,009
7.00% to 7.99%      555,237         91,265       287,525              -            -           -         934,027
8.00% to 8.99%      698,898        259,349             -              -            -           -         958,247
9.00% and over      259,234             -              -              -            -           -         259,234
                -----------     ----------     ---------      ---------   ----------    --------    ------------
                $44,046,425    $28,946,171    $4,568,526     $3,783,782  $1,631,878     $833,680     $83,810,462
                -----------     ----------     ---------      ---------   ----------    --------    ------------
                -----------     ----------     ---------      ---------   ----------    --------    ------------


- -------------------------------------------------------------------------------
                                  (Continued)

                PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994
            February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------


NOTE 7 - DEPOSITS (Continued)

At December 31, 1995, scheduled maturities of certificates of deposit are as follows:


                  Less than        One to       Two to        Three to     Four to
                   One Year      Two Years    Three Years    Four Years   Five Years    Thereafter      Total
                  ---------      ---------    -----------    ----------   ----------    ----------      -----
4.00% to 4.99%  $ 4,947,171    $   566,013    $        -     $        -   $        -    $      -     $ 5,513,184
5.00% to 5.99%   26,914,311      9,345,056     3,284,627      1,358,258      902,139     317,914      42,122,305
6.00% to 6.99%    9,357,502     20,487,987       583,407      2,448,636      915,593     648,103      34,436,228
7.00% to 7.99%      876,910         54,329       338,783              -            -           -       1,270,022
8.00% to 8.99%      680,363        427,902             -              -            -           -       1,108,265
9.00% and over      259,234             -              -              -            -           -         259,234
                -----------     ----------     ---------      ---------   ----------    --------    ------------
                $43,035,491    $30,876,287    $4,206,817     $3,806,894   $1,817,732    $966,017     $84,709,238
                -----------     ----------     ---------      ---------   ----------    --------    ------------
                -----------     ----------     ---------      ---------   ----------    --------    ------------


Interest expense on deposits is summarized as follows:




                                      (Unaudited)
                                 ------------------------                For the years ended
                                 For the two months ended                   December 31,
                                 February 29, February 28,       -------------------------------------
                                     1996        1995                1995         1994         1993
                                ------------- -----------        -----------   ----------  -----------
Money market                    $   22,942    $ 22,120           $  119,354    $  127,046   $  148,791
Passbook savings                   156,909     192,860            1,058,780     1,123,632    1,211,422
NOW                                 16,957      16,088              103,346       103,112      100,167
Certificates of deposit            825,519     580,579            4,322,023     3,176,809    3,429,509
                                ----------    --------           ----------    ----------   ----------
                                $1,022,327    $811,647           $5,603,503    $4,530,599   $4,889,889
                                ----------    --------           ----------    ----------   ----------
                                ----------    --------           ----------    ----------   ----------

NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK


At February 29, 1996 (unaudited), the Bank had no advances from the Federal Home Loan Bank of Chicago ("FHLB"). At December 31, 1995 and 1994, FHLB advances consist of an open line of credit and bear an interest rate which adjusts daily. The interest rate was 5.91% and 6.35% as of December 31, 1995 and 1994, respectively.


The Bank maintains a collateral pledge agreement covering secured advances whereby the Bank has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, fully disbursed, whole first mortgages on improved residential property not more than 90 days delinquent, aggregating no less than 167% of the outstanding secured advances from the FHLB.


- -------------------------------------------------------------------------------
                                 (Continued)

                PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994
            February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------


NOTE 9 - REGULATORY CAPITAL

Regulations require savings institutions to have minimum regulatory tangible capital equal to 1.5% of total assets, a core capital ratio of 3%, and a risk-based capital ratio equal to 8% of risk-adjusted assets as defined by regulation.

The following is a reconciliation of capital under generally accepted accounting principles ("GAAP") to regulatory capital at February 29, 1996 (unaudited):


                                                                              % to                              % to
                                                  % to                      Adjusted           Risk-            Risk
                                Tangible        Tangible       Core         Tangible           Based          Adjusted
                                Capital          Assets       Capital        Assets           Capital          Assets
                                --------        --------      -------       --------         ---------        ---------
                                                              (dollars in thousands)

GAAP capital                    $17,677          12.0%         $17,677        12.0%           $17,677             42.0%
Real estate investments          (1,575)         (1.1)          (1,575)       (1.1)            (1,575)            (3.7)
General valuation
 allowances                           -             -                -           -                500              1.2

Unrealized gain on securities
 available-for-sale                 (30)            -              (30)          -                (30)             (.1)
                                -------          -----         -------        -----          --------            -----
Regulatory capital -
 computed                        16,072           10.9          16,072        10.9             16,572             39.4
Minimum capital
 requirement                      2,217            1.5           4,433         3.0              3,368              8.0
                                -------          -----         -------        -----          --------            -----
Regulatory capital -
 excess                         $13,855            9.4%        $11,639         7.9%           $13,204             31.4%
                                -------          -----         -------        -----          --------            -----
                                -------          -----         -------        -----          --------            -----

The following is a reconciliation of capital under generally accepted accounting principles ("GAAP") to regulatory capital at December 31, 1995:


                                                                              % to                              % to
                                                  % to                      Adjusted           Risk-            Risk
                                Tangible        Tangible       Core         Tangible           Based          Adjusted
                                Capital          Assets       Capital        Assets           Capital          Assets
                                --------        --------      -------       --------         ---------        ---------
                                                              (dollars in thousands)

GAAP capital                    $17,533          11.2%         $17,533        11.2%           $17,533             38.5%
Real estate investments          (1,625)         (1.0)          (1,625)       (1.0)            (1,625)            (3.6)
General valuation
 allowances                           -             -                -           -                573              1.3

Unrealized gain on securities
 available-for-sale                 (77)            -              (77)          -                (77)             (.2)
                                -------          -----         -------        -----          --------            -----
Regulatory capital -
 computed                        15,831           10.2          15,831        10.2             16,404             36.0
Minimum capital
 requirement                      2,359            1.5           4,717         3.0              3,640              8.0
                                -------          -----         -------        -----          --------            -----
Regulatory capital -
 excess                         $13,472            8.7%        $11,114         7.7%           $12,764             28.0%
                                -------          -----         -------        -----          --------            -----
                                -------          -----         -------        -----          --------            -----

- -------------------------------------------------------------------------------
                                 (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 9 - REGULATORY CAPITAL (Continued)

Accordingly, management considers the capital requirements to have been met.

Federal regulations include restrictions on loans to one borrower, certain types of investments and loans, loans to officers and directors, brokered deposits, and transactions with affiliates. Management has determined that the Bank is in compliance with these restrictions.

Federal regulations require the Qualified Thrift Lender (QTL) test, which mandates that approximately 65% of assets be maintained in housing-related finance and other specified areas. If the QTL test is not met, limits are placed on growth, branching, new investments, and Federal Home Loan Bank advances, or the Bank must convert to a commercial bank charter. The Bank meets the requirements of the QTL test at February 29, 1996 (unaudited) and December 31, 1995.

NOTE 10 - RETIREMENT PLANS

The following table sets forth the pension plan's funded status and amounts actuarially determined at December 31, 1995 and 1994:

                                                           1995         1994
                                                           ----         ----
Actuarial present value of benefit obligations
   Accumulated benefit obligation, all vested           $(222,041)   $(140,382)
                                                        ---------    ---------
                                                        ---------    ---------
Projected benefit obligation for service
  rendered to date                                      $(685,728)   $(431,248)
Plan assets at estimated fair market value,
  consisting primarily of interest-bearing
  deposits and marketable securities                      316,820      279,087
                                                        ---------    ---------
Projected benefit obligation in excess of plan assets    (368,908)    (152,161)
Unrecognized net loss from past experience
  different from that assumed and effects of
  changes in assumptions                                  179,064       20,563
Unrecognized transition amount, being
  recognized over 31 years                                 44,823       46,690
                                                        ---------    ---------
  Net pension liability                                 $(145,021)    $(84,908)
                                                        ---------    ---------
                                                        ---------    ---------

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 10 - RETIREMENT PLANS (Continued)

                                                       1995       1994       1993
                                                       ----       ----       ----
Net pension cost included the following components
    Service cost - benefits earned during the year   $ 42,074   $ 43,890   $ 51,308
    Interest cost on projected benefit obligation      38,577     35,700     50,944
    Actual return on plan assets                      (44,879)   (17,044)   (28,883)
    Net amortization and deferral                      24,341      1,238     (9,383)
                                                     --------   --------   --------
      Net pension cost                               $ 60,113   $ 63,784   $ 63,986
                                                     --------   --------   --------
                                                     --------   --------   --------

Assumptions used by the actuaries for the defined
  benefit plan were
    Discount rate
      Pre-retirement                                     7.25%       8.5%       7.0%
      Post-retirement                                     6.0%       6.0%       6.0%
  Rate of increase in compensation levels                 5.0%       5.0%       5.0%
  Expected long-term rate of return on assets             8.0%       8.0%       8.0%

There were no contributions to the plan in 1995 or 1994. Contributions to the pension plan were $70,352 in 1993.

The Bank maintains a profit sharing plan which covers substantially all employees. Contributions to the profit sharing plan are made at the discretion of the Board of Directors and charged to expense annually. Plan contributions for 1995, 1994 and 1993 were $141,451, $118,882, and $97,667, respectively.

NOTE 11 - INCOME TAXES

Income tax expense consists of the following:

                                     (Unaudited)
                               -------------------------            For the years ended
                               For the two months ended                 December 31,
                               February 29, February 28,    ---------------------------------
                                   1996         1995          1995          1994         1993
                                   ----         ----          ----          ----         ----
Currently payable (refundable)
  tax
    Federal                      $ 87,653     $ 80,161      $551,949      $845,920     $  835,343
    State                               -      (23,949)      (70,443)      (21,000)        35,445
Deferred tax expense (benefit)     15,623         (871)      (68,589)       56,391        138,415
                                 --------     --------      --------      --------     ----------
Provision for income tax         $103,276     $ 55,341      $412,917      $881,311     $1,009,203
                                 --------     --------      --------      --------     ----------
                                 --------     --------      --------      --------     ----------


- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES (Continued)

The federal income tax expense differs from the amounts determined by applying the statutory federal income tax rate to income before income taxes as a result of the following items:


                                                       (Unaudited)
                                    -----------------------------------------------
                                        February 29,             February 28,
                                            1996                     1995
                                    ----------------------  -----------------------
                                                Percentage               Percentage
                                                of Income                of Income
                                                  Before                   Before
                                                  Income                   Income
                                     Amount       Taxes       Amount       Taxes
                                    --------    ----------   --------    ----------
Income tax computed at the
  statutory rate (34%)              $ 99,593      34.0%      $ 74,633      34.0%
State income tax expense
  (benefit) net of federal tax         1,624        .6        (15,921)     (7.3)
Other items, net                       2,059        .7         (3,371)     (1.5)
                                    --------    ----------   --------    ----------
                                    $103,276      35.3%       $55,341      25.2%
                                    --------    ----------   --------    ----------
                                    --------    ----------   --------    ----------

                                                                    December 31,
                                    --------------------------------------------------------------------------
                                            1995                       1994                       1993
                                    ----------------------  -----------------------  -------------------------
                                                Percentage               Percentage                 Percentage
                                                of Income                of Income                  of Income
                                                  Before                   Before                     Before
                                                  Income                   Income                     Income
                                     Amount       Taxes       Amount       Taxes       Amount         Taxes
                                    --------    ----------   --------    ----------   --------      ----------
Income tax computed at
  the statutory rate (34%)          $458,647      34.0%      $894,882      34.0%      $  968,814     34.0%
State income tax
  expense (benefit) net of
  federal tax                        (45,353)     (3.4)        (6,507)      (.2)          25,823       .9
Other items, net                        (377)        -         (7,064)      (.3)          14,566       .5
                                    --------    ------       --------    ------       ----------    -----

                                    $412,917      30.6%      $881,311      33.5%      $1,009,203     35.4%
                                    --------    ------       --------    ------       ----------    -----
                                    --------    ------       --------    ------       ----------    -----


The Bank has qualified under provisions of the Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts which differs from the provision charged to income in the financial statements. Retained earnings at February 29, 1996 (unaudited) include approximately $3,298,000 for which no deferred federal income tax liability has been recorded. These amounts represent an allocation of income to bad-debt deductions for tax purposes alone. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments from carryback of net operating losses would create income for tax purposes only, which would be subject to current tax. The unrecorded deferred tax liability on the above amounts at February 29, 1996 (unaudited) was approximately $1,278,000.

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES (Continued)

Deferred tax assets (liabilities) are comprised of the following at:

                                                  (Unaudited)        December 31,
                                                  February 29,  ----------------------
                                                      1996         1995         1994
                                                  ------------ ----------   -----------
Deferred loan fees                                 $ 170,754    $ 178,299    $ 183,806
Pension expense                                       60,822       56,181       32,893
Unrealized loss on securities available-for-sale           -            -       67,761
                                                   ---------    ---------    ---------
                                                     231,576      234,480      284,460
Federal Home Loan Bank stock dividend                (40,020)     (36,921)     (32,970)
Depreciation                                        (116,912)    (116,329)    (108,040)
Bad debt deduction                                  (257,989)    (248,952)    (312,000)
Unrealized gain on securities available-for-sale     (19,204)     (48,491)           -
                                                   ---------    ---------    ---------
                                                    (434,125)    (450,693)    (453,010)
                                                   ---------    ---------    ---------
  Net deferred tax liability                       $(202,549)   $(216,213)   $(168,550)
                                                   ---------    ---------    ---------
                                                   ---------    ---------    ---------


NOTE 12 - COMMITMENTS, FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK


The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of standby letters of credit and commitments to make loans and fund loans in process. The Bank's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded on the statement of financial condition.

These financial instruments are summarized as follows at:

                                                               Contract Amount
                                                  ------------------------------------
                                                  (Unaudited)         December 31,
                                                  February 29, -----------------------
                                                      1996         1995         1994
                                                  ------------ -----------   ---------
Financial instruments whose contract
  amounts represent credit risk
    Commitments to make loans (all
      fixed rate)                                  $1,315,000   $  699,000   $1,218,000
    Standby letters of credit                         584,000      597,000    1,482,000
    Loans in process                                  984,000    1,148,000    1,493,000

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 12 - COMMITMENTS, FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK (Continued)

The fixed rate loan commitments at February 29, 1996 have terms of 45 to 92 days and rates in the range of 6.75% to 9.00% (unaudited). Fixed rate loan commitments at December 31, 1995 have terms of 45 to 152 days and rates in the range of 7.00% to 8.50%.

Since certain commitments to make loans and fund loans in process expire without being used, the amounts above do not necessarily represent future cash commitments. No losses are anticipated as a result of these transactions.

Interest-bearing deposit accounts in other financial institutions potentially subject the Bank to concentrations of credit risk. At February 29, 1996, the Bank had a deposit account at the Federal Home Loan Bank of Chicago with a balance of $7,312,000 (unaudited). At December 31, 1995 and December 31, 1994, the balance was $11,767,000 and $1,634,000, respectively. The Bank grants mortgages and installment loans to, and obtains deposits from, customers primarily in Cook, DuPage, and Will counties, Illinois. Substantially all loans are secured by specific items of collateral, primarily residential real estate and consumer assets. The Bank also develops residential housing lots in DuPage and Will counties for sale to local home builders.

The deposits of savings associations, such as the Bank, are presently insured by the Savings Association Insurance Fund (SAIF), which, along with the Bank Insurance Fund (BIF), is one of the two insurance funds administered by the Federal Deposit Insurance Corporation (FDIC). It is not anticipated that SAIF will be adequately recapitalized until 2002, absent a substantial increase in premium rates or the imposition of special assessments or other significant developments, such as a merger of the SAIF and the BIF. A recapitalization plan under consideration by the Treasury Department, the FDIC, the Office of Thrift Supervision (OTS) and the Congress provides for a special assessment of .85% to .90% to be imposed on all SAIF insured deposits. No assurance can be given, however, as to whether the recapitalization plan will be implemented. If the Bank had been required to pay the special assessment of .85% on December 31, 1995, the Bank's net income would have been reduced by approximately $680,000.

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The approximate carrying amount and estimated fair value of financial instruments is as follows:

                                     (Unaudited)
                                   February 29, 1996      December 31, 1995
                               ----------------------- -----------------------
                               Approximate             Approximate
                                 Carrying   Estimated    Carrying   Estimated
                                  Amount    Fair Value    Amount    Fair Value
                               -----------  ---------- ------------ ----------
                                                 (in thousands)
ASSETS
  Cash and cash equivalents      $  8,163    $  8,163    $ 12,790    $ 12,790
  Securities available-for-sale    36,972      36,972      37,134      37,134
  Securities held-to-maturity      39,068      38,856      42,494      42,294
  Loans receivable, net            58,944      60,010      60,538      61,587
  FHLB stock                          676         676         676         676
  Accrued interest receivable       1,221       1,221       1,190       1,190

LIABILITIES
  Demand and NOW                   (6,758)     (6,758)     (6,981)     (6,981)
  Money market                     (4,168)     (4,168)     (4,014)     (4,014)
  Passbook savings                (34,573)    (34,573)    (34,798)    (34,798)
  Certificates of deposit         (83,810)    (84,725)    (84,709)    (85,410)
  FHLB advances                         -           -      (9,000)     (9,000)
  Accrued interest payable           (876)       (876)       (184)       (184)

For purposes of the above, the following assumptions were used:

CASH AND CASH EQUIVALENTS: The estimated fair values for cash and cash equivalents are based on their carrying value due to the short-term nature of these assets.

SECURITIES: The fair values of securities are based on the quoted market value for the individual security or its equivalent.

LOANS: The estimated fair value for loans has been determined by calculating the present value of future cash flows based on the current rate the Bank would charge for similar loans with similar maturities, applied for an estimated time period until the loan is assumed to be repriced or repaid.

DEPOSITS: The estimated fair value for time deposits has been determined by calculating the present value of future cash flows based on estimates of rates the Bank would pay on such deposits, applied for the time period until maturity. The estimated fair values of demand and NOW, money market, and passbook savings deposits are assumed to approximate their carrying values as management establishes rates on these deposits at a level that approximates the local market area. Additionally, these deposits can be withdrawn on demand.

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

FHLB ADVANCES: The advances are at current market rates. Accordingly, fair value is assumed to equal carrying value.

ACCRUED INTEREST: The fair values of accrued interest receivable and payable are assumed to equal their carrying value.

OFF-BALANCE-SHEET INSTRUMENTS: Off-balance-sheet items consist principally of unfunded loan commitments and standby letters of credit. The fair value of these items is not material.

Other assets and liabilities of the Bank not defined as financial instruments, such as property and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in financial statements such as the value of core deposits, loan servicing rights, customer goodwill, and similar items.

While the above estimates are based on management's judgment of the most appropriate factors, there is no assurance that if the Bank disposed of these items on February 29, 1996 or December 31, 1995, the fair values would have been achieved, because the market value may differ depending on the circumstances. The estimated fair values at February 29, 1996 and December 31, 1995 should not necessarily be considered to apply at subsequent dates.

NOTE 14 - ADOPTION OF PLAN OF CONVERSION (UNAUDITED)

On March 21, 1996, the Board of Directors of the Bank, subject to regulatory approval and approval by the members of the Bank, adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal stock savings bank with the concurrent formation of a holding company. The conversion is expected to be accomplished through the amendment of the Bank's charter and the sale of the holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to the Bank's eligible deposit account holders, then to other members of the Bank. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.

The Board of Directors of the Bank or the holding company intend to adopt an Employee Stock Ownership Plan and various stock option and incentive plans, subject to ratification by the stockholders of the holding company after conversion, if such stockholder approval is required by any regulatory body having jurisdiction to require such approval. In addition, the Board of Directors is authorized to enter into employment contracts with key employees.

- -------------------------------------------------------------------------------
                                  (Continued)

                  PARK FEDERAL SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994
              February 29, 1996 and February 28, 1995 (Unaudited)

- -------------------------------------------------------------------------------

NOTE 14 - ADOPTION OF PLAN OF CONVERSION (UNAUDITED) (Continued)

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.


Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock, if the effect would cause stockholder's equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.


Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At February 29, 1996, no costs have been deferred.


- -------------------------------------------------------------------------------
                                  (Continued)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHALL NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE BANK OR ROBERT W. BAIRD & CO. INCORPORATED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.

                     ______________________________

                          TABLE OF CONTENTS
                                                                     Page
                                                                     ----
Summary.......................................................
Selected Consolidated Financial and
   Other Data of the Bank.....................................
Recent Developments...........................................
Risk Factors..................................................
Park Bancorp, Inc.............................................
Park Federal Savings Bank.....................................
Regulatory Capital Compliance.................................
Use of Proceeds...............................................
Dividend Policy...............................................
Market for the Common Stock...................................
Capitalization................................................
Pro Forma Data................................................
Consolidated Statements of Operations.........................
Management's Discussion and Analysis of Financial
   Condition and Results of Operations........................
Business of the Bank..........................................
Federal and State Taxation....................................
Regulation....................................................
The Board of Directors and
   Management of the Company..................................
The Board of Directors and
   Management of the Bank.....................................
The Conversion................................................
Restrictions on Acquisition of the Company
   and the Bank...............................................
Description of Capital Stock of the Company...................
Description of Capital Stock of the Bank......................
Transfer Agent and Registrar..................................
Experts.......................................................
Legal and Tax Opinions........................................
Additional Information........................................
Index of Consolidated Financial Statements....................

                     ______________________________

    UNTIL __________, 1996 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  __________ Shares




                                      [LOGO]


                               PARK BANCORP, INC.

                        (Proposed Holding Company for
                          Park Federal Savings Bank)




                                COMMON STOCK



                                __________

                                PROSPECTUS
                                __________






                            ROBERT W. BAIRD & CO.
                               INCORPORATED






                                __________, 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

OTS filing fee......................................................  $   8,400
SEC filing fee(1)...................................................     10,945
NASD filing fee(1)..................................................      3,674
Nasdaq Listing Fee..................................................     20,870
Blue Sky fees and expenses..........................................     15,000
Legal fees and expenses.............................................     90,000
Accounting fees and expenses........................................     70,000
Appraiser's fees and expenses (including business plan).............     23,000
Marketing fees, selling commissions, and underwriter's expenses
     (including counsel fees).......................................    447,000
Conversion agent fees and expenses..................................     10,500
Transfer agent fees and expenses....................................      7,500
Printing, postage and mailing.......................................     58,000
Certificate printing................................................      5,000
Telephone, temporary help and other equipment.......................     10,000
Miscellaneous.......................................................        111

     TOTAL..........................................................  $ 780,000
                                                                      ---------
                                                                      ---------

(1) Actual expenses based upon the registration of 3,174,000 shares at $10.00 per share. All other expenses are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition

(hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:


A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES


Ten shares of common stock of the Company were sold to David A. Remijas, Chairman of the Board, President and Chief Executive Officer of the Company, at a cost of $1.00 per share on the condition that such shares shall be redeemed and cancelled prior to the completion of the sale of the Company's common stock contemplated by this registration statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)


 1.1 Engagement Letter between Park Federal Savings Bank and Robert W. Baird & Co. Incorporated*
 1.2  Draft Form of Conversion Offering Management Agreement*
 2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of Park Federal Savings Bank)*
 3.1  Certificate of Incorporation of Park Bancorp, Inc.*
 3.2  Bylaws of Park Bancorp, Inc.*
 3.3  Federal Stock Charter and Bylaws of Park Federal Savings Bank
      (See Exhibit 2.1 hereto)*
 4.0  Draft Stock Certificate of Park Bancorp, Inc.*
 5.0  Opinion of Muldoon, Murphy & Faucette re: legality*
 5.1  Opinion of Morris, Nichols, Arsht & Tunnell re: legality*
 8.0  Opinion of Muldoon, Murphy & Faucette re:Federal Tax Matters*
 8.1  Opinion of Crowe, Chizek and Company LLP re:State Tax Matters*
10.1  Form of Park Federal Savings Bank Employee Stock Ownership Plan*
10.2  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3 Form of Employment Agreements between Park Federal Savings Bank and Park Bancorp, Inc. and certain executive officers*
10.4 Form of Proposed Park Federal Savings Bank Employee Severance Compensation Plan*
10.5  Park Federal Savings Bank 401(k) Plan
10.6  Park Federal Savings Bank Supplemental Executive Retirement Plan*
23.1  Consent of Crowe, Chizek and Company LLP
23.2  Consent of Muldoon, Murphy & Faucette*
23.3  Consent of Morris, Nichols, Arsht & Tunnell*
23.4  Consent and Subscription Rights Letter of Keller & Company, Inc.*
24.1  Powers of Attorney*
99.1  Appraisal Report of Keller & Company, Inc.*

- ------------------------
*Previously filed

(b)  FINANCIAL STATEMENT SCHEDULES

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 11, 1996.

                                       PARK BANCORP, INC.


                                      By: /s/ David A. Remijas
                                          --------------------
                                          David A. Remijas
                                          Chairman of the Board,
                                          President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Name                        Title                                             Date
 ----                        -----                                             ----
/s/ David A. Remijas         Chairman of the Board,                        June 11, 1996
- -------------------------    President and Chief Executive Officer
David A. Remijas             (principal executive officer)

/s/ Steven J. Pokrak         Treasurer and Chief Financial Officer         June 11, 1996
- -------------------------    (principal financial officer and
Steven J. Pokrak             principal accounting officer)



          *                  Executive Vice President, Chief
- -------------------------    Operating Officer, Corporate Secretary
Richard J. Remijas, Jr.      and Director

         *                   Director
- -------------------------
Joseph M. Judickas, Jr.


          *                  Director
- -------------------------
Charles Paprocki


          *                  Director
- -------------------------
Paul Shukis


           *                 Director
- -------------------------
Glenn Zajicek



*Pursuant to a Power of Attorney dated May 2, 1996 and filed as Exhibit 24.1 with the Commission on May 2, 1996.


/s/David A. Remijas                                                        June 11, 1996
- -------------------------
David A. Remijas


           As filed with the Securities and Exchange Commission on June 14, 1996

                                                       Registration No. 333-4380


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                   ---------------


                                     EXHIBITS

                                        TO

                         PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                  THE FORM S-1

                               REGISTRATION STATEMENT

                                      UNDER

                            THE SECURITIES ACT OF 1933


                                   ---------------


                                 PARK BANCORP, INC.

   (Exact name of registrant as specified in its certificate of incorporation)

                              TABLE OF CONTENTS


LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)


 1.1 Engagement Letter between Park Federal Savings Bank and Robert W. Baird & Co. Incorporated*
 1.2  Draft Form of Conversion Offering Management Agreement*
 2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of Park Federal Savings Bank)*
 3.1  Certificate of Incorporation of Park Bancorp, Inc.*
 3.2  Bylaws of Park Bancorp, Inc.*
 3.3  Federal Stock Charter and Bylaws of Park Federal Savings Bank
      (See Exhibit 2.1 hereto)*
 4.0  Draft Stock Certificate of Park Bancorp, Inc.*
 5.0  Opinion of Muldoon, Murphy & Faucette re: legality*
 5.1  Opinion of Morris, Nichols, Arsht & Tunnell re: legality*
 8.0  Opinion of Muldoon, Murphy & Faucette re:Federal Tax Matters*
 8.1  Opinion of Crowe, Chizek and Company LLP re:State Tax Matters*
10.1  Form of Park Federal Savings Bank Employee Stock Ownership Plan*
10.2  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3 Form of Employment Agreements between Park Federal Savings Bank and Park Bancorp, Inc. and certain executive officers*
10.4 Form of Proposed Park Federal Savings Bank Employee Severance Compensation Plan*
10.5  Park Federal Savings Bank 401(k) Plan
10.6  Park Federal Savings Bank Supplemental Executive Retirement Plan*
23.1  Consent of Crowe, Chizek and Company LLP
23.2  Consent of Muldoon, Murphy & Faucette*
23.3  Consent of Morris, Nichols, Arsht & Tunnell*
23.4  Consent and Subscription Rights Letter of Keller & Company, Inc.*
24.1  Powers of Attorney*
99.1  Appraisal Report of Keller & Company, Inc.*

- ------------------------
*Previously filed